            As filed with the Securities and Exchange Commission on July 5, 2001
                                                  Registration Nos. 333-60418-00
                                                                    333-60418-01

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                           AMENDMENT NO. 1 TO FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   ----------

              WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST
                              (Issuer of the Notes)
                WORLD FINANCIAL NETWORK CREDIT CARD MASTER TRUST
                     (Issuer of the Collateral Certificate)
             (Exact name of registrant as specified in its charter)
                             WFN CREDIT COMPANY, LLC
                       (Transferor to each of the trusts)
             (Exact name of registrant as specified in its charter)


          Delaware                                             31-1772814
     (State of Formation)                                   (I.R.S. Employer
                                                            Identification No.)


                              800 TECHCENTER DRIVE
                               GAHANNA, OHIO 43230
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                DANIEL T. GROOMES
                      WORLD FINANCIAL NETWORK NATIONAL BANK
                              800 TECHCENTER DRIVE
                               GAHANNA, OHIO 43230
                                 (614) 729-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

       ROBERT F. HUGI                        CAROLYN S. MELVIN                          MICHAEL H. MITCHELL
    MAYER, BROWN & PLATT           WORLD FINANCIAL NETWORK NATIONAL BANK        ORRICK, HERRINGTON & SUTCLIFFE LLP
  190 SOUTH LASALLE STREET                  800 TECHCENTER DRIVE                        WASHINGTON HARBOUR
CHICAGO, ILLINOIS 60603-3441                GAHANNA, OHIO 43230                         3050 K STREET, N.W.
       (312) 782-0600                          (614) 729-4000                         WASHINGTON, D.C. 20007
                                                                                          (202) 339-8400

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                       Proposed Maximum   Proposed Maximum
Title of Each Class of              Amount to be        Offering Price       Aggregate              Amount of
Securities to be Registered          Registered           Per Unit(1)     Offering Price(1)     Registration Fee
----------------------------------------------------------------------------------------------------------------
Asset Backed Notes ......          $2,000,000,000           100%           $2,000,000,000          $500,000(3)
Collateral Certificate(2)          $2,000,000,000            --                        --                --
================================================================================================================


(1)  Estimated solely for the purpose of calculating the registration fee.

(2) No additional consideration will be paid by the purchasers of the Asset Backed Notes for the Collateral Certificate, which is pledged as security for the Asset Backed Notes and issued by World Financial Network Credit Card Master Trust.





(3)  $250 was previously paid.


================================================================================

                                Introductory Note

     This registration statement includes:

     - a representative form of prospectus supplement to the base prospectus relating to the offering by World Financial Network Credit Card Master Note Trust of a single issuance series of asset-backed notes;

     - a representative form of prospectus supplement to the base prospectus relating to the offering by World Financial Network Credit Card Master Note Trust of a multiple issuance series of asset-backed notes; and

     - a base prospectus relating to asset-backed notes of the World Financial Network Credit Card Master Note Trust.

The information in this prospectus supplement and the accompanying prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                               REPRESENTATIVE FORM OF PROSPECTUS
                                         SUPPLEMENT FOR A SINGLE ISSUANCE SERIES

                 SUBJECT TO COMPLETION, DATED _________ __, 2001

          Prospectus Supplement to Prospectus dated _________ __, 2001

              WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST
                                     Issuer

WFN CREDIT COMPANY, LLC                    WORLD FINANCIAL NETWORK NATIONAL BANK
      Transferor                                          Servicer

                         SERIES 2001- ASSET BACKED NOTES

                            CLASS A NOTES                CLASS B NOTES                CLASS C NOTES
                            -------------                -------------                -------------
Principal amount            $                            $                            $
Interest rate               [One-month LIBOR             [One-month LIBOR             [One-month LIBOR
                            plus] [ ]% per year          plus] [ ]% per year          plus] [ ]% per year
Interest payment dates      monthly on the 15th,         monthly on the 15th,         monthly on the 15th,
                            beginning ____ ___, 200_     beginning ______ ___, 200_   beginning ______ ___, 200_
Expected principal
payment date                         200                          200                          200
Final maturity date                  200                          200                          200
Price to public             $ (or     %)                 $ (or     %)                 $ (or     %)
Underwriting discount       $ (or     %)                 $ (or     %)                 $ (or     %)
Proceeds to issuer          $ (or     %)                 $ (or     %)                 $ (or     %)

The notes will be paid from the issuer's assets consisting primarily of an interest in receivables in a portfolio of private label revolving credit card accounts owned by World Financial Network National Bank.

We expect to issue your series of notes in book-entry form on or about         ,
2001.

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-11 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 3 IN THE PROSPECTUS.

A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The notes are obligations of World Financial Network Credit Card Master Note Trust only and are not obligations of WFN Credit Company, LLC,World Financial Network National Bank or any other person.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.
--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        UNDERWRITERS OF THE CLASS A NOTES
                        UNDERWRITERS OF THE CLASS B NOTES
                        UNDERWRITERS OF THE CLASS C NOTES
                                     , 2001

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We (WFN Credit Company, LLC) provide information to you about the notes in two separate documents: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and
(b) this prospectus supplement, which describes the specific terms of your series of notes.

         Whenever the information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

         You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

         We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus provide the pages on which these captions are located.

                                TABLE OF CONTENTS

                                                                       PAGE
Summary of Terms.........................................................1
Series 2001-__...........................................................1
Offered Notes............................................................2
Structural Summary.......................................................3
   The Issuer............................................................3
   Collateral for the Notes..............................................3
   World Financial Network Credit Card Master Trust......................3
   Other Claims on the Receivables.......................................4
           Other Series of Notes.........................................4
           Outstanding Series of Investor Certificates...................4
           The Transferor Interest.......................................4
   Allocations of Collections and Losses.................................4
   Funding Period........................................................5
   Application of Finance Charge Collections.............................5
   Application of Principal Collections..................................6
           Revolving Period..............................................6
           Controlled Accumulation Period................................6
           Early Amortization Period.....................................6
           Reallocation of Principal Collections.........................6
           Extra Principal Collections...................................6
   Credit Enhancement....................................................7
           Subordination.................................................7
           Cash Collateral Account.......................................7
           Spread Account................................................7
   Early Amortization Events.............................................7
   Events of Default.....................................................8
   Optional Redemption...................................................9
   Tax Status............................................................9
   ERISA Considerations..................................................9
   Risk Factors..........................................................9
   Ratings...............................................................9
   [Exchange Listing....................................................10
   WFN Credit Company, LLC..............................................10
Risk Factors............................................................11
Receivables Performance.................................................12
   Delinquency and Loss Experience......................................12
   Revenue Experience...................................................14
The Trust Portfolio.....................................................16
Maturity Considerations.................................................20
   Controlled Accumulation Period.......................................20
   Early Amortization Period............................................20
   Payment Rates........................................................21
   Paired Series........................................................22
Description of Series Provisions........................................22
   General..............................................................22
   Collateral Amount....................................................22
   Allocation Percentages...............................................23
   Interest Payments....................................................24
   Pre-funding..........................................................25
   Principal Payments...................................................25
   Controlled Accumulation Period.......................................25
   Early Amortization Period............................................26
   Subordination........................................................27
   Application of Finance Charge Collections............................27
   Reallocation of Principal Collections................................29
   Investor Charge-Offs.................................................29
   Sharing Provisions...................................................30
   Principal Accumulation Account.......................................30
   Cash Collateral Account: Required Enhancement Amount.................31
   Reserve Account......................................................32
   Spread Account.......................................................34
   Spread Account Distributions.........................................35
   Paired Series........................................................35
   Early Amortization Events............................................36
   Events of Default....................................................37
   Servicing Compensation and Payment of Expenses.......................38
Underwriting............................................................39
Legal Matters...........................................................41
Glossary of Terms for Prospectus Supplement.............................42
Other Securities Issued and Outstanding.................................44

                                SUMMARY OF TERMS


---------------------------------------------------------------------------------------------------------
ISSUER:                               World Financial Network Credit Card Master Note Trust

TRANSFEROR:                           WFN Credit Company, LLC

SERVICER:                             World Financial Network National Bank

INDENTURE TRUSTEE:                    BNY Midwest Trust Company

OWNER TRUSTEE:                        Chase Manhattan Bank USA, National Association

EXPECTED CLOSING DATE:                            2001

CLEARANCE AND SETTLEMENT:             DTC/Clearstream/Euroclear

MINIMUM DENOMINATIONS:                $1,000

SERVICING FEE RATE:                   2% per annum

INITIAL COLLATERAL AMOUNT:

PRE-FUNDED AMOUNT:

OFFERED NOTES:

INITIAL CASH COLLATERAL
  ACCOUNT BALANCE:                     $____________________ (___% of the collateral amount)

PRIMARY ASSETS OF THE ISSUER:         An interest in receivables originated in private label revolving credit card accounts owned by World Financial Network National Bank
---------------------------------------------------------------------------------------------------------

                                 SERIES 2001-__

      Class                    Amount                   % of Series 2001-_ Notes
      -----                    ------                   ------------------------
Class A notes                  $
Class B notes
Class C notes
Total                          $                                  100%
                                =====                             ===

                                  OFFERED NOTES

                                                     CLASS A                 CLASS B                CLASS C
PRINCIPAL AMOUNT:                             $                       $                      $



ANTICIPATED RATINGS:(1)

(Moody's/Standard &
Poor's/Fitch)

CREDIT ENHANCEMENT:                           subordination of        subordination of       spread account and
                                              Class B and Class C     Class C and cash       cash collateral
                                              and cash collateral     collateral account     account
                                              account

INTEREST RATE:                                [One-month LIBOR plus]  [One-month LIBOR       [One-month LIBOR plus]
                                              [ ]% per year           plus]                  [ ]% per year
                                                                      [ ]% per year

INTEREST ACCRUAL METHOD:                      [30] [actual]/360       [30] [actual]/360      [30] [actual]/360

INTEREST DISTRIBUTION DATES:                  monthly (15th),         monthly (15th) ,       monthly (15th) ,
                                              beginning _____ __,     beginning _____ __,    beginning _____ __,
                                              200_                    200_                   200_

[INTEREST RATE INDEX RESET DATE:]             [2 London business      [2 London business     [2 London business
                                              days before each        days before each       days before each
                                              interest payment date]  interest payment date] interest payment date]

COMMENCEMENT OF ACCUMULATION PERIOD
(SUBJECT TO ADJUSTMENT):                                      , 200_                 , 200_                  , 200_

EXPECTED PRINCIPAL PAYMENT DATE:                              , 200_                 , 200_                  , 200_

FINAL MATURITY DATE:                                          , 200_                 , 200_                  , 200_

ERISA ELIGIBILITY:                            Yes, subject to important considerations described under "ERISA
                                              CONSIDERATIONS" in the accompanying prospectus.

DEBT FOR UNITED STATES FEDERAL INCOME TAX     Yes, subject to important considerations described under "FEDERAL
PURPOSES:                                     INCOME TAX CONSEQUENCES" in the accompanying prospectus.


--------
1 It is a condition to issuance that one of these ratings be obtained and that the collateral certificate be rated investment grade.

                               STRUCTURAL SUMMARY

This summary is a simplified presentation of the major structural components of Series 2001-_. It does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus before you purchase any notes.

                                                           World
World                                                     Financial                          World
Financial                       WFN                        Network                          Financial
Network       Receivables     Credit     Receivables       Credit        Collateral          Network         Notes
National                     Company,                       Card         Certificate       Credit Card
  Bank                          LLC                        Master                          Master Note
                                                            Trust                             Trust

THE ISSUER

The notes will be issued by World Financial Network Credit Card Master Note Trust, a Delaware statutory business trust, under an indenture supplement to an indenture, each between the issuer and the indenture trustee.

The indenture trustee is BNY Midwest Trust Company.

COLLATERAL FOR THE NOTES

The notes are secured by a beneficial interest in a pool of receivables that arise under World Financial Network National Bank's private label revolving credit card accounts.


The bank has designated all eligible accounts from a number of merchant programs in its portfolio of private label credit card accounts and has transferred the receivables in those accounts either directly to World Financial Network Credit Card Master Trust or to us. We have, in turn, transferred the receivables sold to us by the bank to World Financial Network Credit Card Master Trust. We refer to the accounts that have been designated as trust accounts as the trust portfolio. World Financial Network Credit Card Master Trust has issued a collateral certificate representing an interest in the receivables and the other assets of World Financial Network Credit Card Master Trust to us. We have transferred that collateral certificate to the issuer and that collateral certificate serves as collateral for the notes.


The receivables in World Financial Network Credit Card Master Trust as of _______ __, 2001 were approximately as follows:

o total receivables: $____________________

o principal receivables: $____________________

o finance charge receivables: $____________________

o total accounts designated to World Financial Network Credit Card Master Trust:
  ____________________

WORLD FINANCIAL NETWORK CREDIT CARD MASTER TRUST

World Financial Network Credit Card Master Trust is a common law trust formed by the bank in 1996 under a pooling and servicing agreement that has been amended and may in the future be amended from time to time. The [__________, 2001] amendment, among other things, designated us as transferor in replacement of World Financial Network National Bank. The bank has transferred some of the private label credit card receivables directly to World Financial Network Credit Card Master Trust under the pooling and servicing agreement prior to its amendment and we have transferred the receivables sold to us by the bank under a receivables purchase agreement to World Financial Network Credit Card Master Trust under that pooling and servicing agreement.

The trustee for World Financial Network Credit Card Master Trust is BNY Midwest Trust Company, successor to the corporate trust administration of Harris Trust and Savings Bank, successor to The Bank of New York.


After all outstanding series of investor certificates that have been issued by World Financial Network Credit Card Master Trust have been retired, other than the collateral certificate held by the issuer, we may cause World Financial Network Credit Card Master Trust to terminate, at which time the receivables will be transferred to the issuer and held directly by the issuer as collateral for the notes. We refer to the entity -- either World Financial Network Credit Card Master Trust or the issuer -- that holds the receivables at any given time as the trust.


OTHER CLAIMS ON THE RECEIVABLES

         OTHER SERIES OF NOTES

Series 2001- is the [ ] series of notes issued by the issuer. The issuer may issue other series of notes from time to time in the future. [A summary of the outstanding series of notes is in "ANNEX I: OTHER SECURITIES ISSUED AND OUTSTANDING" included at the end of this prospectus supplement.] Neither you nor any other noteholder will have the right to consent to the issuance of future series of notes.

         OUTSTANDING SERIES OF INVESTOR CERTIFICATES


In addition to the collateral certificate, there will be three series of investor certificates issued by World Financial Network Credit Card Master Trust that remain outstanding on the closing date [, excluding a fourth series that will be retired with the proceeds from the issuance of the notes].
Each series of investor certificates represents a beneficial interest in the receivables and the other trust assets. A summary of the outstanding series of investor certificates is in "ANNEX I: OTHER SECURITIES ISSUED AND OUTSTANDING" included at the end of this prospectus supplement. Neither you nor any other noteholder will have the right to consent to the issuance of future series of investor certificates.


         THE TRANSFEROR INTEREST


We own the interest, called the transferor interest, in the receivables and the other assets of the trust not supporting your series or any other series of notes. The transferor interest does not provide credit enhancement for your series or any other series.


         ALLOCATIONS OF COLLECTIONS AND LOSSES

Your notes represent the right to payments from a portion of the collections on the receivables. The servicer will also allocate to your series a portion of defaulted receivables and would also allocate a portion of the dilution on the receivables to your series if the servicer failed to comply with its obligation to compensate the trust for dilution and the dilution was not absorbed by the transferor's interest. Dilution means any reduction to the principal balances of receivables made by the servicer because of merchandise returns or any other reason except losses or payments.

The portion of collections, defaulted receivables and uncovered dilution allocated to your series will be based mainly upon the ratio of the amount of collateral for your series to the sum of the total amount of principal receivables in the trust. The way this ratio is calculated will vary during each of three periods that may apply to your notes:

o The REVOLVING PERIOD, which will begin on the closing date and end when either of the other two periods begins.

o The CONTROLLED ACCUMULATION PERIOD, which is scheduled to begin on _______, 200_, but which may begin later, and end when the notes have been paid in full. However, if an early amortization event occurs before the controlled accumulation period begins, there will be no controlled accumulation period and an early amortization period will begin. If an early amortization event occurs during the controlled accumulation period, the controlled accumulation period will end, and an early amortization period will begin.

o The EARLY AMORTIZATION PERIOD, which will only occur if one or more adverse events, known as early amortization events, occurs.

For most purposes, the collateral amount used in determining these ratios will be reset no less frequently than at the end of each month. However, for allocations of principal collections during the controlled accumulation period or the early amortization period, the collateral amount at the end of the revolving period will be used, unless an early amortization event occurs for a series paired with Series 2001- , in which case the collateral amount may be further reduced.


The initial collateral amount for your series will equal $[______], PLUS any increases in the initial collateral amount resulting from the release of funds in the pre-funding account.


The collateral amount for your series is:


o  the initial collateral amount, MINUS



o principal payments on the notes (other than principal payments made from funds on deposit in the spread account) and the balance held in the principal accumulation account for principal payments, MINUS



o the amount of any principal collections reallocated to cover interest and servicing payments for your series, MINUS


o your series' share of defaults and uncovered dilution to the extent not reimbursed from finance charge collections and investment earnings allocated to your series.

A reduction to the collateral amount because of reallocated principal collections, defaults or uncovered dilution will be reversed to the extent that your series has available finance charge collections and investment earnings in future periods.

FUNDING PERIOD

         On the closing date, we will deposit [$______] into a pre-funding account established by the servicer. The funding period will commence on the closing date and end of the first to occur of (1) the date on which the initial collateral amount equals the initial principal balance of the notes,
(2) the commencement of an early amortization period and (3) [______, 200__]. The indenture trustee will invest funds on deposit in the pre-funding account in eligible investments at the direction of the servicer. Investment earnings on amounts on deposit in the pre-funding account will be treated as finance charge collections.

         During the funding period, the initial collateral amount will increase on each distribution date, to reflect any increase in the amount of principal receivables in the trust to the extent that the Transferor Amount exceeds the Minimum Transferor Amount, but may not increase by an amount greater than the funds on deposit in the prefunding account on that date. On any distribution date on which the initial collateral amount is so increased, the indenture trustee will withdraw funds on deposit in the pre-funding account in an amount equal to the increase and pay those amounts over to us. You will have no further rights to the funds on deposit in the pre-funding account once they are released to us. Should the amount on deposit in the pre-funding account be greater than zero at the end of the funding period, the remaining amounts will be payable as principal on a pro rata basis to the Class A noteholders, Class B noteholders and Class C noteholders based upon their respectiave outstanding note balances.


APPLICATION OF FINANCE CHARGE COLLECTIONS

The issuer will apply your series' share of collections of finance charge receivables, recoveries and investment earnings each month in the following order of priority:

o  to pay interest on the Class A notes;

o  to pay interest on the Class B notes;


o to pay the servicing fee for your series (to the extent not retained by the servicer during the month);


o  to pay interest on the Class C notes;

o  to cover your series' share of defaults and uncovered dilution;

o to cover reductions in your series' collateral amount resulting from defaults and uncovered dilution allocated to your series and from reallocated principal collections, in each case that have not been reimbursed;

o to make a deposit, if needed, to the cash collateral account up to the required cash collateral amount;

o to fund, in limited circumstances, a reserve account to cover interest payment shortfalls for the Series 2001- notes during the controlled accumulation period;


o to make a deposit, if needed, to the spread account for the Class C notes up to the required spread account amount; and


o to other series that share excess finance charge collections with Series 2001-__, to make any required deposits to the excess funding account or to us or our assigns.

APPLICATION OF PRINCIPAL COLLECTIONS

The issuer will apply your series' share of collections of principal receivables each month as follows:

         REVOLVING PERIOD

During the revolving period, no principal will be paid or accumulated in a trust account for you.

         CONTROLLED ACCUMULATION PERIOD

During the controlled accumulation period, your series' share of principal collections will be deposited in a trust account, up to a specified deposit amount on each distribution date. On the expected principal payment date, amounts on deposit in that account will be paid first to the Class A noteholders, then to the Class B noteholders and then to the Class C noteholders, in each case until the specified class of notes is paid in full or the amounts available are depleted.


         EARLY AMORTIZATION PERIOD


An early amortization period for your series will start if an early amortization event occurs. The early amortization events for your series are described below in this summary and under "DESCRIPTION OF SERIES PROVISIONS -- EARLY AMORTIZATION EVENTS" in this prospectus supplement. During the early amortization period, your series' share of principal collections will be paid monthly first to the Class A noteholders, then to the Class B noteholders and then to the Class C noteholders, in each case until the specified class of notes is paid in full.


         REALLOCATION OF PRINCIPAL COLLECTIONS



During any of the above periods, principal collections allocated to your series may be reallocated, if necessary, to make required payments of interest on the Class A notes, the Class B notes and the Class C notes and monthly servicing fee payments not made from your series' share of finance charge collections and other amounts treated as finance charge collections, investment earnings and excess finance charge collections available from other series that share with your series. This reallocation is one of the ways that the more senior classes of notes obtain the benefit of subordination, as described in the next section of this summary. The amount of reallocated principal collections is limited by the amount of available subordination.


         EXTRA PRINCIPAL COLLECTIONS

At all times, collections of principal receivables allocated to your series that are not needed for payments on your series will first be made available to other series, second, deposited in the excess funding account and third, paid to us or our assigns.


CREDIT ENHANCEMENT

Credit enhancement for your series includes subordination, a cash collateral account and a spread account, all as described below.


Credit enhancement for your series is for your series' benefit only, and you are not entitled to the benefits of credit enhancement available to other series.


         SUBORDINATION

Credit enhancement for the Class A notes includes the subordination of the Class B notes and the Class C notes.

Credit enhancement for the Class B notes includes the subordination of the Class C notes.

Subordination serves as credit enhancement. The more subordinated, or junior, classes of notes will not receive payment of interest or principal until required payments have been made to the more senior classes. As a result, subordinated classes will absorb any shortfalls in collections or deterioration in the collateral for the notes prior to senior classes.

         CASH COLLATERAL ACCOUNT


A cash collateral account will provide additional credit enhancement for your series. On the closing date, we will deposit [$__________] into the cash collateral account, which amount represents [___]% of the initial principal amount of the notes. The cash collateral account will be used to make payments on the notes if collections of finance charge receivables allocated to this series are insufficient to make required payments.


         SPREAD ACCOUNT


A spread account will provide credit enhancement for your series, primarily for the Class C notes. The spread account initially will not be funded. After the Series 2001- notes are issued, deposits into the spread account will be made each month from finance charge collections allocated to your series and excess finance charge collections available from other series up to the required spread account amount. The required spread account amount is primarily a function of the relationship between your series share of finance charge collecitons and the expenses payable from those collecitons, as described in this prospectus supplement under "DESCRIPTION OF SERIES PROVISIONS -- SPREAD ACCOUNT." The spread account will be used to make payments on the Class C notes if collections of receivables available to the Class C notes are insufficient to make required payments.


On any day following an event of default and an acceleration of the Series 2001-notes, funds available in the spread account will be used to fund any shortfalls in amounts owed on the Class C notes, the Class A notes and the Class B notes, in that order of priority.

         EARLY AMORTIZATION EVENTS


The issuer will begin to repay the principal of the notes before the expected principal payment date if an early amortization event occurs. An early amortization event will occur if the finance charge collections on the receivables are too low or if defaults are too high. The minimum amount that must be available for payments to your series in any month, referred to as the base rate, is the sum of the interest payable on the Series 2001- notes for the related interest period, plus your series' share of the servicing fee for the related calendar month divided by the collateral amount PLUS amounts on deposit in the principal accumulation account, each as of the last day of that period. If the average net yield for the trust portfolio, after deducting defaulted receivables net of recoveries, for any three consecutive calendar months is less than the average base rate for the same three consecutive calendar months, an early amortization event will occur.

The other early amortization events are:

o Our failure to make required payments or deposits or material failure to perform other obligations, subject to applicable grace periods;


o Material inaccuracies in our representations and warranties subject to applicable grace periods;


o The Series 2001- notes are not paid in full on the expected principal payment date;

o Bankruptcy, insolvency or similar events relating to us or the bank;

o We are unable to transfer receivables to the trust when required;

o We do not transfer receivables in additional accounts or participations to the trust when required;

o Material defaults of the servicer;

o World Financial Network Credit Card Master Trust or the issuer becomes subject to regulation as an "investment company" under the Investment Company Act of 1940; or

o An event of default occurs for the Series 2001- notes and their maturity date is accelerated.

EVENTS OF DEFAULT

The Series 2001- notes are subject to events of default described under "THE INDENTURE -- EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT" in the accompanying prospectus. These include, among other things, the failure to pay interest for 35 days after it is due or to pay principal when it is due on the final maturity date.

In the case of an event of default involving bankruptcy, insolvency or similar events relating to the issuer, the principal amount of the Series 2001- notes automatically will become immediately due and payable. If any other event of default occurs and continues with respect to the Series 2001- notes, the indenture trustee or holders of more than 50% of the then-outstanding principal balance of the Series 2001- notes may declare the principal amount of the Series 2001- notes to be immediately due and payable. These declarations may be rescinded by holders of more than 50% of the then-outstanding principal balance of the Series 2001- notes if the related event of default has been cured, subject to the conditions described under "THE INDENTURE -- EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT" in the accompanying prospectus.

After an event of default and the acceleration of the Series 2001- notes, funds allocated to Series 2001- and on deposit in the collection account, the excess funding account and the other trust accounts will be applied to pay principal of and interest on the Series 2001- notes to the extent permitted by law. Principal collections and finance charge collections allocated to Series 2001- will be applied to make monthly principal and interest payments on the Series 2001-notes until the earlier of the date those notes are paid in full or the final maturity date of those notes.

If the Series 2001- notes are accelerated or the issuer fails to pay the principal of the Series 2001- notes on the final maturity date, subject to the conditions described in the prospectus under "THE INDENTURE -- EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT", the indenture trustee may, if legally permitted, cause the trust to sell principal receivables in an amount equal to the collateral amount for Series 2001- and the related finance charge receivables.


OPTIONAL REDEMPTION

The servicer has the option to purchase your notes when the outstanding principal amount for your series has been reduced to 5% or less of the initial principal amount. See "DESCRIPTION OF THE NOTES -- FINAL PAYMENT OF PRINCIPAL" in the accompanying prospectus.

TAX STATUS

Subject to important considerations described under "FEDERAL INCOME TAX CONSEQUENCES" in the accompanying prospectus, Mayer, Brown & Platt as tax counsel to the issuer, is of the opinion that under existing law your Series 2001- notes will be characterized as debt for federal income tax purposes and that neither World Financial Network Credit Card Master Trust nor the issuer will be classified as an association or constitute a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. By your acceptance of a Series 2001- note, you will agree to treat your Series 2001- notes as debt for federal, state and local income and franchise tax purposes. See "FEDERAL INCOME TAX CONSEQUENCES" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA CONSIDERATIONS" in the accompanying prospectus, the Series 2001- notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. If you are contemplating purchasing the Series 2001- notes on behalf of or with plan assets of any plan or account, we suggest that you consult with counsel regarding whether the purchase or holding of the Series 2001- notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code.

RISK FACTORS


There are material risks associated with an investment in the Series 2001-notes, and you should consider the matters set forth under "RISK FACTORS" beginning on page S-11 below and on page 3 of the accompanying prospectus.


RATINGS

It is a condition to the issuance of your notes that one of the ratings set forth for each class of Series 2001- notes in the "SUMMARY OF TERMS" above be obtained.

Any rating assigned to the notes by a credit rating agency will reflect the rating agency's assessment solely of the likelihood that noteholders will receive the payments of interest and principal required to be made under the terms of the series and will be based primarily on the value of the receivables in the trust and the credit enhancement provided. The rating is not a recommendation to purchase, hold or sell any notes. The rating does not constitute a comment as to the marketability of any notes, any market price or suitability for a particular investor. Any rating can be changed or withdrawn by a rating agency at any time.

[EXCHANGE LISTING

We will apply to list the Series 2001- notes on the Luxembourg Stock Exchange. We cannot guarantee that the application for the listing will be accepted.]

WFN CREDIT COMPANY, LLC

Our address is 800 Techcenter Drive, Gahanna, Ohio 43230. Our phone number is
(614) 729-4000.

         This prospectus supplement uses defined terms. You can find a glossary of terms under the caption "GLOSSARY OF TERMS FOR PROSPECTUS SUPPLEMENT" beginning on page S-42 in this prospectus supplement and under the caption "Glossary of Terms for Prospectus" beginning on page 87 in the accompanying prospectus.

                                  RISK FACTORS

         IN ADDITION TO THE RISK FACTORS DESCRIBED IN THE PROSPECTUS, YOU SHOULD CONSIDER THE FOLLOWING.

         [Insert any additional risk factors applicable for this series]

                             RECEIVABLES PERFORMANCE

         The tables below contain performance information for the receivables in the current portfolio of private label credit cards for each of the periods shown. The composition of the credit card portfolio is expected to change over time. The actual performance of the receivables in the current portfolio may be different from that set forth below.

DELINQUENCY AND LOSS EXPERIENCE

         The following tables set forth the aggregate delinquency and loss experience for cardholder payments on the credit card accounts in the current portfolio for each of the dates or periods shown. All data set forth in the tables is reported on a collected basis, except that data for some acquired portfolios is reported on a billed basis for the period before the bank acquired them. Average receivables outstanding is the average of the receivables balances at the beginning of each month in the period indicated. Fees include late fees and return check fees (which are, under the terms of the pooling agreement, allocated to the trust).

         [Discussion of any relevant changes in loss and delinquency performance]

         We cannot assure you that the future delinquency and loss experience for the receivables will be similar to the historical experience set forth below.

                             DELINQUENCY EXPERIENCE
                                 TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                      ___ CALENDAR MONTHS ENDED _________, __,
                                     -------------------------------------------------------------------------
                                                    2001                                    2000
                                     ----------------------------------     ----------------------------------
                                                         PERCENTAGE OF                          PERCENTAGE OF
                                                             TOTAL                                  TOTAL
                                      RECEIVABLES         RECEIVABLES        RECEIVABLES         RECEIVABLES
                                     -------------       -------------      -------------       --------------
Receivables Outstanding...........
Receivables Delinquent............
     31-60 Days...................
     61-90 Days...................
     91 or More Days..............
         Total....................                                  %                                       %

                                                                    DECEMBER 31,
                           ----------------------------------------------------------------------------------------------
                                        2000                            1999                             1998
                           -----------------------------    -----------------------------   -----------------------------
                                             PERCENTAGE                       PERCENTAGE                      PERCENTAGE
                                              OF TOTAL                         OF TOTAL                        OF TOTAL
                            RECEIVABLES     RECEIVABLES      RECEIVABLES     RECEIVABLES     RECEIVABLES     RECEIVABLES
                           -------------   -------------    -------------   -------------   -------------   -------------
Receivables                                         %
  Outstanding............
Receivables
  Delinquent.............
     31-60 Days..........
     61-90 Days..........
     91 or More
       Days..............
         Total...........


                                                        JANUARY 31,
                            -------------------------------------------------------------------
                                          1998                                1997
                            -------------------------------     -------------------------------
                                                PERCENTAGE                          PERCENTAGE
                                                 OF TOTAL                            OF TOTAL
                             RECEIVABLES       RECEIVABLES       RECEIVABLES       RECEIVABLES
                            -------------     -------------     -------------     -------------

Receivables Outstanding..     $1,842,021           100%           $1,837,839           100%
Receivables Delinquent...
     31-60 Days..........         60,091          3.26                63,926          3.48
     61-90 Days..........         32,498          1.77                32,566          1.77
     91 or More
       Days..............         57,341          3.11                59,070          3.21
         Total...........      $ 149,930          8.14%            $ 155,562          8.46%


         Prior to 1998, the bank's fiscal year ended on the Saturday closest to January 31 of each calendar year and a fiscal year was designated by the calendar year in which it began; beginning with fiscal years ended after 1998 the bank has adopted a calendar year as its fiscal year.

                                 LOSS EXPERIENCE
                                 TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                        ___ CALENDAR MONTHS
                                                         ENDED _______, __
                                                --------------------------------
                                                    2001              2000
                                                ---------------  ---------------
Average Receivables Outstanding............
Gross Charge-Offs..........................
Recoveries.................................
Net Charge-Offs............................
Net Charge-Offs as a percentage of Average
  Receivables Outstanding (annualized).....


                                                                 FISCAL YEAR
                               -------------------------------------------------------------------------------
                                  2000             1999              1998             1997             1996
                               ----------       ----------        ----------       ----------       ----------
Average Receivables
  Outstanding..............                                       $1,749,508       $1,748,577       $1,765,377
Gross Charge-Offs..........                                          158,284          185,141          146,581
Recoveries                                                            27,342           21,716           12,970
Net Charge-Offs............                                          130,942          163,425          133,611
Net Charge-Offs as a
  percentage of Average
  Receivables Outstanding
  (annualized).............                                            8.17%            9.35%            7.57%

         Due to the change in the bank's fiscal year in 1998, this fiscal year included only eleven months. If not for the change, the bank's 1998 fiscal year would have ended on January 30, 1999. For the period from February 1, 1998 to January 30, 1999 (which would have been the bank's 1998 fiscal year if not for the change), the Average Receivables Outstanding, Gross Charge-Offs, Recoveries, Net Charge-Offs and Net Charge-Offs as a percentage of Average Receivables Outstanding (annualized) were $1,764,292, $172,475, $29,559, $142,916 and 8.10%, respectively.

REVENUE EXPERIENCE

         The gross revenues from finance charges and fees related to accounts in the current portfolio for each of the periods shown are set forth in the following table. The figures reflected in the following table represent balances before deductions for charge-offs, returned merchandise, and customer disputes or other expenses and reductions due to fraud.

                               REVENUE EXPERIENCE
                                 TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                        ___ CALENDAR MONTHS
                                                         ENDED _______, __
                                                --------------------------------
                                                    2001              2000
                                                ---------------  ---------------
Average Receivables Outstanding.....
Total Finance Charges and Fees......
Total Finance Charges and Fees as a
  percentage of Average Receivables
  Outstanding (annualized)..........


                                                                 FISCAL YEAR
                               -------------------------------------------------------------------------------
                                  2000             1999              1998             1997             1996
                               ----------       ----------        ----------       ----------       ----------
Average Receivables
  Outstanding.............                                        $1,749,508        $1,748,577      $1,765,377
Total Finance Charges
  and Fees................                                           372,710           394,805         392,579
Total Finance Charges and
  Fees as a percentage of
  Average Receivables
  Outstanding
  (annualized)............                                            23.24%            22.58%          22.24%

For the period from February 1, 1998 to January 30, 1999 (which would have been the bank's 1998 fiscal year if not for the change to a calendar year as its fiscal year), the Average Receivables Outstanding (annualized) were $1,764,292, $408,352 and 23.15%, respectively.

                               THE TRUST PORTFOLIO

         The receivables to be conveyed to the trust have been or will be generated from transactions made by holders of credit card accounts included in the trust portfolio. A description of the bank's credit card business is contained in the prospectus under the heading "THE BANK'S PRIVATE LABEL CREDIT CARD ACTIVITIES--WORLD FINANCIAL NETWORK NATIONAL BANK CREDIT CARDS."

         As of the beginning of the day on _________, 2001:

              o The receivables in the trust portfolio included $________ of principal receivables and $_________ of finance charge receivables.

              o The accounts designated for the trust portfolio had an average principal receivable balance of $___________ and an average credit limit of $__________.

              o The percentage of the aggregate total receivable balance to the aggregate total credit limit was _____%.

              o The average age of the accounts was approximately _____ months.

              o Cardholders whose accounts are designated for the trust
                portfolio had billing addresses in all 50 states and the District of Columbia [except for __% of the aggregate total receivable balance for which cardholders had billing addresses located outside of the United States or the District of Columbia].

         The following table sets forth the number of fixed and floating rate credit cards contained in the trust portfolio as of ___________ __, 2001:

                         DISTRIBUTION OF TRUST PORTFOLIO
                            BY FIXED/FLOATING APR(1)
                              (DOLLARS IN MILLIONS)

                                                                  PERCENTAGE OF                       PERCENTAGE OF
                                                 NUMBER OF          NUMBER OF        RECEIVABLES       RECEIVABLES
                                                  ACCOUNTS          ACCOUNTS         OUTSTANDING       OUTSTANDING
                                                 ---------        -------------      -----------      -------------
Total Fixed.................................
Total Variable..............................

--------
(1) Dollars are in millions and accounts are in thousands.

         The following tables summarize the trust portfolio by various criteria as of the beginning of the day on _________ __, 2001. Because the future composition of the trust portfolio will change over time, these tables are not indicative of the composition of the trust portfolio at any subsequent time. In addition, except as otherwise indicated, these tables exclude accounts that were flagged by the bank as a bankruptcy, fraud, deceased write-off or contractual write-off after the applicable billing cycle end date.

                          COMPOSITION BY RETAILER TYPE
                                 TRUST PORTFOLIO

                                                                                     PERCENT OF
                                                                                    RECEIVABLES
RETAILER TYPE                                                                       OUTSTANDING
-------------                                                                       -----------
Softgoods.......................................................................
Building Materials..............................................................
Furniture.......................................................................
Jewelry.........................................................................
Other...........................................................................

         The credit card programs, or group of credit card programs for affiliated companies of the Limited and Brylane, including each of their respective affiliates as of the beginning of the day on ________ __, 2001 accounted for more than 10% of the receivables in the trust portfolio. As of that date there were ___ other credit card programs included in the trust portfolio.

                         COMPOSITION BY ACCOUNT BALANCE
                                 TRUST PORTFOLIO

                                                                   PERCENTAGE OF                      PERCENTAGE OF
                                                     NUMBER OF       NUMBER OF       RECEIVABLES       RECEIVABLES
ACCOUNT BALANCE RANGE                                ACCOUNTS        ACCOUNTS        OUTSTANDING       OUTSTANDING
---------------------                                ---------     -------------     -----------      -------------
Credit Balance...................................
No Balance.......................................
$.01-$100.00.....................................
$100.01-$250.00..................................
$250.01-$350.00..................................
$350.01-$500.00..................................
$500.01-$750.00..................................
$750.01-$1000.00.................................
$1,000.01-$1,250.00..............................
$1,250.01-$1,500.00..............................
$1,500.01-$2,000.00..............................
$2,000.01-$2,500.00..............................
$2,500.01 or more................................
     Total.......................................                      100.00%                            100.00%

                           COMPOSITION BY CREDIT LIMIT
                                 TRUST PORTFOLIO

                                                                   PERCENTAGE OF                      PERCENTAGE OF
                                                     NUMBER OF       NUMBER OF       RECEIVABLES       RECEIVABLES
CREDIT LIMIT BALANCE                                 ACCOUNTS        ACCOUNTS        OUTSTANDING       OUTSTANDING
--------------------                                 ---------     -------------     -----------      -------------
$0
$.01-$100.00.....................................
$100.01-$250.00..................................
$250.01-$350.00..................................
$350.01-$500.00..................................
$500.01-$750.00..................................
$750.01-$1000.00.................................
$1,000.01-$1,250.00..............................
$1,250.01-$1,500.00..............................
$1,500.01-$2,000.00..............................
$2,000.01-$2,500.00..............................
$2,500.01 or more................................
     Total.......................................                      100.00%                            100.00%


                           COMPOSITION BY ACCOUNT AGE
                                 TRUST PORTFOLIO

                                                                   PERCENTAGE OF                      PERCENTAGE OF
                                                     NUMBER OF       NUMBER OF       RECEIVABLES       RECEIVABLES
AGE                                                  ACCOUNTS        ACCOUNTS        OUTSTANDING       OUTSTANDING
---                                                  ---------     -------------     -----------      -------------
Not More than 12 Months..........................
Over 12 Months to 24 Months......................
Over 24 Months to 36 Months......................
Over 36 Months to 48 Months......................
Over 48 Months to 60 Months......................
Over 60 Months...................................
     Total.......................................                      100.00%                            100.00%


         Cardholders whose accounts are designated for the trust portfolio had billing addresses in all 50 states and the District of Columbia [except for __% of the aggregate total receivable balance for which cardholders had billing addresses located outside of the United States or the District of Columbia]. Except for the four states listed below, no state accounted for more than 5% of the number of accounts or 5% of the total receivables balances as of __________ __, 2001.

                       GEOGRAPHIC DISTRIBUTION OF ACCOUNTS
                                 TRUST PORTFOLIO

                                                       [CALIFORNIA]     [ILLINOIS]       [NEW YORK]        [TEXAS]
                                                       ------------     ----------       ----------        -------
% of total number of accounts....................
% of total receivable balance....................

                             MATURITY CONSIDERATIONS

         Series [_______-_____] will always be in one of three periods--the revolving period, the controlled accumulation period or the early amortization period. Unless an early amortization event occurs, each class of notes will not receive payments of principal until the expected principal payment date for that class. The expected principal payment dates for the Class A notes, the Class B notes and the Class C notes will be the distribution dates in ___________, 200 ,__________, 200_ and ___________, 200 , respectively. We expect the issuer to have sufficient funds to pay the full principal amount of each class of Series 2001- notes on its expected principal payment date. However, if an early amortization event occurs, principal payments for any class may begin prior to the expected principal payment date for that class.

CONTROLLED ACCUMULATION PERIOD

         During the controlled accumulation period, principal allocated to the Series 2001- noteholders will accumulate in the principal accumulation account in an amount calculated to pay the Class A notes, the Class B notes and the Class C notes in full on their expected principal payment dates. We expect, but cannot assure you, that the amounts available in the principal accumulation account on the expected principal payment date for any class of notes will be sufficient to pay in full the outstanding principal amount of the class. If there are not sufficient funds on deposit in the principal accumulation account to pay any class of notes in full on the expected principal payment date for that class, an early amortization event will occur and the early amortization period will begin.

EARLY AMORTIZATION PERIOD

         If an early amortization event occurs during either the revolving period or the controlled accumulation period, the early amortization period will begin. If an early amortization event occurs during the controlled accumulation period, on the next distribution date any amount on deposit in the principal accumulation account will be paid:

         o first to Class A noteholders, up to the outstanding principal balance of the Class A notes;

         o then to Class B noteholders, up to the outstanding principal balance of the Class B notes; and

         o then to Class C noteholders, up to the outstanding principal balance of the Class C notes.

         In addition, if the outstanding principal balance of the notes has not been paid in full, the issuer will continue to pay principal in the priority noted above to the noteholders on each distribution date during the early amortization period until the Series 2001- final maturity date, which is the _____________, 200__ distribution date.

PAYMENT RATES

         The payment rate on the receivables is the most important factor that will determine the size of principal payments during an early amortization period and whether the issuer has funds available to repay the notes on their [respective] expected principal payment date[s]. The following table sets forth the highest and lowest cardholder monthly payment rates on the credit card accounts during any month in the periods shown and the average cardholder monthly payment rates for all months in the periods shown, in each case calculated as a percentage of average total receivables for each month during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of principal receivables and finance charge receivables with respect to the accounts.

         Although we have provided historical data concerning the payment rates on the receivables, because of the factors described in the prospectus under "RISK FACTORS," we cannot provide you with any assurance that the levels and timing of payments on receivables in the trust portfolio from time to time will be similar to the historical experience described in the following table or that deposits into the principal accumulation account or the distribution account, as applicable, will be in accordance with the applicable controlled accumulation amount. The servicer may shorten the controlled accumulation period and, in that event, we cannot provide any assurance that there will be sufficient time to accumulate all amounts necessary to pay the outstanding principal amounts on their expected principal payment dates.

                        CARDHOLDER MONTHLY PAYMENT RATES
                                 TRUST PORTFOLIO


                                               ___ CALENDAR MONTHS
                                               ENDED  ________,___

                                           ---------------------------
                                            2001              2000
                                           -------            --------
Lowest Month...............
Highest Month..............
Monthly Average............


                                                   FISCAL YEAR
                             ---------------------------------------------------
                                2000      1999     1998       1997        1996
                             ---------   -------  -------    -------    --------

Lowest Month...............                       15.80%     15.92%      16.53%
Highest Month..............                       20.33%     19.10%      19.01%
Monthly Average............                       17.79%     17.56%      17.78%

         For the period from February 1, 1998 to January 30, 1999 (which would have been the bank's 1998 fiscal year if not for the change to a calendar year as its fiscal year), the Lowest Month, Highest Month and Monthly Average were 15.80%, 20.33% and 17.80%, respectively.

         We cannot assure you that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. In addition, the amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders.

PAIRED SERIES

         The issuer may issue another series of notes as a paired series for Series 2001- . If issued, a paired series may have terms that are different than the terms of Series 2001- and other series. For example, the early amortization events for the paired series may vary from the early amortization events for Series 2001- and may include early amortization events that are unrelated to the status of the issuer or the servicer, such as early amortization events related to the continued availability and rating of the providers of credit enhancement for the paired series. If an early amortization event occurs with respect to the paired series prior to the payment in full of the Series 2001- notes, the allocation percentage used to determine your series' share of principal collections may be reduced, which may delay the final payment of principal for your series. See "DESCRIPTION OF SERIES PROVISIONS--PAIRED SERIES" in this prospectus supplement.

                        DESCRIPTION OF SERIES PROVISIONS

         We have summarized the material terms of the Series 2001- notes below and under "DESCRIPTION OF THE NOTES" in the accompanying prospectus.

GENERAL

         The Class A notes, the Class B notes and the Class C notes comprise the Series 2001- notes and will be issued under the indenture, as supplemented by the Series 2001- indenture supplement, in each case between the issuer and the indenture trustee.

         The Series 2001- notes will be issued in denominations of $1,000 and integral multiples of $1,000 and will be available only in book-entry form, registered in the name of Cede & Co., as nominee of DTC. See "DESCRIPTION OF THE NOTES -- GENERAL," "-- BOOK-ENTRY REGISTRATION" and "-- DEFINITIVE NOTES" in the accompanying prospectus. Payments of interest and principal will be made on each distribution date on which those amounts are due to the noteholders in whose names the Series 2001- notes were registered on the related record date, which will be the last day of the calendar month preceding that distribution date.

         [We will apply to list the notes on the Luxembourg Stock Exchange; however, we cannot assure you that the listing will be obtained. You should consult with the Luxembourg listing agent for the notes, [Address] Luxembourg,
phone number ( )        , for the status of the listing].

COLLATERAL AMOUNT


         Your notes are secured by collateral consisting of an interest in the receivables. The initial collateral amount for your series will equal
$ [______], PLUS any increases in the initial collateral amount resulting from the releases of funds in the pre-funding account. At any time, the amount of the collateral for your notes, which we call the collateral amount, is calculated as follows:



         o   the initial collateral amount, LESS



         o all previous principal payments made on your series (other than principal payments made from funds on deposit in the spread account) and the balance held in the principal accumulation account for such payments, LESS

         o all unreimbursed reductions to the collateral amount as a result of defaulted receivables or uncovered dilution allocated to your series or reallocations of principal collections to cover interest or the servicing fee for your series.

         The collateral amount will also be reduced if we purchase and cancel notes in your series. We are not permitted to do this if it would reduce the proportional amount of credit enhancement available for any class of notes. The collateral amount cannot be less than zero.

ALLOCATION PERCENTAGES

         The servicer will allocate among your series, other series of notes issued and outstanding, outstanding series of investor certificates issued by World Financial Network Credit Card Master Trust and our unpledged interest in the trust the following items: collections of finance charge receivables and principal receivables; defaulted receivables; and any dilution amounts that are not absorbed by our interest in the trust or reimbursed by the servicer. On any day, the allocation percentage for your series will be the percentage equivalent--which may not exceed 100%--of a fraction:

         o   the numerator of which is:


             o for purposes of allocating finance charge collections and defaulted receivables at all times and principal collections during the revolving period, equal to the collateral amount as measured at the end of the prior calendar month (or, in the case of the month during which the closing date occurs, on the closing date) after taking into account any deposits to be made to the principal accumulation account and any reductions to be made to the collateral amount on account of principal payments for the next distribution date; and


             o for purposes of allocating principal collections during the controlled accumulation period and the early amortization period, equal to the collateral amount as of the end of the revolving period unless the numerator is reset in connection with an early amortization event for a series paired with Series 2001-_ as described below; and

         o   the denominator of which is the greater of:

             (a) the total amount of principal receivables in the trust after excluding investment earnings measured as of a specified date; and

             (b) the sum of the numerators used to calculate the applicable allocation percentages for all series of notes or investor certificates outstanding as of the date of determination.

         The denominator referred to above will initially be set as of the closing date. The denominator will be reset for purposes of allocating principal collections, finance charge collections and defaulted receivables at all times as follows:

         o   at the end of each calendar month;

         o   on each date on which supplemental accounts are added to the trust;

         o on each date on which accounts are removed from the trust in an aggregate amount approximately equal to the initial collateral amount of any series that has been paid in full;

         o on each date on which there is an increase in the outstanding balance of any variable interest issued by the trust; and

         o on each date on which a new series or notes relating to a multiple issuance series are issued.


         The Series 2001- notes are subject to being paired with a future series. If a subsequent series is paired with Series 2001- and an early amortization period commences for the series paired with 2001- , we may, by written notice delivered to the indenture trustee and the servicer, designate a different numerator for allocating principal collections to your series, provided that:



         (1) the numerator is not less than the collateral amount as of the last day of the revolving period for the series paired with Series
             2001- ;



         (2) each rating agency confirms that the designation will not impair its rating of the Series 2001- notes; and



         (3) we certify that in our reasonable belief, the designation will not cause an early amortization event with respect to series 2001- .


Any reduction in the numerator made as described in the preceding paragraph will also apply during any early amortization period that begins after the reduction is made.

INTEREST PAYMENTS

         The Class A notes will accrue interest from and including the closing date through but excluding , 2001, and for each following interest period, at a rate of % per year [above LIBOR for the related interest period.]

         The Class B notes will accrue interest from and including the closing date through but excluding , 2001, and for each following interest period, at a rate of % per year [above LIBOR for the related interest period.]

         The Class C notes will accrue interest from and including the closing date through but excluding , 2001, and for each following interest period, at a rate of % per year [above LIBOR for the related interest period.]

         Each interest period will begin on and include a distribution date and end on but exclude the next distribution date. However, the first interest period will begin on and include the closing date.

         [For purposes of determining the interest rates applicable to each interest period, LIBOR will be determined two London business days before that interest period begins and will equal the rate for deposits in United States dollars for a one-month period which appears on the display page currently designated as "Telerate Page 3750" on the Bridge Telerate Capital Markets

Report, or any other page as may replace that page on that service for the purpose of displaying comparable rates or price as of 11:00 a.m., London time, on that date. If that rate does not appear on that display page, the rate for that date will be determined based on the rates at which deposits in United States dollars are offered by four major banks, selected by the servicer, at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The indenture trustee will request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.]

         [The interest rates applicable to the then current and immediately preceding interest period may be obtained by telephoning the indenture trustee at its corporate trust office at [____________].]

         Interest on the notes will be calculated on the basis of the [actual number of days in the related interest period and] a 360-day year [of twelve 30-day months].

         If the issuer does not pay interest as calculated above to any class when due on a distribution date, the amount not paid will be due on the next distribution date, together with interest on the overdue amount of regular monthly interest at [2% plus] the interest rate payable on the notes for the applicable class.


PRE-FUNDING

         On the closing date, we will deposit [$_______] into a pre-funding account established by the servicer. The pre-funding account will be a Qualified Account held in the name of the indenture trustee for the benefit of noteholders. Funds on deposit in this account may only be invested, at the direction of the servicer, in highly rated liquid investments that meet the criteria described in the indenture and indenture supplement of the series. Investment earnings on amounts on deposit in the pre-funding account will be treated as finance charge collections.

         The funding period will commence on the closing date and end on the first to occur of (1) the date on which the initial collateral amount equals the initial principal blance of the notes, (2) the commencement of an early amortization period and (3) [______ __, 200__].

         During the funding period, the initial collateral amount will increase on each distribution date, to reflect any increase in the amount of principal receivables in the trust to the extent that the Transferor Amount exceeds the Minimum Transferor Amount, but may not increase by an amount greater than the funds on deposit in the pre-funding account on that date. On any distribution date on wich the initial collateral amount is so increased, the indenture trustee will withdraw funds on deposit in the pre-funding account in an amount equal to the increase and pay those amounts over to us. You will have no further rights to the funds on deposit in the funding account once they are released to us. Should the amount on deposit in the funding account be greater than zero at the end of the pre-funding period, the remaining amounts will be payable as principal on a pro rata basis to the Class A noteholders, Class B noteholders and Class C hoteholders based upon their respective outstanding note balances.


PRINCIPAL PAYMENTS

         During the revolving period, no principal payments will be made on your notes. During the controlled accumulation period and the early amortization period, deposits to the principal accumulation account and principal payments on the Series 2001- notes will be made on each distribution date from the following sources:

         (a) principal collections allocated to your series based on your allocation percentage and retained in the collection account during the prior calendar month, less any amounts required to be reallocated to cover interest payments on the Series 2001- notes or servicing fees payments; PLUS

         (b) any finance charge collections or other amounts required to be treated as principal collections in order to cover the share of defaulted receivables and uncovered dilution amounts allocated to your series or to reinstate prior reductions to the collateral amount; PLUS

         (c) any principal collections from other series that are shared with your series.

CONTROLLED ACCUMULATION PERIOD

         The controlled accumulation period is scheduled to commence on , 200_ and to last [ ] months. However, the servicer may elect to extend the revolving period and postpone the controlled accumulation period, subject to the conditions described under

"DESCRIPTION OF THE NOTES--SUSPENSION AND POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD" in the accompanying prospectus. The servicer may elect to postpone the controlled accumulation period only if the number of months needed to fund the principal accumulation account is less than [ ] months. In no event will the servicer postpone the beginning of the controlled accumulation period to later than [ ], 200 .

         The servicer may also elect to suspend the controlled accumulation period, subject to the conditions described under "DESCRIPTION OF THE NOTES--SUSPENSION AND POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD" in the accompanying prospectus.

         On each distribution date relating to the controlled accumulation period, the indenture trustee will deposit in the principal accumulation account an amount equal to the least of:

         (1) funds available for this purpose for your series with respect to that distribution date;

         (2) $________ or, if the commencement of the controlled accumulation is postponed, any higher deposit amount as the servicer may determine is necessary to fully fund the principal accumulation account, PLUS any amounts required to be deposited to the principal accumulation account on prior distribution dates that have not yet been deposited;

         (3) an amount equal to the outstanding principal amount of the notes, MINUS the amount on deposit in the principal accumulation account prior to any deposits on that date; and

         (4) the collateral amount.

         If the early amortization period has not commenced, amounts in the principal accumulation account will be paid to the Class A noteholders on the expected principal payment date for Class A. Any remaining amounts, up to the outstanding principal balance of the Class B notes, will be paid to the Class B noteholders on the expected principal payment date for Class B. Any further remaining amounts, up to the outstanding principal balance of the Class C notes, will be paid to the Class C noteholders on the expected principal payment date for Class C.

         During the controlled accumulation period, the portion of funds available but not required to be deposited in the principal accumulation account on a distribution date will be made available to investors in other series as shared principal collections.

EARLY AMORTIZATION PERIOD

         On each distribution date relating to the early amortization period, the Class A noteholders will be entitled to receive funds available for principal payments for Series 2001- for the related calendar month in an amount up to the outstanding principal balance of the Class A notes.

         After payment in full of the outstanding principal balance of the Class A notes, the Class B noteholders will be entitled to receive, on each distribution date relating to the early amortization period, the remaining available funds for Series 2001- for the related calendar month in an amount up to the outstanding principal balance of the Class B notes.

         After payment in full of the outstanding principal balance of the Class B notes, the Class C noteholders will be entitled to receive on each distribution date relating to the early amortization period, the remaining available funds for Series 2001- for the related calendar month in an amount up to the outstanding principal balance of the Class C notes.

         See "-- EARLY AMORTIZATION EVENTS" below for a discussion of events that might lead to the commencement of the early amortization period.

SUBORDINATION

         The Class B notes are subordinated to the Class A notes. The Class C notes are subordinated to the Class A notes and the Class B notes. Interest payments will be made on the Class A notes prior to being made on the Class B notes and the Class C notes. Interest payments will be made on the Class B notes prior to being made on the Class C notes.

         Principal payments on the Class B notes will not begin until the Class A notes have been paid in full. Principal payments on the Class C notes will not begin until the Class A notes and the Class B notes have been paid in full.


         The collateral amount for your series will be reduced as the collateral is applied for the benefit of your series, for instance as principal payments are made on your series (other than principal payments made from funds on deposit in the spread account). In addition, the collateral amount can be applied for the benefit of your series in two other ways:


         o by reallocating principal collections to make interest payments and pay the servicing fee for your series, when finance charge collections and investment earnings are not sufficient to make these payments; and

         o to absorb your series' share of defaulted receivables and any uncovered dilution amounts, when finance charge collections and investment earnings are not sufficient to cover these amounts.

         If the total amount of these latter two types of reductions exceeds the principal amount of the Class C Notes, then the Class B Notes may not be repaid in full. If the total exceeds the sum of principal amounts of the Class C and Class B notes, then the Class A notes may not be repaid in full.

         If receivables are sold after an event of default, the net proceeds of that sale would be paid first to the Class A notes, then to the Class B notes and finally to the Class C notes, in each case until the outstanding principal amount of the specified class and all accrued and unpaid interest payable to that class have been paid in full.

APPLICATION OF FINANCE CHARGE COLLECTIONS

         We refer to your series' share of finance charge collections -- including net investment proceeds transferred from the principal accumulation account and amounts withdrawn from the reserve account -- and any available excess finance charge collections from other series, collectively, as finance charge collections. On each distribution date, the servicer will direct the indenture trustee to apply your series' share of finance charge collections for the prior month in the following order:

         (1) to pay interest on the Class A notes, including any overdue interest and additional interest on the overdue interest;

         (2) to pay interest on the Class B notes, including any overdue interest and additional interest on the overdue interest;


         (3) to pay the servicing fee for your series for the prior calendar month and any overdue servicing fee (to the extent not retained by the servicer during the month);


         (4) to pay interest on the Class C notes, including any overdue interest and additional interest on the overdue interest;

         (5) an amount equal to your series' share of the defaulted receivables and uncovered dilution, if any, for the related calendar month, will be treated as principal collections for the prior calendar month;

         (6) an amount equal to any previously unreimbursed reductions to the collateral amount on account of defaulted receivables, uncovered dilution or reallocations of principal collections will be treated as principal collections for the prior calendar month;


         (7) an amount equal to the excess, if any, of the required cash collateral amount over the amount then on deposit in the cash collateral account will be deposited into the cash collateral account;


         (8) on and after the reserve account funding date, an amount equal to the excess, if any, of the required reserve account amount over the amount then on deposit in the reserve account will be deposited into the reserve account;

         (9) an amount equal to the excess, if any, of the required spread account amount over the amount then on deposit in the spread account will be deposited into the spread account; and


        (10) all remaining amounts will constitute excess finance charge collections and will be available to cover any shortfalls in finance charge collections for other outstanding series in group one, second deposited into the excess funding account so that the Transferor Amount is not less that the Specified Transferor, Amount and, third, the remaining amount will be paid to us or our assigns.


         If your series' share of finance charge collections for any calendar month is insufficient to pay interest on the Class C notes--including any overdue interest and additional interest on the overdue interest--when due, a draw will be made from amounts available in the spread account and will be paid to the Class C noteholders on the related distribution date.

REALLOCATION OF PRINCIPAL COLLECTIONS

         If your series' share of finance charge collections is not sufficient to pay the aggregate amount of interest on the Class A notes, the Class B notes, the Class C notes and the servicing fee for your series, then principal collections will be reallocated to cover these amounts. Any reallocation of principal collections is a use of the collateral for your notes. Consequently, these uses will reduce the remaining collateral amount by a corresponding amount. The amount of principal collections that will be reallocated on any distribution date will not exceed:

         o   the lower of:

             o the excess of the amounts needed to pay current, overdue and additional interest on the Class A notes OVER the amount of finance charge collections allocated to your series and available to cover these amounts; and

             o the greater of (1)(a) [ ]% of the initial collateral amount MINUS (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related calendar month and (ii) the amount of unreimbursed reallocated principal collections as of the previous distribution date and (2) zero; PLUS

         o   the lower of:

             o the excess of the sum of the amounts needed to pay current, overdue and additional interest on the Class B notes and the current and past due servicing fee for your series OVER the amount of finance charge collections allocated to your series and available to cover these amounts; and

             o the greater of (1)(a) [ ]% of the initial collateral amount MINUS (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related calendar month and (ii) the amount of unreimbursed reallocated principal collections as of the previous distribution date and after giving effect to the reallocation of principal collections to make required interest payments for Class A on the then-current distribution date and (2) zero.

INVESTOR CHARGE-OFFS

         The servicer will allocate a portion of defaulted receivables for each calendar month to your series based on the allocation percentage for your series. The allocation percentage is described under "--ALLOCATION PERCENTAGES" above.

         Dilution will also be allocated to your series in the circumstances described in "DESCRIPTION OF THE NOTES -- DEFAULTED RECEIVABLES; DILUTION; INVESTOR CHARGE-OFFS" in the accompanying prospectus. If dilution is allocated among series, your series' share of dilution will also be based upon the allocation percentage.

         On each distribution date, if the sum of the defaulted receivables and any remaining uncovered dilution allocated to your series is greater than finance charge collections used to cover those amounts, then the collateral amount will be reduced by the amount of the excess. Any reductions in the collateral amount on account of defaulted receivables and uncovered dilution will be reinstated to the extent that finance charge collections are available for that purpose on any subsequent distribution date.

SHARING PROVISIONS


         Your series is in group one for purposes of sharing excess finance charge collections. Your series will share excess finance charge collections with other series of notes in group one and other series of investor certificates in group one for World Financial Network Credit Card Master Trust. See "DESCRIPTION OF THE NOTES -- SHARED EXCESS FINANCE CHARGE COLLECTIONS" in the accompanying prospectus.


         Your series is a principal sharing series. See "DESCRIPTION OF THE NOTES -- SHARED PRINCIPAL COLLECTIONS; -- EXCESS FUNDING ACCOUNT" in the accompanying prospectus.

PRINCIPAL ACCUMULATION ACCOUNT

         The indenture trustee will establish and maintain a segregated trust account held for the benefit of the noteholders to serve as the principal accumulation account. During the controlled accumulation period, the indenture trustee at the direction of the servicer will make deposits to the principal accumulation account as described under "-- PRINCIPAL PAYMENTS" in this prospectus supplement.

         Funds on deposit in the principal accumulation account will be invested to the following distribution date by the indenture trustee at the direction of the servicer in highly rated liquid investments that meet the criteria described in the indenture supplement. Investment earnings, net of investment losses and expenses, on funds on deposit in the principal accumulation account will be deposited in the collection account and treated as finance charge collections available to your series for the related interest period. If, for any distribution date, these net investment earnings are less than the sum of:

         (a) the product of (1) the balance of the principal accumulation account, up to the outstanding principal balance of the Class A notes, on the record date immediately preceding that distribution date, (2) the Class A note interest rate for the related interest period and (3) the number of days in the related interest period divided by 360, PLUS

         (b) the product of (1) the balance of the principal accumulation account in excess of the outstanding principal balance of the Class A notes, up to the outstanding principal balance of the Class B notes, in each case on the record date immediately preceding that distribution date, (2) the Class B note interest rate for the related interest period and (3) the number of days in the related interest period divided by 360,

         (c) the product of (1) the balance of the principal accumulation account in excess of the outstanding principal balance of the Class A notes and Class B notes, up to the outstanding principal balance of the Class C notes, in each case on the record date immediately preceding that distribution date, (2) the Class C note interest rate for the related interest period and (3) the number of days in the related interest period divided by 360, then the indenture trustee will withdraw the shortfall, to the extent required and available, from the reserve account and deposit it in the collection account for use as finance charge collections that are available to your series.

CASH COLLATERAL ACCOUNT: REQUIRED ENHANCEMENT AMOUNT

         The indenture trustee will establish and maintain a segregated trust account held for the benefit of the noteholders to serve as the cash collateral account. The interest of the Class B noteholders in the cash collateral account will be subordinated to the interests of the Class A noteholders as described in this prospectus supplement. The interest of the Class C noteholders in the cash collateral account will be subordinated to the interests of the Class A and Class B noteholders.

         All amounts on deposit in the cash collateral account will be invested by the indenture trustee, at the direction of the servicer, in highly rated liquid investments that meet the criteria described in the indenture supplement. The interest and other investment income, net of losses and investment expenses, earned on these investments will be treated as collections of finance charge receivables. For purposes of determining the availability of funds or the balance of the cash collateral account, all investment earnings will be deemed not to be available or on deposit.


         On each transfer date, the servicer will calculate for each monthly period the required draw amount, required enhancement amount and the required cash collateral amount for the related distribution date. The transfer date, is the day prior to each distribution date. The required draw amount will be equal to the shortfall, if any, in interest payable on the notes and any servicing fees due, after the application of amounts available from finance charge collections. See "-- APPLICATION OF FINANCE CHARGE COLLECTIONS." The available enhancement amount for any transfer date will equal the amount on deposit in the cash collateral account on that date prior to giving effect to any deposits or withdrawals for that date and the required enhancement amount.


         The required enhancement amount for any transfer date will be an amount equal to the greater of:


         o [__]% of the outstanding principal blance of the notes, after taking into account and payments to be made on that distribution date; or


         o   [$____________].


         HOWEVER,
the required enhancement amount will never exceed the sum of the aggregate outstanding principal balance of the notes LESS any amounts on deposit in the principal accumulation account, each as of the last day of the monthly period preceding that transfer date after taking into account deposits into the principal accumulation account on that transfer date and the payments to be made on the related distribution date.


         We may designate a lesser amount for the required enhancement amount if each rating agency confirms that the designation will not impair its rating of any outstanding series or class.


         The required cash collateral amount will be equal to the excess, if any, of the required enhancement amount over the Class C collateral amount after giving effect to any reducitons to occur on the related transfer date. The Class C collateral amount is an amount equal to the excess of the collateral amount over the sum of the outstanding principal balance of the Class A and Class B notes after giving effect to any reductions to occur on the related transfer date or related distribution date.


         If on any transfer date, the required draw amount is greater than zero, the indenture trustee will withdraw, to fund the deficiency in the finance charge collections, the lesser of (1) the required draw amount and
(2) the amount on deposit in the cash collateral account on that date prior to giving effect to any deposits or withdrawals for that date and the required enhancement amount.


         If on any transfer date, the available cash collateral amount exceeds the required cash collateral amount, the indenture trustee will withdraw the excess amount from the cash collateral account and apply the excess under the terms of the indenture supplement.







RESERVE ACCOUNT


         The indenture trustee will establish and maintain a segregated trust account held for the benefit of the noteholders to serve as the reserve account. The reserve account is established to assist with the distribution of interest on the notes during the controlled accumulation period and on the first distribution date with respect to the early amortization period. On each distribution date from and after the reserve account funding date, but prior to the termination of the reserve account, the indenture trustee, will apply finance charge collections allocated to your series to increase the amount on deposit in the reserve account to the extent the amount on deposit in the reserve account is less than the required reserve account amount.


         The reserve account funding date will be the distribution date with respect to the calendar month which commences [_____] months prior to the commencement of the controlled accumulation period, or an earlier date as the servicer may determine.

         The required reserve account amount for any distribution date on or after the reserve account funding date will be equal to (a) [___]% of the outstanding principal balance of the notes or (b) any other amount designated by us. We may only designate a lesser amount if each rating agency confirms that the designation will not impair its rating of any outstanding series or class and we will certify to the indenture trustee that, based on the facts known to the certifying officer at the time, in our reasonable belief, the designation will not cause an early amortization event to occur for Series 2001- .

         On each distribution date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the reserve account on that distribution date, the indenture trustee will withdraw from the reserve account an amount equal to the excess, if any, of the amount on deposit in the reserve account over the required reserve account amount, will deposit the excess in the spread account to the extent that funds available in the spread account are less than the required spread account amount and will distribute any remaining excess to us or our assigns. Any amounts withdrawn from the reserve account and distributed to us or our assigns will not be available for distribution to the noteholders.

         All amounts on deposit in the reserve account on any distribution date--after giving effect to any deposits to, or withdrawals from, the reserve account to be made on that distribution date--will be invested to the following distribution date by the indenture trustee, at the direction of the servicer, in highly rated liquid investments that meet the criteria described in the indenture supplement. The interest and other investment income, net of losses and investment expenses, earned on these investments will be either retained in the reserve account to the extent the amount on deposit is less than the required reserve account amount or deposited in the collection account and treated as finance charge collections available to your series.

         On or before each distribution date with respect to the controlled accumulation period and on or before the first distribution date with respect to the early amortization period, the indenture trustee will withdraw from the reserve account and deposit in the collection account an amount equal to the least of:

         (1) the amount then on deposit in the reserve account with respect to that distribution date; and

         (2) the amount of the shortfall described under "--PRINCIPAL ACCUMULATION ACCOUNT" above.

Amounts withdrawn from the reserve account on any distribution date will be included as finance charge collections available to your series for that distribution date.

         The reserve account will be terminated upon the earliest to occur of:

         (1) the first distribution date for the early amortization period;


         (2) the expected principal payment date for the Class C notes; and


         (3) the termination of the trust.

         Upon the termination of the reserve account, all amounts on deposit in the reserve account, after giving effect to any withdrawal from the reserve account on that date, will be distributed to us or our assigns. Any amounts withdrawn from the reserve account and distributed to us or our assigns will not be available for distribution to the noteholders.

SPREAD ACCOUNT

         The indenture trustee will establish and maintain as a segregated account held as security primarily for the benefit of the Class C noteholders to serve as the spread account. Amounts on deposit in the spread account will be used as described below under "--SPREAD ACCOUNT DISTRIBUTIONS."

         The spread account initially will not be funded, but will be funded up to the required spread account amount on each distribution date from finance charge collections allocated to your series to the extent available for that purpose.


         The required spread account amount will be determined on each distribution date as the product of:

         (a) the spread account percentage determined in accordance with the table below for that date of determination; and

         (b) (1) during the revolving period or the controlled accumulation period, the collateral amount; or

              (2) during the early amortization period, the collateral amount as of the last day before the beginning of the early amortization period, LESS amounts on deposit in the cash collateral account on that date (after taking into account any deposits to be made into or withdrawals from the cash collateral account on the date); but not to exceed the outstanding balnace of the Class C notes (after taking into account any payments to be made on that distribution date).

              The spread account percentage will be determined as follows:

                   If the Quarterly Excess Spread Percentage is         then, the spread account
                greater than or equal to:     and       less than:       Percentage will equal:
                ------------------------                ----------     -------------------------
                          [__]%                             --                       0
                          [__]%                            [__]%                   [__]%
                          [__]%                            [__]%                   [__]%
                          [__]%                            [__]%                   [__]%
                          [__]%                            [__]%                   [__]%


If an early amortization event with respect to Series 2001- has occurred, the spread account percentage will equal [___]% and may not be subsequently reduced.

         Funds on deposit in the spread account will be invested, at the direction of the servicer, in highly rated liquid investments that meet the criteria described in the indenture supplement. Investment earnings, net of losses and investment expenses, will, except as otherwise indicated in this prospectus supplement, not be deposited into the spread account and will be paid to the transferor interest. However, after an event of default relating to your series of notes, these investment earnings will be available for payment to holders of the Class C notes.

SPREAD ACCOUNT DISTRIBUTIONS

         On each distribution date, funds on deposit in the spread account, including investment earnings, will be applied to cover the following items in the following order of priority, to the extent not covered by finance charge collections:

         (1) if the interest to be paid on the Class C notes exceeds the amount allocated to pay that interest, to fund any shortfall in the payment of interest on the Class C notes; and

         (2) to reimburse any prior reductions in the collateral amount that have not been reimbursed.


         On the earlier of the Series 2001- final maturity date and payment in full of the Class A notes and the Class B notes, funds available in the spread account, after giving effect to any withdrawals to be made as discussed in the preceding paragraph, will be used to fund any shortfall in the payment of the outstanding principal balance of the Class C notes. On any day following an event of default and an acceleration of the notes, funds available in the spread account will be used to fund any shortfalls in amounts owed on the Class C notes, the Class A notes and the Class B notes, in that order of priority.


         Funds on deposit in the spread account on any distribution date, after giving effect to all withdrawals from and deposits to the spread account, in excess of the required spread account amount will be paid to us or our assigns. On the date on which all amounts due to the noteholders from the spread account have been paid in full, all amounts, if any, then remaining in the spread account will be distributed to us or our assigns.

PAIRED SERIES

         Your series may be paired with one or more other series issued at a later time once the controlled accumulation period for your series begins. We call each of these later issued series a paired series. See "DESCRIPTION OF THE NOTES -- PAIRED SERIES" in the accompanying prospectus. The issuance of the paired series will be subject to the conditions described under "DESCRIPTION OF THE NOTES -- NEW ISSUANCES OF NOTES" in the accompanying prospectus.

         We cannot guarantee that the terms of any paired series will not have an impact on the calculation of the allocation percentage used to allocate principal collections to your series or the timing or amount of payments received by you as a Series 2001- noteholder. In particular, the numerator for the allocation percentage used to allocate principal collections to your series may be reduced upon the occurrence of an early amortization event for a paired series, but not below the collateral amount as of the last day of the revolving period for the paired series. The extent to which the timing or amount of payments received by you may be affected will depend on many factors, only one of which is a change in the calculation of the allocation percentage.

EARLY AMORTIZATION EVENTS

         An early amortization event will occur for the Series 2001- notes upon the occurrence of any of the following events:


         (a) failure of the transferor under the pooling and servicing agreement or the transfer and servicing agreement (1) to make any payment or deposit on the date required to be made under the pooling and servicing agreement, the collateral series supplement, the transfer and servicing agreement, the indenture or the Series 2001-indenture supplement within the applicable grace period which shall not exceed 5 days or (2) to observe or perform in any material respect any of its other covenants or agreements set forth in the pooling and servicing agreement, the transfer and servicing agreement, the indenture or the Series 2001-indenture supplement, which failure has a material adverse effect on the Series 2001-noteholders and which continues unremedied for a period of 60 days after written notice of the failure, requiring the same to be remedied;



         (b) any representation or warranty made by transferor under the pooling and servicing agreement or the transfer and servicing agreement, in the transfer and servicing agreement or the pooling and servicing agreement or any information required to be given by it to identify the accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of the failure, requiring the same to be remedied, and as a result of which the interests of the noteholders are materially and adversely affected and continue to be materially and adversely affected for the designated period; except that an early amortization event described in this subparagraph (b) will not occur if we have accepted reassignment of the related receivable or all related receivables, if applicable, within the designated period;



         (c) transferor's failure to convey receivables in additional accounts or participations to the trust when required to do so;


         (d) any servicer default occurs;

         (e) the average of the Portfolio Yields for any 3 consecutive calendar months is less than the average of the Base Rates for the same calendar months;

         (f) sufficient funds are not available to pay in full the outstanding principal balance of the Class A notes, the Class B notes or the Class C notes on their expected principal payment dates;

         (g) specified bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to us or the bank;

         (h) we are unable for any reason to transfer receivables to the trust;

         (i) World Financial Network Credit Card Master Trust or the issuer becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

         (j) an event of default for Series 2001- and an acceleration of the maturity of the Series 2001- notes occurs under the indenture.

         In the case of any event described in clause (a), (b) or (d) above, an early amortization event will be deemed to have occurred with respect to the notes only if, after any applicable grace period, either the indenture trustee or the Series 2001- noteholders evidencing interests aggregating more than 50% of the aggregate unpaid principal amount of the Series 2001- notes, by written notice to us, the servicer and, if notice is given by the Series 2001-noteholders, the indenture trustee, declare that an early amortization event has occurred with respect to the Series 2001- notes as of the date of the notice.

         In the case of any event described in clause (g), (h) or (i), an early amortization event with respect to all series then outstanding, and in the case of any event described in clause (c), (e), (f) or (j), an early amortization event with respect to only the Series 2001- notes, will occur without any notice or other action on the part of the indenture trustee or the Series 2001-noteholders immediately upon the occurrence of the event.

         On the business day immediately before the date on which an early amortization event is deemed to have occurred, the early amortization period will begin.

         See "DESCRIPTION OF THE NOTES -- EARLY AMORTIZATION EVENTS" in the accompanying prospectus for an additional discussion of the consequences of insolvency, conservatorship or receivership events related to us and the bank.

EVENTS OF DEFAULT

         The events of default for Series 2001- , as well as the rights and remedies available to the indenture trustee and the Series 2001- noteholders when an event of default occurs, are described under "THE INDENTURE--EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT" in the accompanying prospectus.

         In the case of an event of default involving bankruptcy, insolvency or similar events relating to the issuer, the principal amount of the Series 2001-notes automatically will be deemed to be immediately due and payable. If any other event of default for Series 2001- occurs, the indenture trustee or the holders of a majority of the then-outstanding principal balance of the Series 2001- notes may declare the Series 2001- notes to be immediately due and payable. If the Series 2001- notes are accelerated, you may receive principal prior to the expected principal payment date for your class of notes.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The servicing fee rate for your series is 2% per annum. Your series' share of the servicing fee for each month will be calculated as described under "DESCRIPTION OF THE NOTES--SERVICING COMPENSATION AND PAYMENT OF EXPENSES" in the accompanying prospectus. However, the monthly servicing fee allocable to
your series for the first distribution date will equal $[        ].

                                  UNDERWRITING

         Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name:

                                                   PRINCIPAL AMOUNT OF
   CLASS A UNDERWRITERS                               CLASS A NOTES
   --------------------

                Total........................      $
                                                   -----
                .............................      $
                                                   =====

                                                   PRINCIPAL AMOUNT OF
   CLASS B UNDERWRITERS                               CLASS B NOTES
   --------------------
                Total........................      $
                                                   -----
                                                   $
                                                   =====

                                                   PRINCIPAL AMOUNT OF
   CLASS C UNDERWRITERS                               CLASS C NOTES
   --------------------
                Total........................      $
                                                   -----
                                                   $
                                                   =====


         In the underwriting agreement, the underwriters of each class of notes have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the notes in that class offered by this prospectus supplement if any of the notes in that class are purchased.

         The underwriters of each class of notes have advised us that they propose initially to offer the notes in that class to the public at the prices set forth in this prospectus supplement, and to dealers chosen by the underwriters at the prices set forth in this prospectus supplement less a concession not in excess of the percentages set forth in the following table. The underwriters of each class of notes and those dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the notes, the public offering prices and the concessions referred to in this paragraph may be changed. Additional offering expenses are estimated to be $[ ].

                          CLASS A             CLASS B             CLASS C
                           NOTES               NOTES               NOTES
                         ----------           --------           ---------

  Concessions.........            %                   %                   %
  Reallowances........            %                   %                   %


The underwriters will be compensated as set forth in the following table:

                              UNDERWRITERS'          AMOUNT
                              DISCOUNTS AND        PER $1,000
                               COMMISSIONS        OF PRINCIPAL   TOTAL AMOUNT
                             ---------------      ------------   -------------

Class A Notes                              %      $               $
Class B Notes                              %      $               $
Class C Notes                              %      $               $
   Total Class A, Class B
   and Class C Notes                                              $
                                                                  ============

         Each underwriter has represented and agreed that:

             o it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom;

             o it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue or sale of the notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom that document may otherwise lawfully be issued or passed on;

             o if it is an authorized person under Chapter III of part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this prospectus supplement and the accompanying prospectus if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

             o it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

         We will indemnify the underwriters against the liabilities specified in the underwriting agreement, including liabilities under the Securities Act, or will contribute to payments the underwriters may be required to make in connection with those liabilities.

         The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an "overallotment" option to purchase additional notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters represent that the underwriters will engage in any of these transactions or that those transactions, once commenced, will not be discontinued without notice at any time.

         In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with us and our affiliates.

                                  LEGAL MATTERS

         Certain legal matters relating to the issuance of the Series 2001-notes will be passed upon for us by Mayer, Brown & Platt as special counsel for us. Certain legal matters relating to the federal tax consequences of the issuance of the Series 2001- notes will be passed upon for us by Mayer, Brown & Platt. Certain legal matters relating to the issuance of the Series 2001- notes will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP.

                   GLOSSARY OF TERMS FOR PROSPECTUS SUPPLEMENT

         "ADDITIONAL MINIMUM TRANSFEROR AMOUNT" means,

         (1) as of any date of determination falling in November, December and January of each calendar year, an amount calculated as follows:

             (a)  2%          TIMES       (b)  (i)  Aggregate Principal Balance

                                                               PLUS


                                              (ii)  if on such date of
                                                    determination, World
                                                    Financial Network Credit
                                                    Card Master Trust has not
                                                    been terminated, amounts
                                                    on deposit in the excess
                                                    funding account


         (2) for any other date of determination; zero.






"BASE RATE" means, with respect to any calendar month, the annualized percentage equivalent of a fraction:


         o the NUMERATOR of which is the sum of (a) the interest due on the Series 2001- notes and (b) the product of (i) the monthly servicing fee rate for your series; and



         o the DENOMINATOR of which is the collateral amount, plus amounts on deposit in the principal accumulation account, each as of the last day of that calendar month.



         "EXCESS SPREAD PERCENTAGE" means, for any distribution date, the amount, if any, by which the Portfolio Yield for the prior calendar month exceeds the Base Rate for the prior calendar month. However, the Excess Spread Percentage may never be less than zero and for the first distribution date will be calculated for the period from the closing date through the end of the calendar month preceding the first distribution date.

   "MINIMUM TRANSFEROR AMOUNT" will be calculated as follows:

 (a)(i)  Aggregate Principal             (ii)  4%, or if less, the highest of
         Balance                 TIMES         the required retained transferor
                                               percentages specified in the
                                               prospectus supplement for each
                                               series

                                  PLUS

 (b)     any Additional Minimum
         Transferor Amount

         "PORTFOLIO YIELD" means, with respect to any calendar month, the annualized percentage equivalent of a fraction:

         o the NUMERATOR of which is the amount of finance charge collections allocated to your series, MINUS the amount of defaulted receivables allocated to your series for that calendar month; and


         o the DENOMINATOR of which is the collateral amount plus amounts on deposit in the principal accumulation account, each as of the last day of that calendar month.


         ["SPECIFIED MINIMUM TRANSFEROR AMOUNT" means ________________.]

         "QUARTERLY AVERAGE EXCESS SPREAD PERCENTAGE" means, for any distribution date, the percentage determined as follows:

         For the [Month 1]
               2001              The Excess Spread Percentage for the
         distribution date:        [Month 1] 2001 distribution date

         For the [Month 2]    The sume of the Excess Spread Percentage for
              2001            the [Month 1]2001 distribution date, plus the
         distribution date:   Excess Sperad Percentage for the [Month 2]2001
                                            distribution date
                              -----------------------------------------------
                                                    2

         For each following   The sum of the Excess Spread Percentage for the
         distribution date:   then-current distribution date and the two prior
                              distribution dates
                              ------------------------------------------------
                                                    3

                                                                         Annex I


                    OTHER SECURITIES ISSUED AND OUTSTANDING

         The principal characteristics of the other outstanding series of notes previously issued by the issuer and the outstanding series of investor certificates issued by World Financial Network Credit Card Master Trust are set forth in Part A and Part B, respectively, of the table below. All of the outstanding series of notes and investor certificates are in group [___]. For more specific information with respect to any series of notes or investor certificates, any prospective investor should contact us at (614) 729-4000.

PART A

[I. SERIES 2001-

Series 2001-initial note principal amount........................$
Initial Class A note principal amount............................$
Initial Class B note principal amount............................$
Initial Class C note principal amount............................$
Initial cash collateral account balance..........................$
Class A interest rate...............................one-month LIBOR plus]    % per annum
Class B  interest rate..............................one-month LIBOR plus]    % per annum
Class C interest rate...............................one-month LIBOR plus]    % per annum
[Controlled accumulation amount.................................................................$ ]
[Expected principal payment date.............................................[ ] distribution date]
Annual servicing fee percentage......................................................2.0% per annum
[Enhancement for the Class A notes......................subordination of Class B and Class C notes and cash collateral account]
[Enhancement for the Class B notes..................................subordination of Class C notes and cash collateral account]
[Enhancement for the Class C notes..................................................spread account and cash collateral account]
Series 2001- termination date.................................................[ ] distribution date
Group......................................................................................[      ]
Series issuance date...........................................................             , 2001]
Required retained transferor percentage for 2001-............................................ [ -- ]%

PART B

SERIES 1996-A

Series 1996-A initial invested amount..................................................$550,000,000
Class A initial invested amount........................................................$445,500,000
Class B initial invested amount.........................................................$46,750,000
Initial collateral interest.............................................................$57,750,000
Initial cash collateral balance.........................................................$13,750,000
Series servicing fee rate......................................................................2.0%
Class A interest rate.........................................................................6.70%
Class B interest rate.........................................................................7.00%
Maximum collateral interest rate......................................................LIBOR & 1.10%
Class A expected principal payment date...................March 2001 to July 2001 distribution date
Class B expected final payment date...................................August 2001 distribution date
Series 1996-A termination date......................................February 2004 distribution date
Group...........................................................................................One
Series issuance date....................................................................May 9, 1996
Required retained transferor percentage for 1996-A...............................................4%

SERIES 1996-B

Series 1996-B initial invested amount..................................................$350,000,000
Class A initial invested amount........................................................$283,500,000
Class B initial invested amount.........................................................$29,750,000
Initial collateral interest.............................................................$36,750,000
Initial cash collateral account balance..................................................$8,750,000
Series servicing fee rate......................................................................2.0%
Class A interest rate.........................................................................6.95%
Class B interest rate.........................................................................7.20%
Maximum collateral rate...............................................................LIBOR & 1.10%
Class A expected final payment date......................................May 2003 distribution date
Class B expected final payment date.....................................June 2003 distribution date
Series 1996-B termination date.........................................April 2006 distribution date
Group...........................................................................................One
Series issuance date....................................................................May 9, 1996
Required retained transferor percentage for 1996-B...............................................4%

SERIES 1996-VFC

The trust has also issued Series 1996-VFC which is a series of variable funding certificates, meaning that the aggregate outstanding principal amount of Series 1996-VFC certificates and the collateral interest may be increased or decreased from time to time subject to a maximum amount. The maximum amount for Series 1996-VFC is currently $678,000,000. The maximum amount for Series 1996-VFC may be increased or decreased from time to time, subject to certain conditions, including the mutual agreement of the transferor and the holders of Series 1996-VFC certificates. Series 1996-VFC is in an extendable revolving period (unless an early amortization event occurs prior to that date). That revolving period may be extended by mutual agreement of the transferor and the holders of Series 1996-VFC certificates.

SERIES 1999-A

Series 1999-A initial invested amount...............................................$615,000,000
Class A initial invested amount.....................................................$473,400,000
Class B initial invested amount......................................................$51,600,000
Class C initial invested amount......................................................$75,000,000
Initial cash collateral account balance..............................................$15,000,000
Class A interest rate................................................................LIBOR+0.33%
Class B interest rate................................................................LIBOR+0.80%
Class C interest rate................................................................LIBOR+1.275%
Scheduled pay out commencement date.............................September 2002 Distribution Date
Annual servicing fee percentage...................................................2.0% per annum
Enhancement for the Class A certificates........subordination of Class B and Class C certificate
Enhancement for the Class B certificates...................subordination of  Class C certificate
Series 1999-A termination date.......................................July 2006 distribution date
Group........................................................................................One
Series issuance date..........................................................September 17, 1999
Required retained transferor percentage for 1999-A............................................4%

SERIES 2001-VFC

The trust has also issued Series 2001-VFC which is a series of variable funding certificates, meaning that the aggregate outstanding principal amount of Series 2001-VFC certificates may be increased or decreased from time to time subject to a maximum amount. The maximum amount for Series 2001-VFC is currently $492,250,000. The maximum amount for Series 2001-VFC may be increased or decreased from time to time, subject to certain conditions, including the mutual agreement of the transferor and the holders of Series 2001-VFC certificates. Series 2001-VFC is in a revolving period until October 1, 2001 (unless an early amortization event occurs prior to that date). That revolving period may be extended by mutual agreement of the transferor and the holders of Series 2001-VFC certificates.

              WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST
                                     Issuer

WFN CREDIT COMPANY, LLC                   WORLD FINANCIAL NETWORK NATIONAL BANK
      Transferor                                       Servicer

                                  SERIES 2001-

                                        $
                CLASS A [FLOATING RATE] [___%] ASSET BACKED NOTES

                                        $
                CLASS B [FLOATING RATE] [___%] ASSET BACKED NOTES

                                        $
                CLASS C [FLOATING RATE] [___%] ASSET BACKED NOTES

                          ---------------------------

                              PROSPECTUS SUPPLEMENT
                          ---------------------------

                        Underwriters of the Class A notes

                        Underwriters of the Class B notes

                        Underwriters of the Class C notes

    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

    We are not offering the notes in any state where the offer is not permitted.

    We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

    Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes
    will deliver a prospectus supplement and prospectus until        , 2001.

The information in this prospectus supplement and the accompanying prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                              REPRESENTATIVE FORM OF PROSPECTUS
                                                      SUPPLEMENT FOR A MULTIPLE
                                                                ISSUANCE SERIES

                         SUBJECT TO COMPLETION, DATED                     , 2001
                                                      --------------- ----

    Prospectus Supplement to Prospectus dated                         , 2001
                                              ------------------ -----

              WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST
                                     Issuer

WFN CREDIT COMPANY, LLC                    WORLD FINANCIAL NETWORK NATIONAL BANK
      Transferor                                        Servicer

                         SERIES 2001- ASSET BACKED NOTES

                                CLASS C NOTES

Principal amount                $

Interest rate                   [One-month LIBOR
                                plus] [ ]% per year

Interest payment dates          monthly on the 15th,
                                beginning ______ ___,
                                200___
Expected principal payment
date                                     200

Final maturity date                      200

Price to public                 $  (or     %)

Underwriting discount           $  (or     %)
Proceeds to issuer              $  (or     %)

The Class C notes will be paid from the issuer's assets consisting primarily of an interest in receivables in a portfolio of private label revolving credit card accounts owned by World Financial Network National Bank.

We expect to issue your Class C notes in book-entry form on or about           ,
2001.

--------------------------------------------------------------------------------

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-11 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 3 IN THE PROSPECTUS.

A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The notes are obligations of World Financial Network Credit Card Master Note Trust only and are not obligations of WFN Credit Company, LLC,World Financial Network National Bank or any other person.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        UNDERWRITERS OF THE CLASS C NOTES

                                        , 2001

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We (WFN Credit Company, LLC) provide information to you about the notes in two separate documents: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (b) this prospectus supplement, which describes the specific terms of your series of notes.

     Whenever the information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

     We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus provide the pages on which these captions are located.

                                TABLE OF CONTENTS

                                                                          PAGE
Summary of Terms ........................................................  1
Offered Notes ...........................................................  2
Structural Summary ......................................................  3
     The Issuer .........................................................  3
     Collateral for the Notes ...........................................  3
     World Financial Network Credit Card Master Trust ...................  3
     Multiple Issuance Series ...........................................  4
     Other Claims on the Receivables ....................................  4
          Other Series of Notes .........................................  4
          Outstanding Series of Investor Certificates ...................  4
          The Transferor Interest .......................................  5
     Allocations of Collections and Losses ..............................  5
     Application of Finance Charge Collections ..........................  6
     Application of Principal Collections ...............................  6
          Revolving Period ..............................................  6
          Controlled Accumulation Period ................................  6
          Early Amortization Period .....................................  6
          Reallocation of Principal Collections .........................  7
          Extra Principal Collections ...................................  7
     Credit Enhancement .................................................  7
          Subordination .................................................  7
          Cash Collateral Account .......................................  7
          Spread Account ................................................  7
     Early Amortization Events ..........................................  8
     Events of Default ..................................................  8
     Optional Redemption ................................................  9
     Tax Status .........................................................  9
     ERISA Considerations ...............................................  9
     Risk Factors ....................................................... 10
     Ratings ............................................................ 10
     [Exchange Listing .................................................. 10
     WFN Credit Company, LLC ............................................ 10
Risk Factors ............................................................ 11
Receivables Performance ................................................. 12
     Delinquency and Loss Experience .................................... 12
     Revenue Experience ................................................. 14
The Trust Portfolio ..................................................... 16
Maturity Considerations ................................................. 20
     Controlled Accumulation Period ..................................... 20
     Early Amortization Period .......................................... 20
     Payment Rates ...................................................... 20
     Paired Series ...................................................... 21
Description of Series Provisions ........................................ 22
     General ............................................................ 22
     Collateral Amount .................................................. 22
     Allocation Percentages ............................................. 23
     Interest Payments .................................................. 24
     Principal Payments ................................................. 25
     Controlled Accumulation Period ..................................... 25
     Early Amortization Period .......................................... 26
     Subordination ...................................................... 27
     Application of Finance Charge Collections .......................... 27
     Reallocation of Principal Collections .............................. 28
     Investor Charge-Offs ............................................... 29
     Sharing Provisions ................................................. 30
     Principal Accumulation Account ..................................... 30
     Cash Collateral Account: Required Enhancement Amount ............... 31
     Reserve Account .................................................... 32
     Spread Account ..................................................... 34
     Spread Account Distributions ....................................... 35
     Paired Series ...................................................... 35
     Early Amortization Events .......................................... 36
     Events of Default .................................................. 37
     Servicing Compensation and Payment of Expenses ..................... 38
Underwriting ............................................................ 39
Legal Matters ........................................................... 41
Glossary of Terms for Prospectus Supplement ............................. 42
Other Securities Issued and Outstanding ................................. 44

                                SUMMARY OF TERMS

--------------------------------------------------------------------------------

ISSUER:                           World Financial Network Credit Card Master
                                  Note Trust

TRANSFEROR:                       WFN Credit Company, LLC

SERVICER:                         World Financial Network National Bank

INDENTURE TRUSTEE:                BNY Midwest Trust Company


OWNER TRUSTEE:                    Chase Manhattan Bank USA, National Association


EXPECTED CLOSING DATE:            _________ ___, 2001

CLEARANCE AND SETTLEMENT:         DTC/Clearstream/Euroclear

MINIMUM DENOMINATIONS:            $1,000

SERVICING FEE RATE:               2% per annum






CLASS C NOTES:                    $____________ principal amount

INITIAL CASH COLLATERAL ACCOUNT
  BALANCE:                        $____________________________ (___% of the
                                  collateral amount)

PRIMARY ASSETS OF THE ISSUER:     An interest in receivables originated in
                                  private label revolving credit card accounts owned by World Financial Network National
                                  Bank

--------------------------------------------------------------------------------

                                  OFFERED NOTES

                                     CLASS C

PRINCIPAL AMOUNT                             $

PERCENTAGE OF COLLATERAL AMOUNT                             %

ANTICIPATED RATINGS:(1)

(Moody's/Standard &
Poor's/Fitch)

CREDIT ENHANCEMENT:                          spread account and
                                             cash collateral
                                             account

INTEREST RATE:                               [One-month LIBOR plus]
                                             [ ]% per year

INTEREST ACCRUAL METHOD:                     [30] [actual]/360

INTEREST DISTRIBUTION DATES:                 monthly (15th),
                                             beginning ______ ___,
                                             200___

[INTEREST RATE INDEX RESET DATE:]            [2 London business
                                             days before each
                                             interest payment date]

COMMENCEMENT OF ACCUMULATION PERIOD
(SUBJECT TO ADJUSTMENT):                                     , 200_

EXPECTED PRINCIPAL PAYMENT DATE:                             , 200_

FINAL MATURITY DATE:                                         , 200_

ERISA ELIGIBILITY:                           Yes, subject to important
                                             considerations described
                                             under "ERISA CONSIDERATIONS" in the
                                             accompanying prospectus.

DEBT FOR UNITED STATES FEDERAL               Yes, subject to important
INCOME TAX PURPOSES:                         considerations described under
                                             "FEDERAL INCOME TAX CONSEQUENCES"
                                             in the accompanying prospectus.

----------

1 It is a condition to issuance that one of these ratings be obtained and that the collateral certificate be rated investment grade.

                               STRUCTURAL SUMMARY

This summary is a simplified presentation of the major structural components of Series 2001-_. It does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus before you purchase any notes.

                                                                  World                              World
   World                              WFN                        Financial                          Financial
Financial                           Credit                         Network      Collateral           Network
 Network       Receivables    -->  Company,  Receivables    -->    Credit       Certificate    -->    Credit       Notes     -->
 National                            LLC                            Card                               Card
   Bank                                                            Master                             Master
                                                                   Trust                               Note
                                                                                                      Trust

THE ISSUER

The notes will be issued by World Financial Network Credit Card Master Note Trust, a Delaware statutory business trust, under an indenture supplement to an indenture, each between the issuer and the indenture trustee.

The indenture trustee is BNY Midwest Trust Company.

COLLATERAL FOR THE NOTES

The notes are secured by a beneficial interest in a pool of receivables that arise under World Financial Network National Bank's private label revolving credit card accounts.


The bank has designated all eligible accounts from a number of merchant programs in its portfolio of private label credit card accounts and has transferred the receivables in those accounts either directly to World Financial Network Credit Card Master Trust or to us. We have, in turn, transferred the receivables sold to us by the bank to World Financial Network Credit Card Master Trust. We refer to the accounts that have been designated as trust accounts as the trust portfolio. World Financial Network Credit Card Master Trust has issued a collateral certificate representing an interest in the receivables and the other assets of World Financial Network Credit Card Master Trust to us. We have transferred that collateral certificate to the issuer and that collateral certificate serves as collateral for the notes.


The receivables in World Financial Network Credit Card Master Trust as of _______ __, 2001 were approximately as follows:

-    total receivables: $__________

-    principal receivables: $__________

-    finance charge receivables: $__________

-    total accounts designated to World Financial Network Credit Card Master
     Trust: __________

WORLD FINANCIAL NETWORK CREDIT CARD MASTER TRUST

World Financial Network Credit Card Master Trust is a common law trust formed by the bank in 1996 under a pooling and servicing agreement that has been amended and may in the future be amended from time to time. The [__________, 2001] amendment, among other things, designated us as transferor in replacement of World Financial Network National Bank. The bank has transferred some of the private label credit card receivables directly to World Financial Network Credit Card Master Trust under the pooling and servicing agreement prior to its amendment and we have transferred the receivables sold to us by the bank under a receivables purchase agreement to World Financial Network Credit Card Master Trust under that pooling and servicing agreement.

The trustee for World Financial Network Credit Card Master Trust is BNY Midwest Trust Company, successor to the corporate trust administration of Harris Trust and Savings Bank, successor to The Bank of New York.


After all outstanding series of investor certificates that have been issued by World Financial Network Credit Card Master Trust have been retired, other than the collateral certificate held by the issuer, we may cause World Financial Network Credit Card Master Trust to terminate, at which time the receivables will be transferred to the issuer and held directly by the issuer as collateral for the notes. We refer to the entity -- either World Financial Network Credit Card Master Trust or the issuer -- that holds the receivables at any given time as the trust.


MULTIPLE ISSUANCE SERIES

The Class C notes are part of a multiple issuance series of notes called the 2001- series. As part of the multiple issuance series, we expect the issuer to issue Class A notes and Class B notes in addition to the Class C notes offered by this prospectus supplement. Those other classes of notes will have different interest rates, expected principal payment dates, final maturity dates and other characteristics. In addition, the issuer may issue additional Class C notes under this series at a later date with the same terms and conditions as the Class C notes offered by this prospectus supplement.

The issuer may issue notes of any class for the 2001- series on any date so long as it has received confirmation from the rating agencies then rating any outstanding notes of the 2001- series that the issuance will not impair its rating and the other conditions of issuance set forth in the indenture are met. For the 2001- series, all of the Class C notes are subordinated to the Class A and Class B notes, regardless of whether the subordinated notes are issued before, at the same time as, or after the senior notes of this series. Neither you nor any other noteholder will have the right to consent to the issuance of future notes of your multiple issuance series.

OTHER CLAIMS ON THE RECEIVABLES

     OTHER SERIES OF NOTES

Series 2001- is the [ ] series of notes issued by the issuer. The issuer may issue other series of notes from time to time in the future. [A summary of the outstanding series of notes is in "ANNEX I: OTHER SECURITIES ISSUED AND OUTSTANDING" included at the end of this prospectus supplement.] Neither you nor any other noteholder will have the right to consent to the issuance of future series of notes.

     OUTSTANDING SERIES OF INVESTOR CERTIFICATES


In addition to the collateral certificate, there will be three series of investor certificates issued by World Financial Network Credit Card Master Trust that remain outstanding on the closing date[, excluding a fourth series that will be retired with the proceeds from the issuance of the notes].
Each series of investor certificates represents a beneficial interest in the receivables and the other trust assets. A summary of the outstanding series of investor certificates is in "ANNEX I: OTHER SECURITIES ISSUED AND Outstanding" included at the end of this prospectus supplement. Neither you nor any other noteholder will have the right to consent to the issuance of future series of investor certificates.


     THE TRANSFEROR INTEREST


We own the interest, called the transferor interest, in the receivables and the other assets of the trust not supporting your series or any other series of notes. The transferor interest does not provide credit enhancement for your series or any other series.


     ALLOCATIONS OF COLLECTIONS AND LOSSES

Your notes represent the right to payments from a portion of the collections on the receivables. The servicer will also allocate to your series a portion of defaulted receivables and would also allocate a portion of the dilution on the receivables to your series if the servicer failed to comply with its obligation to compensate the trust for dilution and the dilution was not absorbed by the transferor's interest. Dilution means any reduction to the principal balances of receivables made by the servicer because of merchandise returns or any other reason except losses or payments.

The portion of collections, defaulted receivables and uncovered dilution allocated to your series will be based mainly upon the ratio of the amount of collateral for your series to the sum of the total amount of principal receivables in the trust. The way this ratio is calculated will vary during each of three periods that will or may apply to your notes:

- The REVOLVING PERIOD, which will begin on the closing date and end when either of the other two periods begins.

- The CONTROLLED ACCUMULATION PERIOD, which is scheduled to begin on _______, 200_, but which may begin later, and end when the notes have been paid in full. However, if an early amortization event occurs before the controlled accumulation period begins, there will be no controlled accumulation period and an early amortization period will begin. If an early amortization event occurs during the controlled accumulation period, the controlled accumulation period will end, and an early amortization period will begin.

- The EARLY AMORTIZATION PERIOD, which will only occur if one or more adverse events, known as early amortization events, occurs.

For most purposes, the collateral amount used in determining these ratios will be reset no less frequently than at the end of each month. However, for allocations of principal collections during the controlled accumulation period or the early amortization period, the collateral amount at the end of the revolving period will be used, unless an early amortization event occurs for a series paired with Series 2001- , in which case the collateral amount may be further reduced.

The collateral amount for your series at any time is:

- the original principal amount of the notes in your series issued prior to that time, MINUS

- principal payments on the notes (other than principal payments made from funds on deposit in the spread account) and the balance held in the principal accumulation account for principal payments, MINUS


- the amount of any principal collections reallocated to cover interest and servicing payments for your series, MINUS

- your series' share of defaults and uncovered dilution to the extent not reimbursed from finance charge collections and investment earnings allocated to your series.

A reduction to the collateral amount because of reallocated principal collections, defaults or uncovered dilution will be reversed to the extent that your series has available finance charge collections and investment earnings in future periods.

APPLICATION OF FINANCE CHARGE COLLECTIONS

The issuer will apply your series' share of collections of finance charge receivables, recoveries and investment earnings each month in the following order of priority:

-    to pay interest on the Class A notes;

-    to pay interest on the Class B notes;


-    to pay the servicing fee for your series
     (to the extent not retained by the
     servicer during the month);


-    to pay interest on the Class C notes;

-    to cover your series' share of defaults and uncovered dilution;

- to cover reductions in your series' collateral amount resulting from defaults and uncovered dilution allocated to your series and from reallocated principal collections, in each case that have not been reimbursed;


- to make a deposit, if needed, to the cash collateral account up to the required cash collateral amount;


- to fund, in limited circumstances, a reserve account to cover interest payment shortfalls for the Series 2001- notes during the controlled accumulation period;

- to make a deposit, if needed, to the spread account for the Class C notes up to the required spread account amount; and

- to other series that share excess finance charge collections with Series 2001-__, to make any required deposits to the excess funding account or to us or our assigns.

APPLICATION OF PRINCIPAL COLLECTIONS

The issuer will apply your series' share of collections of principal receivables each month as follows:

     REVOLVING PERIOD

During the revolving period, no principal will be paid or accumulated in a trust account for you.

     CONTROLLED ACCUMULATION PERIOD

During the controlled accumulation period, your series' share of principal collections will be deposited in a trust account, up to a specified deposit amount on each distribution date. On the expected principal payment date, amounts on deposit in that account will be paid first to the Class A noteholders, then to the Class B noteholders and then to the Class C noteholders, in each case until the specified class of notes is paid in full or the amounts available are depleted.

     EARLY AMORTIZATION PERIOD


An early amortization period for your series will start if an early amortization event occurs. The early amortization events for your series are described below in this summary and under "DESCRIPTION OF SERIES PROVISIONS -- EARLY AMORTIZATION EVENTS" in this prospectus supplement. During the early amortization period, your series' share of principal collections will be paid monthly first to the Class A noteholders, then to the Class B noteholders and then to the Class C noteholders, in each case until the specified class of notes is paid in full.


     REALLOCATION OF PRINCIPAL COLLECTIONS


During any of the above periods, principal collections allocated to your series may be reallocated, if necessary, to make required payments of interest on the Class A notes, the Class B notes and the Class C notes and monthly servicing fee payments not made from your series' share of finance charge collections and other amounts treated as finance charge collections, investment earnings and excess finance charge collections available from other series that share with your series. This reallocation is one of the ways that the more senior classes of notes obtain the benefit of subordination, as described in the next section of this summary. The amount of reallocated principal collections is limited by the amount of available subordination.


     EXTRA PRINCIPAL COLLECTIONS


At all times, collections of principal receivables allocated to your series that are not needed for payments on your series will first be made available to other series, second, deposited in the excess funding account and third, paid to us or our assigns.


     CREDIT ENHANCEMENT

Credit enhancement for your series includes subordination, a cash collateral account and a spread account, all as described below.


Credit enhancement for your series is for your series' benefit only, and you are not entitled to the benefits of credit enhancement available to other series.


     SUBORDINATION

Credit enhancement for the Class A notes includes the subordination of the Class B notes and the Class C notes.

Credit enhancement for the Class B notes includes the subordination of the Class C notes.

Subordination serves as credit enhancement. The more subordinated, or junior, classes of notes will not receive payment of interest or principal until required payments have been made to the more senior classes. As a result, subordinated classes will absorb any shortfalls in collections or deterioration in the collateral for the notes prior to senior classes.

     CASH COLLATERAL ACCOUNT

A cash collateral account will provide additional credit enhancement for your series. On the closing date, we will deposit [$__________] into the cash collateral account, which amount represents [___]% of the initial principal amount of the notes. The cash collateral account will be used to make payments on the notes if collections of finance charge receivables allocated to this series are insufficient to make required payments.

     SPREAD ACCOUNT


A spread account will provide credit enhancement for your series, primarily for the Class C notes. The spread account initially will not be funded. After the issuance of any class of Series 2001- notes, deposits into the spread account will be made each month from finance charge collections allocated to your series and excess finance charge collections available from other series up to the required spread account amount. The required spread account amount is primarily a function of the relationship between your series share of finance charge collections and the expenses payable from those collecitons, as described in this prospectus supplement under "DESCRIPTION OF SERIES PROVISIONS -- SPREAD ACCOUNT." The spread account will be used to make payments on the Class C notes if collections of receivables available to the Class C notes are insufficient to make required payments.


On any day following an event of default and an acceleration of the Series 2001-notes, funds available in the spread account will be used to fund any shortfalls in amounts owed on the Class C notes, the Class A notes and the Class B notes, in that order of priority.

EARLY AMORTIZATION EVENTS


The issuer will begin to repay the principal of the notes before the expected principal payment date if an early amortization event occurs. An early amortization event will occur if the finance charge collections on the receivables are too low or if defaults are too high. The minimum amount that must be available for payments to your series in any month, referred to as the base rate, is the sum of the interest payable on the Series 2001- notes for the related interest period, plus your series' share of the servicing fee for the related calendar month divided by the collateral amount PLUS amounts on deposit in the principal accumulation account, each as of the last day of that period. If the average net yield for the trust portfolio, after deducting defaulted receivables net of recoveries, for any three consecutive calendar months is less than the average base rate for the same three consecutive calendar months, an early amortization event will occur.


The other early amortization events are:

- Our failure to make required payments or deposits or material failure to perform other obligations, subject to applicable grace periods;


- Material inaccuracies in our representations and warranties subject to applicable grace periods;


- The Series 2001- notes are not paid in full on the expected principal payment date;

-    Bankruptcy, insolvency or similar events relating to us or the bank;

-    We are unable to transfer receivables to the trust when required;

- We do not transfer receivables in additional accounts or participations to the trust when required;

-    Material defaults of the servicer;

- World Financial Network Credit Card Master Trust or the issuer becomes subject to regulation as an "investment company" under the Investment Company Act of 1940; or

- An event of default occurs for the Series 2001- notes and their maturity date is accelerated.

EVENTS OF DEFAULT

The Series 2001- notes are subject to events of default described under "THE INDENTURE -- EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT" in the accompanying prospectus. These include, among other things, the failure to pay interest for 35 days after it is due or to pay principal when it is due on the final maturity date.

In the case of an event of default involving bankruptcy, insolvency or similar events relating to the issuer, the principal amount of the Series 2001- notes automatically will become immediately due and payable. If any other event of default occurs and continues with respect to the Series 2001- notes, the indenture trustee or holders of more than 50% of the then-outstanding principal balance of the Series 2001- notes may declare the principal amount of the Series 2001- notes to be immediately due and payable. These declarations may be rescinded by holders of more than 50% of the then-outstanding principal balance of the Series 2001- notes if the related event of default has been cured, subject to the conditions described under "THE INDENTURE -- EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT" in the accompanying prospectus.

After an event of default and the acceleration of the Series 2001- notes, funds allocated to Series 2001- and on deposit in the collection account, the excess funding account and the other trust accounts will be applied to pay principal of and interest on the Series 2001- notes to the extent permitted by law. Principal collections and finance charge collections allocated to Series 2001- will be applied to make monthly principal and interest payments on the Series 2001-notes until the earlier of the date those notes are paid in full or the final maturity date of those notes.


If the Series 2001- notes are accelerated or the issuer fails to pay the principal of the Series 2001- notes on the final maturity date, subject to the conditions described in the prospectus under "THE INDENTURE -- EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT", the indenture trustee may, if legally permitted, cause the trust to sell principal receivables in an amount equal to the collateral amount for Series 2001- and the related finance charge receivables.


OPTIONAL REDEMPTION

The servicer has the option to purchase your notes when the outstanding principal amount for your series has been reduced to 5% or less of the initial principal amount. See "DESCRIPTION OF THE NOTES -- FINAL PAYMENT OF Principal" in the accompanying prospectus.

TAX STATUS

Subject to important considerations described under "FEDERAL INCOME TAX CONSEQUENCES" in the accompanying prospectus, Mayer, Brown & Platt as tax counsel to the issuer, is of the opinion that under existing law your Class C notes will be characterized as debt for federal income tax purposes and that neither World Financial Network Credit Card Master Trust nor the issuer will be classified as an association or constitute a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. By your acceptance of a Class C note, you will agree to treat your Class C notes as debt for federal, state and local income and franchise tax purposes. See "FEDERAL INCOME TAX CONSEQUENCES" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA CONSIDERATIONS" in the accompanying prospectus, the Class C notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. If you are contemplating purchasing the Class C notes on behalf of or with plan assets of any plan or account, we suggest that you consult with counsel regarding whether the purchase or holding of the Class C notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code.

RISK FACTORS


There are material risks associated with an investment in the Class C notes, and you should consider the matters set forth under "RISK FACTORS" beginning on page S-11 below and on page 3 of the accompanying prospectus.


RATINGS

It is a condition to the issuance of your notes that one of the ratings set forth for the Class C notes in the "SUMMARY OF TERMS" above be obtained.

Any rating assigned to the notes by a credit rating agency will reflect the rating agency's assessment solely of the likelihood that noteholders will receive the payments of interest and principal required to be made under the terms of the series and will be based primarily on the value of the receivables in the trust and the credit enhancement provided. The rating is not a recommendation to purchase, hold or sell any notes. The rating does not constitute a comment as to the marketability of any notes, any market price or suitability for a particular investor. Any rating can be changed or withdrawn by a rating agency at any time.

[EXCHANGE LISTING

We will apply to list the Series 2001- notes on the Luxembourg Stock Exchange. We cannot guarantee that the application for the listing will be accepted.]

WFN CREDIT COMPANY, LLC

Our address is 800 Techcenter Drive, Gahanna, Ohio 43230. Our phone number is
(614) 729-4000.

     This prospectus supplement uses defined terms. You can find a glossary of terms under the caption "GLOSSARY OF TERMS FOR PROSPECTUS SUPPLEMENT" beginning on page S-42 in this prospectus supplement and under the caption "Glossary of Terms for Prospectus" beginning on page 87 in the accompanying prospectus.

                                  RISK FACTORS

     IN ADDITION TO THE RISK FACTORS DESCRIBED IN THE PROSPECTUS, YOU SHOULD CONSIDER THE FOLLOWING

          THE ISSUER WILL ISSUE THE CLASS A AND THE CLASS B NOTES OF THIS SERIES SOMETIME AFTER THE CURRENT ISSUANCE OF THE CLASS C NOTES, WHICH MAY IMPACT THE TIMING AND AMOUNT OF PAYMENTS TO YOU.

               The issuer expects to issue the Class A notes and Class B notes for this series sometime after the current issuance of the Class C notes. The Class A notes and the Class B notes may be issued without notice to existing noteholders and without their consent. In addition, we do not currently know what the terms of the Class A notes and the Class B notes will be, including their initial principal amounts, interest rates, expected principal payment dates and final maturity dates, and these terms are likely to be different from those of the Class C notes. For a description of the conditions that must be met before the issuer can issue new notes, see "THE NOTES--MULTIPLE ISSUANCE SERIES" AND "--NEW ISSUANCES OF NOTES".

               The issuance of the Class A notes and the Class B notes could adversely affect the timing and amount of payments on the Class C notes. For example, if the Class A notes and the Class B notes are issued at a higher interest rate than your notes, this could result in a reduction in the amount of finance charge collections available to pay interest on your notes.

     [Insert any additional risk factors applicable for this series]

                             RECEIVABLES PERFORMANCE

     The tables below contain performance information for the receivables in the current portfolio of private label credit cards for each of the periods shown. The composition of the credit card portfolio is expected to change over time. The actual performance of the receivables in the current portfolio may be different from that set forth below.

                         DELINQUENCY AND LOSS EXPERIENCE

     The following tables set forth the aggregate delinquency and loss experience for cardholder payments on the credit card accounts in the current portfolio for each of the dates or periods shown. All data set forth in the tables is reported on a collected basis, except that data for some acquired portfolios is reported on a billed basis for the period before the bank acquired them. Average receivables outstanding is the average of the receivables balances at the beginning of each month in the period indicated. Fees include late fees and return check fees (which are, under the terms of the pooling agreement, allocated to the trust).

     [Discussion of any relevant changes in loss and delinquency performance]

     We cannot assure you that the future delinquency and loss experience for the receivables will be similar to the historical experience set forth below.

                             DELINQUENCY EXPERIENCE
                                 TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                 ___ CALENDAR MONTHS ENDED _________, __,
                                        --------------------------------------------------------
                                                   2001                          2000
                                        --------------------------    --------------------------
                                                      PERCENTAGE OF                 PERCENTAGE OF
                                                          TOTAL                         TOTAL
                                        RECEIVABLES    RECEIVABLES    RECEIVABLES    RECEIVABLES
                                        -----------    -----------    -----------    -----------

Receivables Outstanding ..............
Receivables Delinquent ...............
     31-60 Days ......................
     61-90 Days ......................
     91 or More Days .................
          Total ......................                            %                             %

                                                                    DECEMBER 31,
                            --------------------------------------------------------------------------------------------
                                        2000                            1999                             1998
                            -----------------------------    ---------------------------     ---------------------------
                                             PERCENTAGE                       PERCENTAGE                      PERCENTAGE
                                              OF TOTAL                         OF TOTAL                        OF TOTAL
                            RECEIVABLES     RECEIVABLES      RECEIVABLES     RECEIVABLES     RECEIVABLES     RECEIVABLES
                            -----------------------------    ----------------------------    ---------------------------
Receivables                                              %
  Outstanding............
Receivables
  Delinquent.............
     31-60 Days..........
     61-90 Days..........
     91 or More
       Days..............
         Total...........

                                                        JANUARY 31,
                            ------------------------------------------------------------------
                                          1998                                1997
                            ------------------------------       -----------------------------
                                                PERCENTAGE                          PERCENTAGE
                                                 OF TOTAL                            OF TOTAL
                             RECEIVABLES       RECEIVABLES       RECEIVABLES       RECEIVABLES
                            -------------      -----------       -----------       -----------
Receivables Outstanding..      $1,842,021          100%           $1,837,839           100%
Receivables Delinquent...
     31-60 Days..........          60,091          3.26               63,926          3.48
     61-90 Days..........          32,498          1.77               32,566          1.77
     91 or More
       Days..............          57,341          3.11               59,070          3.21
         Total...........       $ 149,930          8.14%           $ 155,562          8.46%


         Prior to 1998, the bank's fiscal year ended on the Saturday closest to January 31 of each calendar year and a fiscal year was designated by the calendar year in which it began; beginning with fiscal years ended after 1998 the bank has adopted a calendar year as its fiscal year.

                                 LOSS EXPERIENCE
                                 TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                        ___ CALENDAR MONTHS
                                                         ENDED _______, __
                                             ---------------------------------------
                                                    2001                    2000
                                             ---------------           -------------
Average Receivables Outstanding............
Gross Charge-Offs..........................
Recoveries.................................
Net Charge-Offs............................
Net Charge-Offs as a percentage of Average
  Receivables Outstanding (annualized).....


                                                                    FISCAL YEAR
                                ------------------------------------------------------------------------------
                                   2000           1999              1998             1997             1996
                                ----------     ----------       ------------       ----------       ----------
Average Receivables
  Outstanding..............                                       $1,749,508       $1,748,577       $1,765,377
Gross Charge-Offs..........                                          158,284          185,141          146,581
Recoveries                                                            27,342           21,716           12,970
Net Charge-Offs............                                          130,942          163,425          133,611
Net Charge-Offs as a
  percentage of Average
  Receivables Outstanding
  (annualized).............                                             8.17%            9.35%            7.57%

         Due to the change in the bank's fiscal year in 1998, this fiscal year included only eleven months. If not for the change, the bank's 1998 fiscal year would have ended on January 30, 1999. For the period from February 1, 1998 to January 30, 1999 (which would have been the bank's 1998 fiscal year if not for the change), the Average Receivables Outstanding, Gross Charge-Offs, Recoveries, Net Charge-Offs and Net Charge-Offs as a percentage of Average Receivables Outstanding (annualized) were $1,764,292, $172,475, $29,559, $142,916 and 8.10%, respectively.

REVENUE EXPERIENCE

         The gross revenues from finance charges and fees related to accounts in the current portfolio for each of the periods shown are set forth in the following table. The figures reflected in the following table represent balances before deductions for charge-offs, returned merchandise, and customer disputes or other expenses and reductions due to fraud.

                               REVENUE EXPERIENCE
                                 TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                           ___ CALENDAR MONTHS
                                            ENDED _______, __
                                         ----------------------
                                          2001            2000
                                         -------         ------
Average Receivables Outstanding.....
Total Finance Charges and Fees......
Total Finance Charges and Fees as a
  percentage of Average Receivables
  Outstanding (annualized)..........

                                                               FISCAL YEAR
                                         --------------------------------------------------------------
                                          2000            1999            1998              1997             1996
                                         -------        --------       ----------        ----------       ----------
Average Receivables Outstanding.....                                   $1,749,508        $1,748,577       $1,765,377
Total Finance Charges and Fees......                                      372,710           394,805          392,579
Total Finance Charges and Fees as a
  percentage of Average Receivables
  Outstanding (annualized)..........                                        23.24%            22.58%           22.24%

For the period from February 1, 1998 to January 30, 1999 (which would have been the bank's 1998 fiscal year if not for the change to a calendar year as its fiscal year), the Average Receivables Outstanding (annualized) were $1,764,292, $408,352 and 23.15%, respectively.

                               THE TRUST PORTFOLIO

         The receivables to be conveyed to the trust have been or will be generated from transactions made by holders of credit card accounts included in the trust portfolio. A description of the bank's credit card business is contained in the prospectus under the heading "THE BANK'S PRIVATE LABEL CREDIT CARD ACTIVITIES--WORLD FINANCIAL NETWORK NATIONAL BANK CREDIT CARDS."

         As of the beginning of the day on _________, 2001:

         o The receivables in the trust portfolio included $________ of principal receivables and $_________ of finance charge receivables.

         o The accounts designated for the trust portfolio had an average principal receivable balance of $___________ and an average credit limit of $__________.

         o The percentage of the aggregate total receivable balance to the aggregate total credit limit was _____%.

         o The average age of the accounts was approximately _____ months.

         o Cardholders whose accounts are designated for the trust portfolio had billing addresses in all 50 states and the District of Columbia [except for __% of the aggregate total receivable balance for which cardholders had billing addresses located outside of the United States or the District of Columbia].

         The following table sets forth the number of fixed and floating rate credit cards contained in the trust portfolio as of ___________ __, 2001:

                         DISTRIBUTION OF TRUST PORTFOLIO
                            BY FIXED/FLOATING APR(1)
                              (DOLLARS IN MILLIONS)

                                                                  PERCENTAGE OF                       PERCENTAGE OF
                                                 NUMBER OF          NUMBER OF        RECEIVABLES       RECEIVABLES
                                                 ACCOUNTS           ACCOUNTS         OUTSTANDING       OUTSTANDING
                                               ------------       -------------      -----------      -------------
Total Fixed.................................
Total Variable..............................

(1)   Dollars are in millions and accounts are in thousands.

         The following tables summarize the trust portfolio by various criteria as of the beginning of the day on _________ __, 2001. Because the future composition of the trust portfolio will change over time, these tables are not indicative of the composition of the trust portfolio at any subsequent time. In addition, except as otherwise indicated, these tables exclude accounts that were flagged by the bank as a bankruptcy, fraud, deceased write-off or contractual write-off after the applicable billing cycle end date.

                          COMPOSITION BY RETAILER TYPE
                                 TRUST PORTFOLIO

                                                                                                        PERCENT OF
                                                                                                       RECEIVABLES
RETAILER TYPE                                                                                          OUTSTANDING
-------------                                                                                          -----------
Softgoods..........................................................................................
Building Materials.................................................................................
Furniture..........................................................................................
Jewelry............................................................................................
Other..............................................................................................

         The credit card programs, or group of credit card programs for affiliated companies of the Limited and Brylane, including each of their respective affiliates as of the beginning of the day on ________ __, 2001 accounted for more than 10% of the receivables in the trust portfolio. As of that date there were ___ other credit card programs included in the trust portfolio.

                         COMPOSITION BY ACCOUNT BALANCE
                                 TRUST PORTFOLIO

                                                                   PERCENTAGE OF                      PERCENTAGE OF
                                                     NUMBER OF       NUMBER OF       RECEIVABLES       RECEIVABLES
ACCOUNT BALANCE RANGE                                ACCOUNTS        ACCOUNTS        OUTSTANDING       OUTSTANDING
---------------------                                ---------     -------------     -----------      -------------
Credit Balance...................................
No Balance.......................................
$.01-$100.00.....................................
$100.01-$250.00..................................
$250.01-$350.00..................................
$350.01-$500.00..................................
$500.01-$750.00..................................
$750.01-$1000.00.................................
$1,000.01-$1,250.00..............................
$1,250.01-$1,500.00..............................
$1,500.01-$2,000.00..............................
$2,000.01-$2,500.00..............................
$2,500.01 or more................................
     Total.......................................                      100.00%                            100.00%

                           COMPOSITION BY CREDIT LIMIT
                                 TRUST PORTFOLIO

                                                                   PERCENTAGE OF                      PERCENTAGE OF
                                                     NUMBER OF       NUMBER OF       RECEIVABLES       RECEIVABLES
CREDIT LIMIT BALANCE                                 ACCOUNTS        ACCOUNTS        OUTSTANDING       OUTSTANDING
--------------------                                 ---------     -------------     -----------      -------------
$0
$.01-$100.00.....................................
$100.01-$250.00..................................
$250.01-$350.00..................................
$350.01-$500.00..................................
$500.01-$750.00..................................
$750.01-$1000.00.................................
$1,000.01-$1,250.00..............................
$1,250.01-$1,500.00..............................
$1,500.01-$2,000.00..............................
$2,000.01-$2,500.00..............................
$2,500.01 or more................................
     Total.......................................                      100.00%                            100.00%


                           COMPOSITION BY ACCOUNT AGE
                                 TRUST PORTFOLIO

                                                                   PERCENTAGE OF                      PERCENTAGE OF
                                                     NUMBER OF       NUMBER OF       RECEIVABLES       RECEIVABLES
AGE                                                  ACCOUNTS        ACCOUNTS        OUTSTANDING       OUTSTANDING
---                                                  ---------     -------------     -----------      -------------
Not More than 12 Months..........................
Over 12 Months to 24 Months......................
Over 24 Months to 36 Months......................
Over 36 Months to 48 Months......................
Over 48 Months to 60 Months......................
Over 60 Months...................................
     Total.......................................                      100.00%                            100.00%



         Cardholders whose accounts are designated for the trust portfolio had billing addresses in all 50 states and the District of Columbia [except for __% of the aggregate total receivable balance for which cardholders had billing addresses located outside of the United States or the District of Columbia]. Except for the four states listed below, no state accounted for more than 5% of the number of accounts or 5% of the total receivables balances as of __________ __, 2001.

                       GEOGRAPHIC DISTRIBUTION OF ACCOUNTS
                                 TRUST PORTFOLIO

                                                       [CALIFORNIA]     [ILLINOIS]       [NEW YORK]        [TEXAS]
                                                       ------------     ----------       ----------        -------
% of total number of accounts....................
% of total receivable balance....................

                             MATURITY CONSIDERATIONS

         Series [_______-_____] will always be in one of three periods--the revolving period, the controlled accumulation period or the early amortization period. Unless an early amortization event occurs, each class of notes will not receive payments of principal until the expected principal payment date for that class. The expected principal payment date for the Class C notes will be the distribution date in ___________. We expect the issuer to have sufficient funds to pay the full principal amount of each class of Series 2001- notes on its expected principal payment date. However, if an early amortization event occurs, principal payments for any class may begin prior to the expected principal payment date for that class.

CONTROLLED ACCUMULATION PERIOD

         During the controlled accumulation period, principal allocated to the Series 2001- noteholders will accumulate in the principal accumulation account in an amount calculated to pay the Class A notes, the Class B notes and the Class C notes in full on their expected principal payment dates. We expect, but cannot assure you, that the amounts available in the principal accumulation account on the expected principal payment date for any class of notes will be sufficient to pay in full the outstanding principal amount of the class. If there are not sufficient funds on deposit in the principal accumulation account to pay any class of notes in full on the expected principal payment date for that class, an early amortization event will occur and the early amortization period will begin.

EARLY AMORTIZATION PERIOD

         If an early amortization event occurs during either the revolving period or the controlled accumulation period, the early amortization period will begin. If an early amortization event occurs during the controlled accumulation period, on the next distribution date any amount on deposit in the principal accumulation account will be paid:

         o first to Class A noteholders, up to the outstanding principal balance of the Class A notes;

         o then to Class B noteholders, up to the outstanding principal balance of the Class B notes; and

         o then to Class C noteholders, up to the outstanding principal balance of the Class C notes.

         In addition, if the outstanding principal balance of the notes has not been paid in full, the issuer will continue to pay principal in the priority noted above to the noteholders on each distribution date during the early amortization period until the Series 2001- final maturity date, which is the _____________, 200__ distribution date.

PAYMENT RATES

         The payment rate on the receivables is the most important factor that will determine the size of principal payments during an early amortization period and whether the issuer has funds available to repay the notes on their [respective] expected principal payment date[s]. The following table sets forth the highest and lowest cardholder monthly payment rates on the credit card accounts during any month in the periods shown and the average cardholder monthly payment rates for all months in the periods shown, in each case calculated as a percentage of average total receivables for each month during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of principal receivables and finance charge receivables with respect to the accounts.

         Although we have provided historical data concerning the payment rates on the receivables, because of the factors described in the prospectus under "RISK FACTORS," we cannot provide you with any assurance that the levels and timing of payments on receivables in the trust portfolio from time to time will be similar to the historical experience described in the following table or that deposits into the principal accumulation account or the distribution account, as applicable, will be in accordance with the applicable controlled accumulation amount. The servicer may shorten the controlled accumulation period and, in that event, we cannot provide any assurance that there will be sufficient time to accumulate all amounts necessary to pay the outstanding principal amounts on their expected principal payment dates.

                        CARDHOLDER MONTHLY PAYMENT RATES
                                 TRUST PORTFOLIO

                                            ___ CALENDAR MONTHS
                                             ENDED________, __
                                         -------------------------
                                            2001            2000
                                         ----------      ---------
Lowest Month......................
Highest Month.....................
Monthly Average...................

                                                                       FISCAL YEAR
                                       -------------------------------------------------------------------------
                                         2000            1999             1998            1997            1996
                                       --------        --------         --------        --------         -------
Lowest Month.....................                                        15.80%           15.92%          16.53%
Highest Month....................                                        20.33%           19.10%          19.01%
Monthly Average..................                                        17.79%           17.56%          17.78%

         For the period from February 1, 1998 to January 30, 1999 (which would have been the bank's 1998 fiscal year if not for the change to a calendar year as its fiscal year), the Lowest Month, Highest Month and Monthly Average were 15.80%, 20.33% and 17.80%, respectively.

         We cannot assure you that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. In addition, the amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders.

PAIRED SERIES

         The issuer may issue another series of notes as a paired series for Series 2001- . If issued, a paired series may have terms that are different than the terms of Series 2001- and other series. For example, the early amortization events for the paired series may vary from the early amortization events for Series 2001- and may include early amortization events that are unrelated to the status of the issuer or the servicer, such as early amortization events related to the continued availability and rating of the providers of credit enhancement for the paired series. If an early amortization event occurs with respect to the paired series prior to the payment in full of the Series 2001- notes, the allocation percentage used to determine your series' share of principal collections may be reduced, which may delay the final payment of principal for your series. See "DESCRIPTION OF SERIES PROVISIONS--PAIRED SERIES" in this prospectus supplement.

                        DESCRIPTION OF SERIES PROVISIONS

         We have summarized the material terms of the Series 2001- notes below and under "DESCRIPTION OF THE NOTES" in the accompanying prospectus.

GENERAL

         The Class A notes, the Class B notes and the Class C notes comprise the Series 2001- notes and will be issued under the indenture, as supplemented by the Series 2001- indenture supplement, in each case between the issuer and the indenture trustee. The Series 2001- notes are a multiple issuance series and notes of any class may be issued on any date so long as the issuer has received confirmation from the rating agencies then rating any outstanding notes of Series 2001- that the issuance will not impair its rating and the other conditions of issuance set forth in the indenture are met.

         The Series 2001- notes will be issued in denominations of $1,000 and integral multiples of $1,000 and will be available only in book-entry form, registered in the name of Cede & Co., as nominee of DTC. See "DESCRIPTION OF THE NOTES -- GENERAL," "-- BOOK-ENTRY REGISTRATION" and "-- DEFINITIVE NOTES" in the accompanying prospectus. Payments of interest and principal will be made on each distribution date on which those amounts are due to the noteholders in whose names the Series 2001- notes were registered on the related record date, which will be the last day of the calendar month preceding that distribution date.

         [We will apply to list the notes on the Luxembourg Stock Exchange; however, we cannot assure you that the listing will be obtained. You should consult with the Luxembourg listing agent for the notes, [Address] Luxembourg,
phone number ( )        , for the status of the listing].

COLLATERAL AMOUNT


         Your notes are secured by collateral consisting of an interest in the receivables. At any time, the amount of the collateral for your notes, which we call the collateral amount, is calculated at any time as follows:



         o the collateral amount, which equals the aggregate initial principal amount of the notes in your series issued prior to the time of calculation, LESS



         o all previous principal payments made on your series (other than principal payments made from funds on deposit in the spread account) and the balance held in the principal accumulation account for such payments, LESS

         o all unreimbursed reductions to the collateral amount as a result of defaulted receivables or uncovered dilution allocated to your series or reallocations of principal collections to cover interest or the servicing fee for your series.

         The collateral amount will also be reduced if we purchase and cancel notes in your series. We are not permitted to do this if it would reduce the proportional amount of credit enhancement available for any class of notes. The collateral amount cannot be less than zero.

ALLOCATION PERCENTAGES

         The servicer will allocate among your series, other series of notes issued and outstanding, outstanding series of investor certificates issued by World Financial Network Credit Card Master Trust and our unpledged interest in the trust the following items: collections of finance charge receivables and principal receivables; defaulted receivables; and any dilution amounts that are not absorbed by our interest in the trust or reimbursed by the servicer. On any day, the allocation percentage for your series will be the percentage equivalent--which may not exceed 100%--of a fraction:

         o the numerator of which is:


           o for purposes of allocating finance charge collections and defaulted receivables at all times and principal collections during the revolving period, equal to the collateral amount as measured at the end of the prior calendar month (or, in the case of the month during which the closing date occurs, on the closing date) after taking into account any deposits to be made to the principal accumulation account and any reductions to be made to the collateral amount on account of principal payments for the next distribution date; and


           o for purposes of allocating principal collections during the controlled accumulation period and the early amortization period, equal to the collateral amount as of the end of the revolving period unless the numerator is reset in connection with an early amortization event for a series paired with Series 2001-_ as described below; and

           o the denominator of which is the greater of:

           (a) the total amount of principal receivables in the trust after excluding investment earnings measured as of a specified date; and

           (b) the sum of the numerators used to calculate the applicable allocation percentages for all series of notes or investor certificates outstanding as of the date of determination.

         The denominator referred to above will initially be set as of the closing date. The denominator will be reset for purposes of allocating principal collections, finance charge collections and defaulted receivables at all times as follows:

         o at the end of each calendar month;

         o on each date on which supplemental accounts are added to the trust;

         o on each date on which accounts are removed from the trust in an aggregate amount approximately equal to the initial collateral amount of any series that has been paid in full;

         o on each date on which there is an increase in the outstanding balance of any variable interest issued by the trust; and

         o on each date on which a new series or notes relating to a multiple issuance series are issued.


         The Series 2001- notes are subject to being paired with a future series. If a subsequent series is paired with Series 2001- and an early amortization period commences for the series paired with 2001- , we may, by written notice delivered to the indenture trustee and the servicer, designate a different numerator for allocating principal collections to your series, provided that:



         (1) the numerator is not less than the collateral amount as of the last day of the revolving period for the series paired with
             Series 2001-   ;



         (2) each rating agency confirms that the designation will not impair its rating of the Series 2001- notes; and



         (3) we certify that in our reasonable belief, the designation will not casue an early amortization event with respect to Series 2001- .


Any reduction in the numerator made as described in the preceding paragraph will also apply during any early amortization period that begins after the reduction is made.

INTEREST PAYMENTS

         The Class C notes will accrue interest from and including the closing date through but excluding ___________, 2001, and for each following interest period, at a rate of % per year [above LIBOR for the related interest period.]

         Each interest period will begin on and include a distribution date and end on but exclude the next distribution date. However, the first interest period will begin on and include the closing date.

         [For purposes of determining the interest rates applicable to each interest period, LIBOR will be determined two London business days before that interest period begins and will equal the rate for deposits in United States dollars for a one-month period which appears on the display page currently designated as "Telerate Page 3750" on the Bridge Telerate Capital Markets Report, or any other page as may replace that page on that service for the purpose of displaying comparable rates or price as of 11:00 a.m., London time, on that date. If that rate does not appear on that display page, the rate for that date will be determined based on the rates at which deposits in United States dollars are offered by four major banks, selected by the servicer, at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The indenture trustee will request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.]

         [The interest rates applicable to the then current and immediately preceding interest period may be obtained by telephoning the indenture trustee at its corporate trust office at [____________].]

         Interest on the notes will be calculated on the basis of the [actual number of days in the related interest period and] a 360-day year [of twelve 30-day months].

         If the issuer does not pay interest as calculated above to any class when due on a distribution date, the amount not paid will be due on the next distribution date, together with interest on the overdue amount of regular monthly interest at [2% plus] the interest rate payable on the notes for the applicable class.

PRINCIPAL PAYMENTS

         During the revolving period, no principal payments will be made on your notes. During the controlled accumulation period and the early amortization period, deposits to the principal accumulation account and principal payments on the Series 2001- notes will be made on each distribution date from the following sources:

         (a) principal collections allocated to your series based on your allocation percentage and retained in the collection account during the prior calendar month, less any amounts required to be reallocated to cover interest payments on the Series 2001- notes or servicing fees payments; PLUS

         (b) any finance charge collections or other amounts required to be treated as principal collections in order to cover the share of defaulted receivables and uncovered dilution amounts allocated to your series or to reinstate prior reductions to the collateral amount; PLUS

         (c) any principal collections from other series that are shared with your series.

CONTROLLED ACCUMULATION PERIOD

         The controlled accumulation period is scheduled to commence on , 200_ and to last [ ] months. However, the servicer may elect to extend the revolving period and postpone the controlled accumulation period, subject to the conditions described under "DESCRIPTION OF THE NOTES--SUSPENSION AND POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD" in the accompanying prospectus. The servicer may elect to postpone the controlled accumulation period only if the number of months needed to fund the principal accumulation account is less than [ ] months. In no event will the servicer postpone the beginning of the controlled accumulation period to later than [ ], 200 .

         The servicer may also elect to suspend the controlled accumulation period, subject to the conditions described under "DESCRIPTION OF THE NOTES--SUSPENSION AND POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD" in the accompanying prospectus.

         On each distribution date relating to the controlled accumulation period, the indenture trustee will deposit in the principal accumulation account an amount equal to the least of:

         (1) funds available for this purpose for your series with respect to that distribution date;

         (2) $______________or, if the commencement of the controlled accumulation is postponed, any higher deposit amount as the servicer may determine is necessary to fully fund the principal accumulation account, PLUS any amounts required to be deposited to the principal accumulation account on prior distribution dates that have not yet been deposited;

         (3) an amount equal to the outstanding principal amount of the notes, MINUS the amount on deposit in the principal accumulation account prior to any deposits on that date; and

         (4) the collateral amount.

         If the early amortization period has not commenced, amounts in the principal accumulation account will be paid to the Class A noteholders on the expected principal payment date for Class A. Any remaining amounts, up to the outstanding principal balance of the Class B notes, will be paid to the Class B noteholders on the expected principal payment date for Class B. Any further remaining amounts, up to the outstanding principal balance of the Class C notes, will be paid to the Class C noteholders on the expected principal payment date for Class C.

         During the controlled accumulation period, the portion of funds available but not required to be deposited in the principal accumulation account on a distribution date will be made available to investors in other series as shared principal collections.

EARLY AMORTIZATION PERIOD

         On each distribution date relating to the early amortization period, the Class A noteholders will be entitled to receive funds available for principal payments for Series 2001- for the related calendar month in an amount up to the outstanding principal balance of the Class A notes.

         After payment in full of the outstanding principal balance of the Class A notes, the Class B noteholders will be entitled to receive, on each distribution date relating to the early amortization period, the remaining available funds for Series 2001- for the related calendar month in an amount up to the outstanding principal balance of the Class B notes.

         After payment in full of the outstanding principal balance of the Class B notes, the Class C noteholders will be entitled to receive on each distribution date relating to the early amortization period, the remaining available funds for Series 2001- for the related calendar month in an amount up to the outstanding principal balance of the Class C notes.

         See "-- EARLY AMORTIZATION EVENTS" below for a discussion of events that might lead to the commencement of the early amortization period.

SUBORDINATION

         The Class B notes are subordinated to the Class A notes. The Class C notes are subordinated to the Class A notes and the Class B notes. Interest payments will be made on the Class A notes prior to being made on the Class B notes and the Class C notes. Interest payments will be made on the Class B notes prior to being made on the Class C notes.

         Principal payments on the Class B notes will not begin until the Class A notes have been paid in full. Principal payments on the Class C notes will not begin until the Class A notes and the Class B notes have been paid in full.


         The collateral amount for your series will be reduced as the collateral is applied for the benefit of your series, for instance as principal payments are made on your series (other than principal payments made from funds on deposit in the spread account). In addition, the collateral amount can be applied for the benefit of your series in two other ways:

         o by reallocating principal collections to make interest payments and pay the servicing fee for your series, when finance charge collections and investment earnings are not sufficient to make these payments; and

         o to absorb your series' share of defaulted receivables and any uncovered dilution amounts, when finance charge collections and investment earnings are not sufficient to cover these amounts.

         If the total amount of these latter two types of reductions exceeds the principal amount of the Class C Notes, then the Class B Notes may not be repaid in full. If the total exceeds the sum of principal amounts of the Class C and Class B notes, then the Class A notes may not be repaid in full.

         If receivables are sold after an event of default, the net proceeds of that sale would be paid first to the Class A notes, then to the Class B notes and finally to the Class C notes, in each case until the outstanding principal amount of the specified class and all accrued and unpaid interest payable to that class have been paid in full.

APPLICATION OF FINANCE CHARGE COLLECTIONS

         We refer to your series' share of finance charge collections -- including net investment proceeds transferred from the principal accumulation account and amounts withdrawn from the reserve account -- and any available excess finance charge collections from other series, collectively, as finance charge collections. On each distribution date, the servicer will direct the indenture trustee to apply your series' share of finance charge collections for the prior month in the following order:

         (1) to pay interest on the Class A notes, including any overdue interest and additional interest on the overdue interest;

         (2) to pay interest on the Class B notes, including any overdue interest and additional interest on the overdue interest;


         (3) to pay the servicing fee for your series for the prior calendar month and any overdue servicing fee (to the extent not retained by the servicer during the month);


         (4) to pay interest on the Class C notes, including any overdue interest and additional interest on the overdue interest;

         (5) an amount equal to your series' share of the defaulted receivables and uncovered dilution, if any, for the related calendar month, will be treated as principal collections for the prior calendar month;

         (6) an amount equal to any previously unreimbursed reductions to the collateral amount on account of defaulted receivables, uncovered dilution or reallocations of principal collections will be treated as principal collections for the prior calendar month;


         (7) an amount equal to the excess, if any, of the required cash collateral amount over the amount then on deposit in the cash collateral account will be deposited into the cash collateral account;


         (8) on and after the reserve account funding date, an amount equal to the excess, if any, of the required reserve account amount over the amount then on deposit in the reserve account will be deposited into the reserve account;

         (9) an amount equal to the excess, if any, of the required spread account amount over the amount then on deposit in the spread account will be deposited into the spread account; and


        (10) all remaining amounts will constitute excess finance charge collections and will be available to cover any shortfalls in finance charge collections for other outstanding series in group one, second deposited into the excess funding accounts so that the Transferor Amount is not less than the Specified Transferor Amount and, third, the remaining amount will be paid to us or our assigns.


         If your series' share of finance charge collections for any calendar month is insufficient to pay interest on the Class C notes--including any overdue interest and additional interest on the overdue interest--when due, a draw will be made from amounts available in the spread account and will be paid to the Class C noteholders on the related distribution date.

REALLOCATION OF PRINCIPAL COLLECTIONS

         If your series' share of finance charge collections is not sufficient to pay the aggregate amount of interest on the Class A notes, the Class B notes, the Class C notes and the servicing fee for your series, then principal collections will be reallocated to cover these amounts. Any reallocation of principal collections is a use of the collateral for your notes. Consequently, these uses will reduce the remaining collateral amount by a corresponding amount. The amount of principal collections that will be reallocated on any distribution date will not exceed:

         o the lower of:

               o the excess of the amounts needed to pay current, overdue and additional interest on the Class A notes OVER the amount of finance charge collections allocated to your series and available to cover these amounts; and

               o the greater of (1)(a) [ ]% of the initial collateral amount
                 MINUS (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related calendar month and (ii) the amount of unreimbursed reallocated principal collections as of the previous distribution date and (2) zero; PLUS

         o the lower of:

               o the excess of the sum of the amounts needed to pay current, overdue and additional interest on the Class B notes and the current and past due servicing fee for your series OVER the amount of finance charge collections allocated to your series and available to cover these amounts; and

               o the greater of (1)(a) [ ]% of the initial collateral amount
                 MINUS (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related calendar month and (ii) the amount of unreimbursed reallocated principal collections as of the previous distribution date and after giving effect to the reallocation of principal collections to make required interest payments for Class A on the then-current distribution date and (2) zero.

INVESTOR CHARGE-OFFS

         The servicer will allocate a portion of defaulted receivables for each calendar month to your series based on the allocation percentage for your series. The allocation percentage is described under "--ALLOCATION PERCENTAGES" above.

         Dilution will also be allocated to your series in the circumstances described in "DESCRIPTION OF THE NOTES--DEFAULTED RECEIVABLES; DILUTION; INVESTOR CHARGE-OFFS" in the accompanying prospectus. If dilution is allocated among series, your series' share of dilution will also be based upon the allocation percentage.

         On each distribution date, if the sum of the defaulted receivables and any remaining uncovered dilution allocated to your series is greater than finance charge collections used to cover those amounts, then the collateral amount will be reduced by the amount of the excess. Any reductions in the collateral amount on account of defaulted receivables and uncovered dilution will be reinstated to the extent that finance charge collections are available for that purpose on any subsequent distribution date.

SHARING PROVISIONS


         Your series is in group one for purposes of sharing excess finance charge collections. Your series will share excess finance charge collections with other series of notes in group one and other series of investor certificates in group one for World Financial Network Credit Card Master Trust. See "DESCRIPTION OF THE NOTES -- SHARED EXCESS FINANCE CHARGE COLLECTIONS" in the accompanying prospectus.


         Your series is a principal sharing series. See "DESCRIPTION OF THE NOTES -- SHARED PRINCIPAL COLLECTIONS; -- EXCESS FUNDING ACCOUNT" in the accompanying prospectus.

PRINCIPAL ACCUMULATION ACCOUNT

         The indenture trustee will establish and maintain a segregated trust account held for the benefit of the noteholders to serve as the principal accumulation account. During the controlled accumulation period, the indenture trustee at the direction of the servicer will make deposits to the principal accumulation account as described under "-- PRINCIPAL PAYMENTS" in this prospectus supplement.

         Funds on deposit in the principal accumulation account will be invested to the following distribution date by the indenture trustee at the direction of the servicer in highly rated liquid investments that meet the criteria described in the indenture supplement. Investment earnings, net of investment losses and expenses, on funds on deposit in the principal accumulation account will be deposited in the collection account and treated as finance charge collections available to your series for the related interest period. If, for any distribution date, these net investment earnings are less than the sum of:

         (a) the product of (1) the balance of the principal accumulation account, up to the outstanding principal balance of the Class A notes, on the record date immediately preceding that distribution date, (2) the Class A note interest rate for the related interest period and (3) the number of days in the related interest period divided by 360, PLUS

         (b) the product of (1) the balance of the principal accumulation account in excess of the outstanding principal balance of the Class A notes, up to the outstanding principal balance of the Class B notes, in each case on the record date immediately preceding that distribution date, (2) the Class B note interest rate for the related interest period and (3) the number of days in the related interest period divided by 360,

         (c) the product of (1) the balance of the principal accumulation account in excess of the outstanding principal balance of the Class A notes and Class B notes, up to the outstanding principal balance of the Class C notes, in each case on the record date immediately preceding that distribution date, (2) the Class C note interest rate for the related interest period and (3) the number of days in the related interest period divided by 360, then the indenture trustee will withdraw the shortfall, to the extent required and available, from the reserve account and deposit it in the collection account for use as finance charge collections that are available to your series.

CASH COLLATERAL ACCOUNT: REQUIRED ENHANCEMENT AMOUNT

         The indenture trustee will establish and maintain a segregated trust account held for the benefit of the noteholders to serve as the cash collateral account. The interest of the Class B noteholders in the cash collateral account will be subordinated to the interests of the Class A noteholders as described in this prospectus supplement. The interest of the Class C noteholders in the cash collateral account will be subordinated to the interests of the Class A and Class B noteholders.

         All amounts on deposit in the cash collateral account will be invested by the indenture trustee, at the direction of the servicer, in highly rated liquid investments that meet the criteria described in the indenture supplement. The interest and other investment income, net of losses and investment expenses, earned on these investments will be treated as collections of finance charge receivables. For purposes of determining the availability of funds or the balance of the cash collateral account, all investment earnings will be deemed not to be available or on deposit.


         On each transfer date, the servicer will calculate for each monthly period the required draw amount, required enhancement amount and the required cash collateral amount for the related distribution date. The transfer date, is the day prior to each distribution date. The required draw amount will be equal to the shortfall, if any, in interest payable on the notes and any servicing fees due, after the application of amounts available from finance charge collections. See "--APPLICATION OF FINANCE CHARGE COLLECTIONS." The available enhancement amount for any transfer date will equal the amount on deposit in the cash collateral account on that date prior to giving effect to any deposits or withdrawals for that date and the required enhancement amount.


         The required enhancement amount for any transfer date will be an amount equal to the greater of:


         o [__]% of the outstanding principal balance of the notes, after taking into account payments to be made on that distribution date; or


         o [$____________].


         HOWEVER,
the required enhancement amount will never exceed the aggregate outstanding principal balance of the notes LESS any amounts on deposit in the principal accumulation account, each as of the last day of the monthly period preceding that transfer date after taking into account deposits into the principal accumulation account on that transfer date and the payments to be made on the related distribution date.


         We may designate a lesser amount for the required enhancement amount if each rating agency confirms that the designation will not impair its rating of any outstanding series or class.


         The required cash collateral amount will be equal to the excess, if any, of the required enhancement amount over the Class C collateral amount after giving effect to any reductions to occur on the related transfer date. The Class C collateral amount is an amount equal to the excess of the collateral amount over the sum of the outstanding principal balances of the Class A and Class B notes after giving effect to any reductions to occur on the related transfer date or related distribution date.


         If on any transfer date, the required draw amount is greater than zero, the indenture trustee will withdraw, to fund the deficiency in the finance charge collections, the lesser of (1) the required draw amount and (2) the amount on deposit in the cash collateral account on that date prior to giving effect to any deposits or withdrawals for that date and the required enhancement amount.


         If on any transfer date, the available cash collateral amount exceeds the required cash collateral amount, the indenture trustee will withdraw the excess amount from the cash collateral account and apply the excess under the terms of the indenture supplement.






RESERVE ACCOUNT


         The indenture trustee will establish and maintain a segregated trust account held for the benefit of the noteholders to serve as the reserve account. The reserve account is established to assist with the distribution of interest on the notes during the controlled accumulation period and on the first distribution date with respect to the early amortization period. On each distribution date from and after the reserve account funding date, but prior to the termination of the reserve account, the indenture trustee, will apply finance charge collections allocated to your series to increase the amount on deposit in the reserve account to the extent the amount on deposit in the reserve account is less than the required reserve account amount.


         The reserve account funding date will be the distribution date with respect to the calendar month which commences [_____] months prior to the commencement of the controlled accumulation period, or an earlier date as the servicer may determine.

         The required reserve account amount for any distribution date on or after the reserve account funding date will be equal to (a) [___]% of the outstanding principal balance of the notes or (b) any other amount designated by us. We may only designate a lesser amount if each rating agency confirms that the designation will not impair its rating of any outstanding series or class and we will certify to the indenture trustee that, based on the facts known to the certifying officer at the time, in our reasonable belief, the designation will not cause an early amortization event to occur for Series 2001- .

         On each distribution date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the reserve account on that distribution date, the indenture trustee will withdraw from the reserve account an amount equal to the excess, if any, of the amount on deposit in the reserve account over the required reserve account amount, will deposit the excess in the spread account to the extent that funds available in the spread account are less than the required spread account amount and will distribute any remaining excess to us or our assigns. Any amounts withdrawn from the reserve account and distributed to us or our assigns will not be available for distribution to the noteholders.

         All amounts on deposit in the reserve account on any distribution date--after giving effect to any deposits to, or withdrawals from, the reserve account to be made on that distribution date--will be invested to the following distribution date by the indenture trustee, at the direction of the servicer, in highly rated liquid investments that meet the criteria described in the indenture supplement. The interest and other investment income, net of losses and investment expenses, earned on these investments will be either retained in the reserve account to the extent the amount on deposit is less than the required reserve account amount or deposited in the collection account and treated as finance charge collections available to your series.

         On or before each distribution date with respect to the controlled accumulation period and on or before the first distribution date with respect to the early amortization period, the indenture trustee will withdraw from the reserve account and deposit in the collection account an amount equal to the least of:

         (1) the amount then on deposit in the reserve account with respect to that distribution date; and

         (2) the amount of the shortfall described under "--PRINCIPAL ACCUMULATION ACCOUNT" above.

Amounts withdrawn from the reserve account on any distribution date will be included as finance charge collections available to your series for that distribution date.

         The reserve account will be terminated upon the earliest to occur of:

         (1) the first distribution date for the early amortization period;


         (2) the expected principal payment date for the Class C notes; and


         (3) the termination of the trust.

         Upon the termination of the reserve account, all amounts on deposit in the reserve account, after giving effect to any withdrawal from the reserve account on that date, will be distributed to us or our assigns. Any amounts withdrawn from the reserve account and distributed to us or our assigns will not be available for distribution to the noteholders.

SPREAD ACCOUNT

         The indenture trustee will establish and maintain as a segregated account held as security primarily for the benefit of the Class C noteholders to serve as the spread account. Amounts on deposit in the spread account will be used as described below under "--SPREAD ACCOUNT DISTRIBUTIONS."

         The spread account initially will not be funded, but will be funded up to the required spread account amount on each distribution date from finance charge collections allocated to your series to the extent available for that purpose.



         The required spread account amount will be determined on each distribution date as the product of:

         (a) the spread account percentage determined in accordance with the table below for that date of determinaiton; and

         (b) (1) during the revolving period or the controlled accumulation period, the collateral amount or

             (2) during the early amortization period, the collateral amount as of the last day before the beginning of the early amortization period, LESS amounts on deposit in the cash collateral account on that date (after taking into account any deposits to be made into or withdrawals from the cash collateral account on that date); but not to exceed the outstanding balance of the Class C notes (after taking into account any payments to be made on that distribution date).

             The spread account percentage will be determined as follows:

                   If the Quarterly Excess Spread Percentage is         then, the spread account
                greater than or equal to:     and       less than:       Percentage will equal:
                ------------------------                ----------     -------------------------
                          [__]%                             --                       0
                          [__]%                            [__]%                   [__]%
                          [__]%                            [__]%                   [__]%
                          [__]%                            [__]%                   [__]%
                          [__]%                            [__]%                   [__]%


If an early amortization event with respect to Series 2001- has occurred, the spread account percentage will equal [__]% and may not be subsequently reduced.

         Funds on deposit in the spread account will be invested, at the direction of the servicer, in highly rated liquid investments that meet the criteria described in the indenture supplement. Investment earnings, net of losses and investment expenses, will, except as otherwise indicated in this prospectus supplement, not be deposited into the spread account and will be paid to the transferor interest. However, after an event of default relating to your series of notes, these investment earnings will be available for payment to holders of the Class C notes.

SPREAD ACCOUNT DISTRIBUTIONS

         On each distribution date, funds on deposit in the spread account, including investment earnings, will be applied to cover the following items in the following order of priority, to the extent not covered by finance charge collections:

         (1) if the interest to be paid on the Class C notes exceeds the amount allocated to pay that interest, to fund any shortfall in the payment of interest on the Class C notes; and

         (2) to reimburse any prior reductions in the collateral amount that have not been reimbursed.


         On the earlier of the Series 2001- final maturity date and payment in full of the Class A notes and the Class B notes, funds available in the spread account, after giving effect to any withdrawals to be made as discussed in the preceding paragraph, will be used to fund any shortfall in the payment of the outstanding principal balance of the Class C notes. On any day following an event of default and an acceleration of the notes, funds available in the spread account will be used to fund any shortfalls in amounts owed on the Class C notes, the Class A notes and the Class B notes, in that order of priority.


         Funds on deposit in the spread account on any distribution date, after giving effect to all withdrawals from and deposits to the spread account, in excess of the required spread account amount will be paid to us or our assigns. On the date on which all amounts due to the noteholders from the spread account have been paid in full, all amounts, if any, then remaining in the spread account will be distributed to us or our assigns.

PAIRED SERIES

         Your series may be paired with one or more other series issued at a later time once the controlled accumulation period for your series begins. We call each of these later issued series a paired series. See "DESCRIPTION OF THE NOTES -- PAIRED SERIES" in the accompanying prospectus. The issuance of the paired series will be subject to the conditions described under "DESCRIPTION OF THE NOTES -- NEW ISSUANCES OF NOTES" in the accompanying prospectus.

         We cannot guarantee that the terms of any paired series will not have an impact on the calculation of the allocation percentage used to allocate principal collections to your series or the timing or amount of payments received by you as a Series 2001- noteholder. In particular, the numerator for the allocation percentage used to allocate principal collections to your series may be reduced upon the occurrence of an early amortization event for a paired series, but not below the collateral amount as of the last day of the revolving period for the paired series. The extent to which the timing or amount of payments received by you may be affected will depend on many factors, only one of which is a change in the calculation of the allocation percentage.

EARLY AMORTIZATION EVENTS

         An early amortization event will occur for the Series 2001- notes upon the occurrence of any of the following events:


         (a) failure of the transferor under the pooling and servicing agreement or the transfer and servicing agreement (1) to make any payment or deposit on the date required to be made under the pooling and servicing agreement, the collateral series supplement, the transfer and servicing agreement, the indenture or the Series 2001- indenture supplement within the applicable grace period which shall not exceed 5 days or (2) to observe or perform in any material respect any of its other covenants or agreements set forth in the pooling and servicing agreement, the transfer and servicing agreement, the indenture or the Series 2001- indenture supplement, which failure has a material adverse effect on the Series 2001- noteholders and which continues unremedied for a period of 60 days after written notice of the failure, requiring the same to be remedied;



         (b) any representation or warranty made by transferor under the pooling and servicing agreement or the transfer and servicing agreement in the transfer and servicing agreement or the pooling and servicing agreement or any information required to be given by it to identify the accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of the failure, requiring the same to be remedied, and as a result of which the interests of the noteholders are materially and adversely affected and continue to be materially and adversely affected for the designated period; except that an early amortization event described in this subparagraph (b) will not occur if we have accepted reassignment of the related receivable or all related receivables, if applicable, within the designated period;




         (c) transferor's failure to convey receivables in additional accounts or participations to the trust when required to do so;


         (d) any servicer default occurs;

         (e) the average of the Portfolio Yields for any 3 consecutive calendar months is less than the average of the Base Rates for the same calendar months;

         (f) sufficient funds are not available to pay in full the outstanding principal balance of the Class A notes, the Class B notes or the Class C notes on their expected principal payment dates;

         (g) specified bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to us or the bank;

         (h) we are unable for any reason to transfer receivables to the trust;

         (i) World Financial Network Credit Card Master Trust or the issuer becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

         (j) an event of default for Series 2001- and an acceleration of the maturity of the Series 2001- notes occurs under the indenture.

         In the case of any event described in clause (a), (b) or (d) above, an early amortization event will be deemed to have occurred with respect to the notes only if, after any applicable grace period, either the indenture trustee or the Series 2001- noteholders evidencing interests aggregating more than 50% of the aggregate unpaid principal amount of the Series 2001- notes, by written notice to us, the servicer and, if notice is given by the Series 2001-noteholders, the indenture trustee, declare that an early amortization event has occurred with respect to the Series 2001- notes as of the date of the notice.

         In the case of any event described in clause (g), (h) or (i), an early amortization event with respect to all series then outstanding, and in the case of any event described in clause (c), (e), (f) or (j), an early amortization event with respect to only the Series 2001- notes, will occur without any notice or other action on the part of the indenture trustee or the Series 2001-noteholders immediately upon the occurrence of the event.

         On the business day immediately before the date on which an early amortization event is deemed to have occurred, the early amortization period will begin.

         See "DESCRIPTION OF THE NOTES -- EARLY AMORTIZATION EVENTS" in the accompanying prospectus for an additional discussion of the consequences of insolvency, conservatorship or receivership events related to us and the bank.

EVENTS OF DEFAULT

         The events of default for Series 2001- , as well as the rights and remedies available to the indenture trustee and the Series 2001- noteholders when an event of default occurs, are described under "THE INDENTURE--EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT" in the accompanying prospectus.

         In the case of an event of default involving bankruptcy, insolvency or similar events relating to the issuer, the principal amount of the Series 2001-notes automatically will be deemed to be immediately due and payable. If any other event of default for Series 2001- occurs, the indenture trustee or the holders of a majority of the then-outstanding principal balance of the Series 2001- notes may declare the Series 2001- notes to be immediately due and payable. If the Series 2001- notes are accelerated, you may receive principal prior to the expected principal payment date for your class of notes.

                  SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The servicing fee rate for your series is 2% per annum. Your series' share of the servicing fee for each month will be calculated as described under "DESCRIPTION OF THE NOTES--SERVICING COMPENSATION AND PAYMENT OF EXPENSES" in the accompanying prospectus. However, the monthly servicing fee allocable to your series for the first distribution date will equal $[ ].

                                  UNDERWRITING

         Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name:

                                                                PRINCIPAL AMOUNT OF
         CLASS C UNDERWRITERS                                      CLASS C NOTES
         --------------------                                   -------------------
                      Total...............................      $_____
                      ....................................      $
                                                                ======

In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the notes offered by this prospectus supplement if any of the notes in that class are purchased.

         The underwriters have advised us that they propose initially to offer the notes to the public at the prices set forth in this prospectus supplement, and to dealers chosen by the underwriters at the prices set forth in this prospectus supplement less a concession not in excess of the percentages set forth in the following table. The underwriters and those dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the notes, the public offering prices and the concessions referred to in this paragraph may be changed. Additional offering expenses are estimated to be $[ ].

                                           CLASS C
                                            NOTES
                                            -----

  Concessions........................                %
  Reallowances.......................                %

The underwriters will be compensated as set forth in the following table:

                                             UNDERWRITERS'           AMOUNT
                                             DISCOUNTS AND         PER $1,000
                                              COMMISSIONS         OF PRINCIPAL     TOTAL AMOUNT
                                             -------------        ------------     ------------
Class C Notes                                             %       $                $

         Each underwriter has represented and agreed that:

              o it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom;

              o it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue or sale of the notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom that document may otherwise lawfully be issued or passed on;

              o if it is an authorized person under Chapter III of part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this prospectus supplement and the accompanying prospectus if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

              o it is a person of a kind described in Article 11(3) of the
                Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

         We will indemnify the underwriters against the liabilities specified in the underwriting agreement, including liabilities under the Securities Act, or will contribute to payments the underwriters may be required to make in connection with those liabilities.

         The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an "overallotment" option to purchase additional notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters represent that the underwriters will engage in any of these transactions or that those transactions, once commenced, will not be discontinued without notice at any time.

         In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with us and our affiliates.

                                  LEGAL MATTERS

         Certain legal matters relating to the issuance of the Class C notes will be passed upon for us by Mayer, Brown & Platt as special counsel for us. Certain legal matters relating to the federal tax consequences of the issuance of the Class C notes will be passed upon for us by Mayer, Brown & Platt. Certain legal matters relating to the issuance of the Class C notes will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP.

                   GLOSSARY OF TERMS FOR PROSPECTUS SUPPLEMENT

         "ADDITIONAL MINIMUM TRANSFEROR AMOUNT" means,

         (1) as of any date of determination falling in November, December and January of each calendar year, an amount calculated as follows:

             (a)  2%       TIMES       (b)  (i)  Aggregate Principal Balance
                                                                PLUS


                                            (ii) if on such date of
                                                 determination, World
                                                 Financial Network Credit
                                                 Card Master Trust has not
                                                 been terminated, amounts on
                                                 deposit in the excess funding
                                                 account


         (2) for any other date of determination; zero.






"BASE RATE" means, with respect to any calendar month, the annualized percentage equivalent of a fraction:


         o the NUMERATOR of which is the sum of (a) the interest due on the Series 2001- notes and (b) the monthly servicing fee rate for your series; and



         o the DENOMINATOR of which is the collateral amount, plus amounts on deposit in the principal accumulation account, each as of the last day of that calendar month.



         "EXCESS SPREAD PERCENTAGE" means, for any distribution date, the amount, if any, by which the Portfolio Yield for the prior calendar month exceeds the Base Rate for the prior calendar month. However, the Excess
Spread Percentage may never be less than zero and for the first distribution date will be calculated for the period from the closing date through the end of the calendar month preceding the first distribution date.

         "MINIMUM TRANSFEROR AMOUNT" will be calculated as follows:

                 (a) (i)  Aggregate Principal                           (ii)     4%, or if less, the highest of
                          Balance                      TIMES                     the required retained
                                                                                 transferor percentages
                                                                                 specified in the prospectus
                                                                                 supplement for each series

                                                       PLUS

                 (b)      any Additional Minimum
                          Transferor Amount

         "PORTFOLIO YIELD" means, with respect to any calendar month, the annualized percentage equivalent of a fraction:

         o the NUMERATOR of which is the amount of finance charge collections allocated to your series, MINUS the amount of defaulted receivables allocated to your series for that calendar month; and


         o the DENOMINATOR of which is the collateral amount plus amounts on deposit in the principal accumulation account, each as of the last day of that calendar month.




         "QUARTERLY AVERAGE EXCESS SPREAD PERCENTAGE" means, for any distribution date, the percentage determined as follows:

            For the [Month 1]
                   2001                             The Excess Spread Percentage for the
              distribution date:                     [Month 1] 2001 distribution date

            For the [Month 2]          The sum of the Excess Spread Percentage for the [Month 1] 2001
                   2001                 distribution date, plus the Excess Spread Percentage for the
              distribution date:                    [Month 2] 2001 distribution date
                                       --------------------------------------------------------------
                                                                         2


              For each following       The sum of the Excess Spread Percentages for the then-current
              distribution date:           distribution date and the two prior distribution dates
                                      --------------------------------------------------------------
                                                                         3




         ["SPECIFIED MINIMUM TRANSFEROR AMOUNT" means ________________.]

                                                                         Annex I

                    OTHER SECURITIES ISSUED AND OUTSTANDING

         The principal characteristics of the other outstanding series of notes previously issued by the issuer and the outstanding series of investor certificates issued by World Financial Network Credit Card Master Trust are set forth in Part A and Part B, respectively, of the table below. All of the outstanding series of notes and investor certificates are in group [___]. For more specific information with respect to any series of notes or investor certificates, any prospective investor should contact us at (614) 729-4000.

PART A

[I. SERIES 2001-
Series 2001- initial note principal amount..........................$
Initial Class A note principal amount...............................$
Initial Class B note principal amount...............................$
Initial Class C note principal amount...............................$
Initial cash collateral account balance.............................$
Class A interest rate..................................[one-month LIBOR plus]    % per annum
Class B  interest rate.................................[one-month LIBOR plus]    % per annum
Class C interest rate..................................[one-month LIBOR plus]    % per annum
[Controlled accumulation amount....................................................................................$         ]
[Expected principal payment date.................................................................[        ] distribution date]
Annual servicing fee percentage.................................................................................2.0% per annum
[Enhancement for the Class A notes.....................subordination of Class B and Class C notes and cash collateral account]
[Enhancement for the Class B notes.................................subordination of Class C notes and cash collateral account]
[Enhancement for the Class C notes.................................................spread account and cash collateral account]
Series 2001- termination date......................................................................[       ] distribution date
Group.................................................................................................................[      ]
Series issuance date.................................................................................                  , 2001]
Required retained transferor percentage for 2001-.....................................................................[     ]%

PART B

SERIES 1996-A

Series 1996-A initial invested amount.............................................................................$550,000,000
Class A initial invested amount...................................................................................$445,500,000
Class B initial invested amount....................................................................................$46,750,000
Initial collateral interest........................................................................................$57,750,000
Initial cash collateral account balance............................................................................$13,750,000
Series servicing fee rate.................................................................................................2.0%
Class A interest rate....................................................................................................6.70%
Class B interest rate....................................................................................................7.00%
Maximum collateral rate..........................................................................................LIBOR & 1.10%
Class A expected principal payment date..............................................March 2001 to July 2001 distribution date
Class B expected final payment date..............................................................August 2001 distribution date
Series 1996-A termination date.................................................................February 2004 distribution date
Group......................................................................................................................One
Series issuance date...............................................................................................May 9, 1996
Required retained transferor percentage for 1996-A..........................................................................4%


SERIES 1996-B

Series 1996-B initial invested amount................................................................$350,000,000
Class A initial invested amount......................................................................$283,500,000
Class B initial invested amount.......................................................................$29,750,000
Initial collateral interest...........................................................................$36,750,000
Initial cash collateral account balance................................................................$8,750,000
Series servicing fee rate....................................................................................2.0%
Class A interest rate.......................................................................................6.95%
Class B interest rate.......................................................................................7.20%
Maximum collateral rate.............................................................................LIBOR & 1.10%
Class A expected final payment date....................................................May 2003 distribution date
Class B expected final payment date...................................................June 2003 distribution date
Series 1996-B termination date.......................................................April 2006 distribution date
Group.........................................................................................................One
Series issuance date..................................................................................May 9, 1996
Required retained transferor percentage for 1996-B.............................................................4%

SERIES 1996-VFC

The trust has also issued Series 1996-VFC which is a series of variable funding certificates, meaning that the aggregate outstanding principal amount of Series 1996-VFC certificates and the collateral interest may be increased or decreased from time to time subject to a maximum amount. The maximum amount for Series 1996-VFC is currently $678,000,000. The maximum amount for Series 1996-VFC may be increased or decreased from time to time, subject to certain conditions, including the mutual agreement of the transferor and the holders of Series 1996-VFC certificates. Series 1996-VFC is in an extendable revolving period (unless an early amortization event occurs prior to that date). That revolving period may be extended by mutual agreement of the transferor and the holders of Series 1996-VFC certificates.

SERIES 1999-A
Series 1999-A initial invested amount................................................................$615,000,000
Class A initial invested amount......................................................................$473,400,000
Class B initial invested amount.......................................................................$51,600,000
Class C initial invested amount.......................................................................$75,000,000
Initial cash collateral account balance...............................................................$15,000,000
Class A interest rate.................................................................................LIBOR+0.33%
Class B interest rate.................................................................................LIBOR+0.80%
Class C interest rate................................................................................LIBOR+1.275%
Scheduled pay out commencement date..............................................September 2002 Distribution Date
Annual servicing fee percentage....................................................................2.0% per annum
Enhancement for the Class A certificates.........................subordination of Class B and Class C certificate
Enhancement for the Class B certificates....................................subordination of  Class C certificate
Series 1999-A termination date........................................................July 2006 distribution date
Group.........................................................................................................One
Series issuance date...........................................................................September 17, 1999
Required retained transferor percentage for 1999-A.............................................................4%

SERIES 2001-VFC

The trust has also issued Series 2001-VFC which is a series of variable funding certificates, meaning that the aggregate outstanding principal amount of Series 2001-VFC certificates may be increased or decreased from time to time subject to a maximum amount. The maximum amount for Series 2001-VFC is currently $492,250,000. The maximum amount for Series 2001-VFC may be increased or decreased from time to time, subject to certain conditions, including the mutual agreement of the transferor and the holders of Series 2001-VFC certificates. Series 2001-VFC is in a revolving period until October 1, 2001 (unless an early amortization event occurs prior to that date). That revolving period may be extended by mutual agreement of the transferor and the holders of Series 2001-VFC certificates.

              World Financial Network Credit Card Master Note Trust
                                     Issuer

              WFN Credit                   World Financial Network National Bank
             Company, LLC
              Transferor                                 Servicer

                                  SERIES 2001-

                                        $
                CLASS C [FLOATING RATE] [___%] ASSET BACKED NOTES

                                        $


                           ---------------------------

                              PROSPECTUS SUPPLEMENT

                           ---------------------------

                        Underwriters of the Class C notes

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the notes in any state where the offer is not permitted.

         We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes
         will deliver a prospectus supplement and prospectus until       , 2001.

The information in this prospectus is not complete and may be amended. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




            SUBJECT TO COMPLETION, DATED _______ __, 2001

                                   PROSPECTUS

              WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST
                                     Issuer


WFN CREDIT COMPANY, LLC                  WORLD FINANCIAL NETWORK NATIONAL BANK
      Transferor                                        Servicer

                               Asset Backed Notes


THE ISSUER --

         o may periodically issue asset backed notes in one or more series with one or more classes; and

         o   will have a direct or indirect interest in--

                  o receivables in a portfolio of private label revolving credit card accounts owned by World Financial Network National Bank;

                  o   payments due on those receivables; and

                  o other property described in this prospectus and in the accompanying prospectus supplement.

THE NOTES --

         o   will be paid only from the trust assets;

         o offered with this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

         o   may have one or more forms of credit enhancement; and

         o will be issued as part of a designated series which may include one or more classes of notes.


YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 3 IN THIS PROSPECTUS.

A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The notes are obligations of World Financial Network Credit Card Master Note Trust only and are not obligations of WFN Credit Company, LLC, World Financial Network National Bank or any other person.

This prospectus may be used to offer and sell notes of a series only if accompanied by the prospectus supplement for that series.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE NOTES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                _______ __, 2001

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

         We (WFN Credit Company, LLC) provide information to you about the notes in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to your series of notes, and (b) the accompanying prospectus supplement, which describes the specific terms of your series of notes, including:

         o   the terms, including interest rates, for each class;

         o   the timing of interest and principal payments;

         o   information about the receivables;

         o   information about credit enhancement, if any, for each class;

         o   the ratings for each class being offered; and

         o   the method for selling the notes.

         If the terms of your series of notes vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

         You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

         We include cross references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus supplement provide the pages on which these captions are located.

                                TABLE OF CONTENTS

                                                                      PAGE
Summary:  Overview of Transactions.....................................1
Risk Factors...........................................................3
     It may not be possible to find an investor to
         purchase your notes...........................................3
     Some liens would be given priority over your notes
         which could cause delayed or reduced payments..................3
     If a conservator or receiver were appointed for
         World Financial Network National Bank
         delays or reductions in payment of your notes
         could occur...................................................3
     The bank may change the terms and conditions of
         the accounts in a way that reduces
         collections...................................................5
     Allocations of charged-off receivables or
         uncovered dilution could reduce payments to
         you...........................................................6
     Current and proposed regulation and legislation
         relating to consumer protection laws may
         impede collection efforts or reduce
         collections...................................................7
     Limited remedies for breaches of representations
         could reduce or delay payments................................7
     Payment and origination patterns of receivables
         and operations of retailers could reduce
         collections...................................................8
     The bank depends on its ability to sell and
         securitize its credit card receivables to
         fund new receivables..........................................9
     The retail affiliates of The Limited are a
         significant stockholder of the bank's parent,
         and a change in ownership of these retailers
         could affect the generation of receivables
         and impact the return on your notes...........................10
     Subordinated classes bear losses before senior
         classes.......................................................11
     Recharacterization of principal receivables would
         reduce principal receivables and may require
         the addition of new receivables...............................11
     The note interest rate and the receivables
         interest rate may re-set at different times,
         resulting in reduced or early payments to you.................11
     We may assign our obligations as transferor and
         the bank may assign its obligations as
         servicer......................................................12
Important Parties......................................................13
     The Issuer........................................................13
     WFN Credit Company, LLC...........................................13
     World Financial Network Credit Card Master Trust..................13
     World Financial Network National Bank.............................14
     Alliance Data Systems.............................................15
The Bank's Private Label Credit Card Activities........................16
     World Financial Network National Bank Credit
         Cards.........................................................16
     Marketing Programs and Account Origination........................16
     Portfolio Acquisitions............................................18
     Underwriting Process..............................................18
     Servicing of Accounts.............................................18
     Delinquency and Collections Procedures............................19
The Trust Portfolio....................................................20
Use of Proceeds........................................................22
Description of the Notes...............................................22
     General...........................................................23
     Book-Entry Registration...........................................24
     Definitive Notes..................................................28
     Interest Payments.................................................29
     Principal Payments................................................29
     Suspension and Postponement of Controlled
         Accumulation Period...........................................30
     Transfer and Assignment of Receivables............................32
     Multiple Issuance Series..........................................33
     New Issuances of Notes............................................33
     Representations and Warranties....................................34
     Addition of Trust Assets..........................................36
     Removal of Accounts...............................................38
     Collection and Other Servicing Procedures.........................39
     Discount Option...................................................39
     Trust Accounts....................................................39
     Funding Period....................................................40
     Application of Collections........................................41
     Shared Excess Finance Charge Collections..........................42
     Shared Principal Collections......................................42
     Excess Funding Account............................................42
     Defaulted Receivables; Dilution; Investor
         Charge-Offs...................................................43
     Defeasance........................................................43
     Final Payment of Principal........................................44
     Paired Series.....................................................44
     Early Amortization Events.........................................45
     Servicing Compensation and Payment of Expenses....................46
     Matters Regarding the Transferor and the Servicer.................47
     Servicer's Representations and Warranties.........................50
     Servicer Default..................................................50
     Reports to Noteholders............................................52
     Evidence as to Compliance.........................................54
     Amendments........................................................54
The Indenture..........................................................56
     Events of Default; Rights upon Event of Default...................56
     Covenants.........................................................60
     Modification of the Indenture.....................................61
     Annual Compliance Statement.......................................63
     Indenture Trustee's Annual Report.................................63
     List of Noteholders...............................................64
     Satisfaction and Discharge of Indenture...........................64
     The Indenture Trustee.............................................64

                     Table of Contents
                         (continued)

                                                       PAGE
     Matters Regarding the Administrator...............................65
Pooling and Servicing Agreement........................................65
     New Issuances of Investor Certificates............................65
     Amendments........................................................66
Credit Enhancement.....................................................67
     General...........................................................67
     Subordination.....................................................68
     Letter of Credit..................................................68
     Cash Collateral Guaranty, Cash Collateral Account
         or Excess Collateral..........................................69
     Surety Bond or Insurance Policy...................................69
     Spread Account....................................................70
     Reserve Account...................................................70
Description of the Receivables Purchase Agreement......................71
     Sale of Receivables...............................................71
     Representations and Warranties....................................71
     Covenants.........................................................72
     Amendments........................................................72
     Termination.......................................................73
Note Ratings...........................................................73
Material Legal Aspects of the Receivables..............................74
     Transfer of Receivables...........................................74
     Conservatorship and Receivership..................................75
     Consumer Protection Laws..........................................77
Federal Income Tax Consequences........................................77
     General...........................................................77
     Tax Classification of the Issuer and the Notes....................78
     Consequences to Holders of the Offered Notes......................80
     State and Local Tax Consequences..................................83
ERISA Considerations...................................................84
Plan of Distribution...................................................85
Reports to Noteholders.................................................86
Where You Can Find More Information....................................86
Glossary of Terms for Prospectus.......................................87
Global Clearance, Settlement and Tax Documentation
  Procedures...........................................................91
     Initial Settlement................................................91
     Secondary Market Trading..........................................92
     Certain U.S. Federal Income Tax Documentation
         Requirements..................................................93

                        SUMMARY: OVERVIEW OF TRANSACTIONS

                                                   World
   World                                          Financial                   World
Fincancial                 WFN                    Network                   Financial
  Network    Receivables  Credit    Receivables    Credit     Collateral      Network       Notes
 National                 Company,                  Card     Certificate    Credit Card
   Bank                     LLC                    Master                   Master Note
                                                   Trust                      Trust

Each series of notes will be issued by World Financial Network Credit Card Master Note Trust and will include one or more classes of notes, representing debt of the issuer. Each series and class may differ as to timing and priority of distributions, allocations of losses, interest rates, amount of distributions in respect of principal or interest and credit enhancement. We, WFN Credit Company, LLC, will disclose the details of these timing, priority and other matters in a prospectus supplement.

Initially, the primary asset of the issuer will be a collateral certificate issued by World Financial Network Credit Card Master Trust to us and transferred to the issuer under a transfer and servicing agreement. It represents a beneficial interest in the assets of World Financial Network Credit Card Master Trust. World Financial Network Credit Card Master Trust owns primarily credit card receivables arising in private label revolving credit card accounts.

World Financial Network National Bank is the originator of the credit card receivables. The receivables comprising the trust have been transferred either directly by the bank to the trust or by the bank to us, and in turn, by us to the trust. Under the pooling and servicing agreement entered into by the bank in 1996, the bank, in its capacity as transferor, designated all eligible accounts from a number of merchant programs in its portfolio of private label credit card accounts and transferred the receivables in those accounts to the trust. The bank continued to transfer additional receivables generated in those accounts and additional accounts to the trust until [_______ __] 2001, when the pooling and servicing agreement was amended. The amendment, among other things, designated us as the transferor replacing the bank. At the same time, we entered into a receivables purchase agreement with the bank whereby the bank designated all eligible accounts to us and transferred the receivables created after the date of the agreement to us. Under the receivables purchase agreement, the bank will, from time to time, designate additional accounts to us and transfer additional receivables to us. Under the amended pooling and servicing agreement, in our capacity as transferor, we transfer all receivables sold to us by the bank under the receivables purchase agreement to the trust. The bank will continue to own the accounts that are designated to the trust.

After all outstanding series of investor certificates that have been issued by World Financial Network Credit Card Master Trust have been retired, we may cause World Financial Network Credit Card Master Trust to terminate, at which time the receivables will be transferred to the issuer and held directly by the issuer. We refer to the entity -- either World Financial Network Credit Card Master Trust or the issuer -- that holds the receivables at any given time as the trust.

The notes will represent the right to payments from a portion of collections on the credit card receivables and certain fees held by the trust. All new receivables generated in the accounts will be automatically transferred to the trust. The total amount of receivables held by the trust will fluctuate daily as new receivables are generated and payments are received on existing receivables.

The bank continues to service the receivables that are transferred to the trust and will act as the issuer's administrator.

BNY Midwest Trust Company, successor to the corporate trust administration of Harris Trust and Savings Bank, successor to The Bank of New York, is the trustee for World Financial Network Credit Card Master Trust. BNY Midwest Trust Company will also act as indenture trustee for the issuer. The issuer will grant a security interest in its assets -- including the collateral certificate or, if World Financial Network Credit Card Master Trust has terminated, the receivables -- to the indenture trustee for the benefit of the noteholders.

                                  RISK FACTORS

         THE FOLLOWING IS A SUMMARY OF THE PRINCIPAL RISK FACTORS THAT APPLY TO AN INVESTMENT IN THE NOTES. YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS AND ANY RISK FACTORS IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT BEFORE DECIDING WHETHER TO PURCHASE THE NOTES.

                  IT MAY NOT BE POSSIBLE TO FIND AN INVESTOR TO PURCHASE YOUR NOTES.

                           The underwriters may assist in resales of the notes
                  but they are not required to do so. A secondary market for any notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

                  SOME LIENS WOULD BE GIVEN PRIORITY OVER YOUR NOTES WHICH COULD CAUSE DELAYED OR REDUCED PAYMENTS.

                           We and the bank account for the transfer of the
                  receivables as a sale. Even so, a court could conclude that we or the bank own the receivables and that the trust holds only a security interest. Even if a court would reach that conclusion, however, steps will be taken to give the indenture trustee a first-priority perfected security interest, either directly or through World Financial Network Credit Card Master Note Trust.


                           If a court were to conclude that the trust has only a
                  security interest, a tax or governmental lien or other lien imposed under applicable state or federal law without consent on our property arising before receivables come into existence may be senior to the trust's interest in the receivables. Additionally, if a receiver or conservator were appointed for the bank, the fees and expenses of the receiver or conservator might be paid from the receivables before the trust receives any payments on the receivables. In addition, the trust may not have a first-priority perfected security interest in collections commingled and used for the benefit of the servicer if (a) insolvency proceedings were commenced by or against the servicer or (b) a twenty-day period were to elapse after receipt by the servicer of collections that have been commingled with other funds. If any of these events were to occur, payments to you could be delayed or reduced. See "MATERIAL LEGAL ASPECTS OF THE RECEIVABLES--TRANSFER OF RECEIVABLES" and "DESCRIPTION OF THE NOTES--REPRESENTATIONS AND WARRANTIES" in this prospectus.


                  IF A CONSERVATOR OR RECEIVER WERE APPOINTED FOR WORLD FINANCIAL NETWORK NATIONAL BANK DELAYS OR REDUCTIONS IN PAYMENT OF YOUR NOTES COULD OCCUR.

                           If the bank were to become insolvent, the FDIC could
                  act as conservator or receiver for the bank. In that role, the FDIC would have broad powers to repudiate contracts to which the bank was party if the FDIC determined that the contracts were burdensome and that repudiation would promote the orderly administration of the bank's affairs. Also, if the FDIC were acting as the bank's conservator or receiver, the FDIC might have the power to extend its repudiation and avoidance powers to us because we are a wholly-owned subsidiary of the bank.


                           The FDIC has adopted a rule stating that, if
                  certain conditions are met, the FDIC shall not use its repudiation power to reclaim, recover or recharacterize as property of an FDIC-insured bank any financial assets transferred by that bank in connection with a securitization transaction. Although the FDIC has the power to repeal or amend its own rules, the securitization rule states that any repeal or amendment of that rule will not apply to any transfers of financial assets made before the repeal or modification.


                           We have structured the issuance of the notes with the
                  intention that the transfers of the receivables by the bank would have the benefit of this rule. If the FDIC were to assert that the rule does not apply to these transfers of receivables or that these transactions do not comply with certain banking laws, however, payments of principal and interest on your notes could be delayed and, if the FDIC were successful, possibly reduced. Furthermore, if the FDIC were successful, the FDIC could--


                           o require the indenture trustee or any of the other transaction parties to go through the administrative claims procedure established by the FDIC in order to obtain payments on the notes;

                           o obtain a stay of any actions by any of those parties to enforce the transaction documents against the bank; or

                           o  repudiate the transaction documents and
                              limit the affected parties' claims to their "actual direct compensatory damages" (as defined in the statute that governs the FDIC's authority and actions as a receiver or conservator).

                  If the FDIC were to successfully take any of these actions, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

                           We are a wholly-owned bankruptcy remote subsidiary of
                  the bank and our limited liability company agreement limits the nature of our business. If, however, we became a debtor in a bankruptcy case, and our transfer of the receivables to the trust were construed as a grant of a security interest to secure a borrowing, your payments of outstanding principal and interest could be delayed and possibly reduced.


                           Because we are a wholly-owned subsidiary of
                  the bank, certain banking laws and regulations may apply to us, and if we were found to have violated any of these laws or regulations, payments to you could be delayed or reduced. In addition, if the bank entered conservatorship or receivership, the FDIC could seek to exercise control over the receivables or our other assets on an interim or a permanent basis. Although steps have been taken to minimize this risk, the FDIC could argue that --

                           o  our assets (including the receivables)
                              constitute assets of the bank available for liquidation and distribution by a conservator or receiver for the bank;

                           o we and our assets (including the receivables) should be substantively consolidated with the bank and its assets; or

                           o the FDIC's control over the receivables is necessary for the bank to reorganize or to protect the public interest.

                  If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced. Furthermore, regardless of any decision made by the FDIC or ruling made by a court, the fact that the bank has entered into conservatorship or receivership could have an adverse effect on the liquidity and value of the notes.


                           If a conservator or receiver were appointed for the
                  bank, an early payment of principal on all outstanding series could result. Under the terms of the agreement that governs the transfer of the receivables from us to the trust, new principal receivables would not be transferred to the trust. However, the conservator or the receiver may have the power, regardless of the terms of that agreement, to prevent the early payment of principal or to require new principal receivables to continue being transferred. In addition, the conservator or receiver may have the power to prevent either the indenture trustee or the noteholders from appointing a new servicer or to direct the servicer to stop servicing the receivables. See "MATERIAL LEGAL ASPECTS OF THE RECEIVABLES-- CONSERVATORSHIP, RECEIVERSHIP AND BANKRUPTCY" in this prospectus.

                  THE BANK MAY CHANGE THE TERMS AND CONDITIONS OF THE ACCOUNTS IN A WAY THAT REDUCES COLLECTIONS.

                           As owner of the accounts, the bank retains the right
                  to change various account terms, including finance charges, other fees and the required monthly minimum payment. These changes may be voluntary on the part of the bank or may be required by law or market conditions. Changes in interest and fees could decrease the effective yield on the accounts and this could result in an early payment of principal of your notes. Changes could also cause a reduction in the credit ratings on your notes.

                  ALLOCATIONS OF CHARGED-OFF RECEIVABLES OR UNCOVERED DILUTION COULD REDUCE PAYMENTS TO YOU.

                           The primary risk associated with extending credit to
                  the bank's customers under its private label credit card programs is the risk of default or bankruptcy of the customer, resulting in the customer's account balance being charged-off as uncollectible. We rely principally on the customer's creditworthiness for repayment of the account and therefore have no other recourse for collection. The bank may not be able to successfully identify and evaluate the creditworthiness of cardholders to minimize delinquencies and losses. General economic factors, such as the rate of inflation, unemployment levels and interest rates, may result in greater delinquencies that lead to greater credit losses among customers.

                           In addition to being affected by general economic
                  conditions and the success of the servicer's collection and recovery efforts, the trust's delinquency and net credit card receivable charge-off rates are affected by the credit risk of credit card receivables and the average age of the various credit card account portfolios. The average age of credit card receivables affects the stability of delinquency and loss rates of the portfolio because delinquency and loss rates typically increase as the average age of accounts in a credit card portfolio increases. We believe that the trust's portfolio will experience increasing levels of delinquency and loan losses as the average age of the accounts increases. The servicer will write off the receivables arising in accounts designated to the trust if the receivables become uncollectible. Your series will be allocated a portion of these charged-off receivables. See "DESCRIPTION OF SERIES PROVISIONS-- ALLOCATION PERCENTAGES" and "--INVESTOR CHARGE-OFFS" in the accompanying prospectus supplement.

                           Unlike charged-off receivables, reductions in the
                  receivables due to returns of merchandise, unauthorized charges or disputes between a cardholder and a merchant, called dilution, are typically absorbed by reductions in our interest in the trust, the transferor interest, or reimbursed by us through cash deposits to the excess funding account and are not intended to be allocated to investors. However, to the extent our interest is insufficient to cover dilution for any calendar month and we then default in our obligation to compensate the trust for these reductions, your series will be allocated a portion of the uncovered dilution. If the amount of charged-off receivables and any uncovered dilution allocated to your series of notes exceeds the amount of funds available to reimburse those amounts, you may not receive the full amount of principal and interest due to you. See "Description of Series Provisions--Investor Charge-Offs" in the accompanying prospectus supplement and "Description of the Notes--Defaulted Receivables; Dilution; Investor Charge-Offs" in this prospectus.

                  CURRENT AND PROPOSED REGULATION AND LEGISLATION RELATING TO CONSUMER PROTECTION LAWS MAY IMPEDE COLLECTION EFFORTS OR REDUCE COLLECTIONS.

                           Various federal and state consumer protection laws
                  regulate the creation and enforcement of consumer loans, including credit card accounts and receivables. Such laws and regulations, among other things, limit the fees and other charges that the bank can impose on customers, limit or prescribe certain other terms of the bank's products and services, require specified disclosures to consumers, or require that we maintain certain licenses, qualifications and minimum capital levels. In some cases, the precise application of these statutes and regulations is not clear. In addition, numerous legislative and regulatory proposals are advanced each year which, if adopted, could have a material adverse effect on the amount of collections available to the trust or further restrict the manner in which the servicer may conduct its activities. The failure to comply with, or adverse changes in, these laws or regulations or adverse changes in their interpretation, could make it more difficult for the servicer of the receivables to collect payments on the receivables or reduce the finance charges and other fees that can be charged, resulting in reduced collections.

                           Receivables that do not comply with consumer
                  protection laws may not be valid or enforceable under their terms against the obligors on those receivables. If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. See "MATERIAL LEGAL ASPECTS OF THE RECEIVABLES--CONSUMER PROTECTION LAWS" in this prospectus.

                  LIMITED REMEDIES FOR BREACHES OF REPRESENTATIONS COULD REDUCE OR DELAY PAYMENTS.

                           When we transfer the receivables to the trust, we
                  make representations and warranties relating to the validity and enforceability of the receivables arising under the accounts designated to the trust, and as to the perfection and priority of the indenture trustee's interest in the receivables. However, none of the trustee for World Financial Network Credit Card Master Trust, the owner trustee or the indenture trustee will make any examination of the receivables or the related assets to determine the presence of defects or compliance with the representations and warranties or for any other purpose.

                           A representation or warranty relating to the
                  receivables may be violated if the related obligors have defenses to payment or offset rights, or our creditors or creditors of the bank claim rights to the trust assets. If a representation or warranty is violated, we may have an opportunity to cure the violation. If we are unable to cure the violation within the specified time period or if there is no right to cure the violation, we must accept reassignment of the receivables affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment price. See "DESCRIPTION OF THE NOTES--REPRESENTATIONS AND WARRANTIES" in this prospectus.

                  PAYMENT AND ORIGINATION PATTERNS OF RECEIVABLES AND OPERATIONS OF RETAILERS COULD REDUCE COLLECTIONS.

                           The receivables transferred to the trust may be paid
                  at any time. Prepayments represent principal reductions in excess of the contractually scheduled reductions. The rate of cardholder prepayments or defaults on credit card balances may be affected by a variety of economic factors, including interest rates and the availability of alternative financing, most of which are not within the bank's control. A decrease in interest rates could cause cardholder prepayments to increase. We cannot assure the creation of additional receivables in the accounts designated to the trust or that any particular pattern of cardholder payments will occur. A significant decline in the amount of new receivables generated could result in the occurrence of an early amortization event for one or more series and the commencement of the early amortization period for each of those series. If an early amortization event occurs, you could receive payment of principal sooner than expected. In addition, changes in finance charges can alter the monthly payment rates of cardholders. A significant decrease in monthly payment rates could slow the return or accumulation of principal during an amortization period or accumulation period. See "MATURITY CONSIDERATIONS" in the accompanying prospectus supplement.

                           The bank's ability to generate new receivables is
                  dependent upon its ability to compete in the current industry environment and upon the retailers from which purchases may be financed on its private label credit cards. Accordingly, the trust is completely dependent upon sales at or through the retailers for the generation of receivables. The retailing industry is intensely competitive. Generally, the retailers compete not only with other retailers, department stores and catalogue sale businesses in the geographic areas in which they operate but also with numerous other types of retail outlets. We cannot assure you that the retailers will continue to generate receivables at the same rate as in prior years. Also, the retailers generally accept most major credit cards, and we cannot guaranty that credit card sales under the bank's proprietary card programs will not decline as a percentage of total credit card sales by the retailers.

                           In addition, the bank operates its private label
                  credit card programs with various retailers under agreements with fixed minimum terms, some of which may expire while your notes are outstanding. Also, the agreements generally permit the retailer to discontinue the program prior to the termination date if the bank materially breaches its obligations under the agreement. If the bank was unable to adequately perform its obligations, or a retailer were otherwise to assert that the bank was not adequately performing, then one or more of the programs could be terminated, leading to a reduction in the generation of receivables.

                  THE BANK DEPENDS ON ITS ABILITY TO SELL AND SECURITIZE ITS CREDIT CARD RECEIVABLES TO FUND NEW RECEIVABLES.

                           The bank's ability to originate and service
                  receivables is dependent upon its continued access to funding sources. Since January 1996, the bank has used a program involving the sale and securitization of its private label credit card receivables as its primary funding vehicle for private label credit card receivables. If the bank was unable to regularly securitize its receivables, its ability to generate new receivables and to service receivables would be materially impaired. A number of factors affect securitization transactions, some of which are beyond the bank's control, including:

                           o  conditions in the securities markets in
                              general and the asset-backed securitization market in particular;

                           o conformity in the quality of private label credit card receivables to rating agency requirements and changes in those requirements; and

                           o  availability of credit enhancement.

                  These factors could adversely affect the bank's ability to effect securitization transactions or the benefits to the bank of securitization transactions.

                           In addition, the bank has overcollateralized and
                  maintained an interest in its securitizations in order to achieve better credit ratings. Failure to obtain acceptable credit ratings or more stringent credit enhancement requirements could decrease the efficiency of or have an adverse effect on the timing of, or the bank's ability to effect, future securitizations.

                           The bank intends to continue public securitizations
                  of its private label credit card receivables. The inability to securitize private label credit card receivables due to changes in the market, the unavailability of credit enhancements, or any other circumstance or event would have a material adverse effect on the bank's business, financial condition and operating results.

                  THE RETAIL AFFILIATES OF THE LIMITED ARE A SIGNIFICANT STOCKHOLDER OF THE BANK'S PARENT, AND A CHANGE IN OWNERSHIP OF THESE RETAILERS COULD AFFECT THE GENERATION OF RECEIVABLES AND IMPACT THE RETURN ON YOUR NOTES.

                           A number of the retailers, representing approximately
                  68.9% of the receivables in the portfolio as of April 30, 2001, on a pro-forma basis, are presently owned, in whole or in part, by The Limited, Inc., which through its wholly owned subsidiary, Limited Commerce Corp., beneficially owns approximately 19.9% of the common stock of Alliance Data Systems Corporation as of June 13, 2001, which in turn owns 100% of the common stock of our parent, World Financial Network National Bank. The Limited, Inc. is not required by the transaction documents to maintain any particular percentage ownership of World Financial Network National
                  Bank or any of the retailers. See "THE BANK'S PRIVATE LABEL CREDIT CARD ACTIVITIES--WORLD FINANCIAL NETWORK NATIONAL
                  BANK CREDIT CARDS."

                           The Limited, Inc. is currently planning a
                  restructuring involving some of its retail affiliates. The proposed restructuring would involve a sale of Lane Bryant and the integration of Structure into the Express brand name as Express Men's. While the bank has a contract with Lane Bryant through 2006, we cannot assure you that an acquirer of Lane Bryant would assume the current credit card processing agreement or that the acquirer would continue its marketing strategy with regards to private label credit cards. The integration of Structure could lead to the closing of stores and the change in the name could adversely impact the generation of receivables and the return on your notes.

                  SUBORDINATED CLASSES BEAR LOSSES BEFORE SENIOR CLASSES.

                           One or more classes of notes in a series may be
                  subordinated to one or more senior classes of notes in the same series. Principal allocations to the subordinated class or classes may not begin until each of the more senior classes has been paid in full. Additionally, if collections of finance charge receivables allocated to a series are insufficient to cover amounts due for that series' senior notes or to reimburse for that series' share of charged-off receivables, the collateral amount for the series might be reduced. This would reduce the amount of finance charge collections available to the subordinated notes in future periods and could cause a possible delay or reduction in principal and interest payments on the subordinated notes.

                  RECHARACTERIZATION OF PRINCIPAL RECEIVABLES WOULD REDUCE PRINCIPAL RECEIVABLES AND MAY REQUIRE THE ADDITION OF NEW RECEIVABLES.

                           As described under "DESCRIPTION OF THE
                  NOTES--DISCOUNT OPTION," we may designate a percentage of the receivables that would otherwise be treated as principal receivables to be treated as finance charge receivables. This designation should decrease the likelihood of an early amortization event occurring as a result of a reduction of the average net portfolio yield for a given period. However, this designation will also reduce the aggregate amount of principal receivables, which may increase the likelihood that we will be required to add receivables to the trust. If we were unable to add receivables and could not make a sufficient cash deposit into the excess funding account, one or more series of notes, including your series, could go into early amortization.

                  THE NOTE INTEREST RATE AND THE RECEIVABLES INTEREST RATE MAY RE-SET AT DIFFERENT TIMES, RESULTING IN REDUCED OR EARLY PAYMENTS TO YOU.

                           Some accounts may have finance charges assessed at a
                  variable rate. A series of notes may bear interest either at a fixed rate or at a floating rate based on a different index. If the interest rate charged on the accounts declines, collections of finance charge receivables may be reduced without a corresponding reduction in the amounts of interest payable on your notes and other amounts required to be paid out of collections of finance charge receivables. If the interest rate on the accounts declines or the interest rate on a series increases, this could decrease the spread, or difference, between collections of finance charge receivables and those collections allocated to make interest payments on your notes. This would increase the risk of early repayment of your notes, as well as the risk that there may not be sufficient collections to make all required payments on your notes.

                  WE MAY ASSIGN OUR OBLIGATIONS AS TRANSFEROR AND THE BANK MAY ASSIGN ITS OBLIGATIONS AS SERVICER.

                           In our capacity as transferor and the bank's capacity
                  as servicer, either of us may transfer our rights and obligations under the pooling and servicing agreement and transfer and servicing agreement to one or more entities without noteholders' consent so long as specific conditions are satisfied. The entity assuming the rights and obligations may or may not be affiliated with us or the bank. After the assignment, either we or the bank, as the case may be, would have no further liability or obligation under the pooling and servicing agreement or transfer and servicing agreement, other than those liabilities that arose prior to the transfer.

         This prospectus uses defined terms. You can find a glossary of these terms under the caption "GLOSSARY OF TERMS FOR PROSPECTUS" beginning on page 87 in this prospectus.

                                IMPORTANT PARTIES

THE ISSUER

         The issuer of your notes will be World Financial Network Credit Card Master Note Trust. The issuer will be a statutory business trust created under the laws of the State of Delaware. It will be operated under a trust agreement, dated as of [_______ __, 2001], between us and Chase Manhattan Bank USA, National Association, as owner trustee.

         The activities of the issuer are limited to:

         o acquiring, owning and managing the trust assets and the proceeds of those assets;

         o  issuing and making payments on the notes; and

         o  engaging in related activities.

         The issuer's principal offices are in Newark, Delaware, in care of Chase Manhattan Bank USA, National Association, as owner trustee, at the following address: 500 Stanton Christiana Road, Building 4 - 3rd Floor, Newark, Delaware 19713, Attention: Institutional Trust Services.

         We will pay the fees of the owner trustee and will reimburse it for various liabilities and expenses.

WFN CREDIT COMPANY, LLC

         We--WFN Credit Company, LLC--are a limited liability company formed under the laws of the State of Delaware on May 1, 2001, and are a wholly-owned, direct subsidiary of World Financial Network National Bank. We were organized for the limited purpose of purchasing, holding, owning and transferring receivables and related activities.

WORLD FINANCIAL NETWORK CREDIT CARD MASTER TRUST

         The notes are secured by a beneficial interest in a pool of receivables that arise under private label credit card accounts owned by the bank and designated by the bank as trust accounts. The receivables are currently held by World Financial Network Credit Card Master Trust, a New York common law trust formed by the bank in January 1996 to securitize a portion of the bank's private label credit card receivables. World Financial Network Credit Card Master Trust is operated under a pooling and servicing agreement, amended in [__________ 2001], among us, as transferor, the bank, as servicer, and BNY Midwest Trust Company, successor to the corporate trust administration of Harris Trust and Savings Bank, successor to The Bank of New York, as trustee.

         World Financial Network Credit Card Master Trust has issued a collateral certificate to us that represents a beneficial interest in the receivables. We have transferred this collateral certificate to the issuer under a transfer and servicing agreement between us, as transferor, the bank, as servicer, and the issuer. The other outstanding series of investor certificates issued by World Financial Network Credit Card Master Trust and the notes are referred to in this prospectus, collectively, as the securities, and the holders of those securities are referred to as the securityholders. After all the outstanding series of investor certificates issued by World Financial Network Credit Card Master Trust are retired, we may cause World Financial Network Credit Card Master Trust to terminate, at which time the receivables will be transferred to the issuer under the transfer and servicing agreement and held directly by the issuer.

WORLD FINANCIAL NETWORK NATIONAL BANK


         World Financial Network National Bank is a national banking association and a limited purpose credit card bank established under the Competitive Equality Banking Act of 1987. The bank is regulated, supervised, and examined by the Office of the Comptroller of the Currency, its primary regulator, and is also subject to regulation by the board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation, as back-up regulators.


         The bank was formed in 1989 to provide private label credit card services to the various retail establishments owned by The Limited, Inc. and its subsidiaries and their customers. Until October 1995, the bank was a wholly owned subsidiary of Limited Commerce Corp., a wholly owned subsidiary of The Limited, Inc. In October 1995, Limited Commerce Corp. sold a 60% ownership interest in the bank to Welsh, Carson, Anderson & Stowe VII, L.P. and certain other persons affiliated with the investment firm of Welsh, Carson, Anderson & Stowe, initially retaining the remaining ownership interest. As of June 13, 2001, Limited Commerce Corp. beneficially owned approximately 19.9% of the common stock of the bank's parent corporation, Alliance Data Systems Corporation.


         Under credit card processing agreements entered into prior to or in connection with the sale of the 60% ownership interest referred to above, the bank is required to continue to provide private label credit card services to the then current retailers affiliated with The Limited, Inc. until at least January 2006. However, The Limited, Inc. is currently planning a restructuring involving some of its retail affiliates. The proposed restructuring would involve a sale of Lane Bryant and the integration of Structure into the Express brand name as Express Men's. While the bank has a contract with Lane Bryant through 2006, we cannot assure you that an acquirer of Lane Bryant would assume the current credit card processing agreement or that the acquirer would continue its marketing strategy with regards to private label credit cards. See "RISK FACTORS--THE RETAIL AFFILIATES OF THE LIMITED ARE A SIGNIFICANT STOCKHOLDER OF THE BANK'S PARENT, AND A CHANGE IN OWNERSHIP OF THESE RETAILERS COULD AFFECT THE GENERATION OF RECEIVABLES AND IMPACT THE RETURN ON YOUR NOTES."

         The bank continues to leverage its experience with private label product development, marketing support and risk management to support the sales of The Limited, Inc. and other third-party retailers. The bank's goal is to provide world class credit and information services which build lifetime relationships with customers and generate incremental sales and profit for retailer clients. The bank seeks to differentiate itself from other providers of store credit such as general purpose credit cards by delivering superior quality and service at all times.

         The bank plans to continue to selectively acquire private label credit card portfolios. The bank completed its first portfolio acquisition in November 1996, when it acquired the private label portfolios of National City Bank of Columbus. The National City Bank portfolio consisted of $383 million in receivables, representing over 25 retailers in a broad range of industries including softgoods, lumber, furniture and electronics. Since the acquisition of the National City Bank portfolio, the bank has acquired or launched private label credit card programs for a number of other retailers.

         The bank is a fully integrated provider of private label credit card services. All activities pertaining to credit card operations are performed in-house or by its sister company, ADS Alliance Data Systems Inc.


         Also, in the bank's capacity as administrator under the administration agreement, between it and the issuer, the bank will provide the notices and perform on behalf of the issuer other administrative obligations required by the transfer and servicing agreement, the indenture and the indenture supplement for each series, and will be compensated for acting as the administrator.


ALLIANCE DATA SYSTEMS

         The bank's parent company, Alliance Data Systems Corporation offers transaction services, credit services and marketing services as described below:

         SEGMENT              PRODUCTS AND SERVICES               TARGET MARKETS

TRANSACTION SERVICES    o   Transaction Processing           o   Specialty Retail
                            -  Network Services              o   Petroleum Retail
                            -  Merchant Bankcard Services    o   Regulated and De-regulated
                        o   Account Processing and               Utility
                            Servicing                        o   Mass Transit
                            -  Card Processing               o   Tollways
                            -  Billing and Payment           o   Parking
                               Processing
                            -  Customer Care

CREDIT SERVICES         o   Private Label Receivables        o   Specialty Retail
                            Financing                        o   Petroleum Retail
                            -  Underwriting and Risk
                               Management
                            -  Merchant Processing
                            -  Receivables Funding

MARKETING SERVICES      o   Loyalty Programs                 o   Specialty Retail
                            -  Air Miles                     o   Petroleum Retail
                            -  One-to-One Loyalty            o   Supermarkets
                        o   Database Marketing Services      o   Financial Services
                        o   Enhancement Services             o   Regulated and De-regulated
                        o   Direct Marketing                     Utility

         The bank's customer service, billing and collections functions related to the portfolios it owns and securitizes are outsourced to Alliance Data Systems.

                 THE BANK'S PRIVATE LABEL CREDIT CARD ACTIVITIES

WORLD FINANCIAL NETWORK NATIONAL BANK CREDIT CARDS


         The trust's portfolio of credit card accounts currently consists of revolving credit card accounts included in private label credit card programs, which allow cardholders to finance purchases from stores and catalogue programs operated by one or more affiliated retailers. Not all of the bank's private label credit card programs are included in the trust portfolio. As of [______ __, 2001], Eligible Accounts from five additional retailers will have been added to the trust portfolio.



         As of April 30, 2001, a number of the retailers representing
68.9% of the receivables in the trust portfolio, were owned, in whole or in part, by The Limited, Inc. In addition, approximately 6.2% of the receivables in the current portfolio related to credit card programs for catalogue operations of Brylane. The data provided in this paragraph regarding the trust portfolio and retailers is presented on a pro-forma basis and assumes that portfolios relating to five additional retailers were added to the trust as of April 30, 2001.


         We refer to the stores and catalogue programs associated with private label credit card programs currently included in the trust as the current retailers. The bank's credit cards are issued under the insignia of the current retailers based on the store or catalogue business through which the account was opened as well as under the insignia of Limited Fashion Group. The credit card programs are administered under a credit card processing agreement with the corporation that operates each of the current retailers. The private label credit card may be used to purchase merchandise from one or more affiliated retailers, to purchase third-party products/services marketed through statement inserts or "bang-tail" remittance envelopes, or to obtain cash advances. The bank also offers premium cards, such as gold and platinum cards, for some current retailers. While these cards may offer certain ancillary benefits to customers, they generally carry identical pricing parameters.

MARKETING PROGRAMS AND ACCOUNT ORIGINATION

         Each of the current retailers operates as a separate company, and therefore the bank has separately developed programs to promote credit with each of the retailers and has developed varying credit guidelines for the different retailers. The bank originates credit card accounts through several different programs: (1) in-store solicitation using "quick credit" and "instant credit,"
(2) preapproved catalogue mailings and solicitation of customers placing catalogue orders and (3) the acquisition of credit card portfolios from other financial institutions or retailers.

         The bank primarily uses in-store solicitation using "quick credit" and "instant credit" to acquire new accounts. Applicants provide a limited amount of information, such as name, mailing address and social security number, which allows the credit underwriting department to access its credit bureau reports. The credit underwriting department then scores an applicant's credit bureau report using proprietary credit score cards. Applicants must also present a valid driver's license and major credit card to the store associate.

         With "instant credit," an account can be opened in under three minutes from the time the bank receives the call. The salesperson at a retail store records the applicant information on an abbreviated application form and then calls the bank with this information. One of the bank's associates then processes all the necessary information and transmits the applicant data to credit bureaus. The credit bureau report is transmitted to the bank and is risk-scored. An associate relays the decision, account number and credit limit back to the salesperson at the retail store.

         With "quick credit," an account can be opened in less than a minute. Applicant information is taken at the retail store through use of the store cash register and the customer's major credit card. The applicant's name is read from the credit card and the customer's social security number and home zip code are entered via the register. This data is then transmitted electronically to credit bureaus where a sophisticated match routine is used to order a credit bureau report. The bank then scores the credit bureau report and electronically transmits the decision, account number and credit limit back to the store's register.

         The bank uses two methods of soliciting new catalogue accounts: (1) pre-approved catalogue mailings and (2) soliciting customers when they call in an order using either instant credit or on-line pre-screen. The on-line pre-screen process requires the customer's name, address and social security number to be sent to a credit bureau where it is matched to the customer's credit report. The credit bureau then analyzes the customer's credit report against the bank's normal pre-screen criteria. If a customer passes the criteria, the bank pre-approves the customer with a pre-determined credit limit. The bank offers credit cards to pre-approved customers at the completion of the order placing process. In certain circumstances, the bank will approve customers who do not pass the criteria if the catalogue issuer has agreed to compensate the bank for the additional credit risk.


         A number of the current retailers use or have used pre-approved account solicitations in varying degrees. Of the accounts originated by the bank in 2000, approximately 7% were pre-approved. The bank may purchase names for the pre-approved account solicitations from a number of sources or may obtain the names directly from the catalogue or in-store customer files. The bank then compares these lists against the database of existing cardholders to eliminate duplicates. The bank risk scores the remaining names using credit bureau reports and mails a pre-approved account solicitation to each individual who meets an established minimum risk score.


         The bank enters application information on all new accounts into a new account processing system that codes each application to allow future tracking of activation rates, sales, delinquencies and charge-offs. Some retailers offer new cardholders discounts on purchases in return for obtaining a credit card. At the time a new account is opened, the bank groups the credit card account into one of nineteen billing cycles based upon geography. Each billing cycle has a separate monthly billing date.

         For "instant" and "quick" credit accounts, a salesperson issues a temporary card and terms of the account to the customer at the retail store so that the credit card can be used immediately for purchases. For other approved applications, the bank mails the credit card and the terms of the account to the new cardholders.

         In addition, the accounts may receive discount inserts and sale announcements in the monthly statements. Customers phoning with account inquiries may be given a marketing message regarding products which are currently popular in stores. The bank can support marketing efforts related to premium cards, loyal shopper rebates, gift certificate orders by phone and fulfillment, surveys, outbound telemarketing, deferred billing and sweepstakes, etc. The bank regularly uses reactivation mailings and credit card reissues to reactivate dormant accounts.

PORTFOLIO ACQUISITIONS

         In November 1996, the bank acquired the private label portfolio of National City Bank of Columbus, which consisted of $383 million in receivables and represented over 25 retailers in a broad range of industries including softgoods, lumber, furniture and electronics. Since 1996, the bank has also acquired or launched private label credit card programs for a number of retailers. Conversely, over that same period of time, the bank has not renewed its credit card processing agreements relating to the private label credit card programs of several retailers. The bank plans to continue selectively acquiring private label credit card portfolios.

UNDERWRITING PROCESS

         In order to efficiently and accurately process the millions of annual applications the bank receives, it uses a high degree of automation in scoring technology and verification procedures. In the initial credit evaluation process, the bank uses one of six proprietary scorecards that have been refined to reflect performance of the various retail programs. Credit scoring is based on several factors including delinquency history, number of recent credit inquiries and the amount of credit used and available. The bank continuously validates, monitors and maintains these scorecards and uses the resulting data to ensure optimal risk performance.

         The bank scores each application on the basis of information purchased from one of the major credit bureaus. The bank chooses an appropriate credit bureau based on the applicant's mailing address and the perceived strength of each credit bureau in that geographic region. Most programs also use a FICO score in addition to the proprietary score in the credit granting decision. Cut-off scores are reviewed twice a year to ensure the accounts approved are performing as expected and profitability is being maintained at predetermined levels.

         In order to monitor and control the quality of the credit card portfolio, the bank uses behavioral scoring models to score each active account on its monthly billing date. The behavioral scoring models dynamically evaluate credit limit assignments to determine whether or not credit limits should be increased, decreased or maintained based on the creditworthiness of the individual cardholder. The bank's proprietary scoring models include such factors as: how long the account has been on file, credit utilization, shopping patterns and trends, payment history and account delinquency.

         Point-of-sale terminals in stores operated by the current retailers have an on-line connection with the bank's credit authorization system and allow real-time updating of accounts. Every sales transaction is passed through the bank's automated authorization system. If the proposed charge would place the account over its credit limit, the sale is declined, unless the store associate calls us and obtains an override or an increase in the cardholder's credit limit.

SERVICING OF ACCOUNTS

         The bank's credit card operations are organized to support the specific retailers being serviced around the core functional components. The organization is managed to provide for the consistent application of credit policies and service standards for each portfolio serviced. Accounts are serviced by Alliance Data Systems in one of six leased call centers located throughout the United States. Each call center processes new account applications, responds to customer inquiries and collects on delinquent or past due accounts. The service provided within a call center can be customized to support the particular requirements of each retailer. The credit processing functions consisting of statement rendering and mailing, payment processing, and card embossing are centralized in one of two processing centers. Credit card production is performed in a secured environment, including a separately alarmed secured area and audit procedures that are designed to maintain an absolute count of all cards produced, stored, destroyed and mailed.

         Alliance Data Systems, on the bank's behalf, mails monthly billing statements to cardholders. Statement mailing is highly automated, using pre-sorting and bar coding. The billing statements present the total amount due showing the split between principal, current fees, current finance charges and the minimum payment due. Subject to applicable law, late and returned check fees are also added to a cardholder's outstanding balance. No over credit limit or transaction fees are charged to any cardholders. The processing of cardholder remittances is also performed by Alliance Data Systems, on the bank's behalf, using automated payment processing equipment and systems.

         Finance charges are calculated by multiplying the average daily balance outstanding on an account during the monthly billing period times the applicable periodic finance charge rate. Finance charges are assessed from the date of purchase. A grace period of approximately 25 days is available to avoid the finance charge if the account is paid in full by the due date. Payments are generally applied in the following order: (1) to fees assessed on the account,
(2) to finance charges and (3) to the unpaid principal balance of purchases allocated first to the longest outstanding receivable. In most instances the annual fixed finance charge rate is currently 22.8%, although a small percentage of the accounts offer a lower prime-based rate. The bank may change finance charge rates from time to time at its discretion.

         Currently, the minimum monthly payment amount is equal to a percentage of the account balance, as well as any past due amounts. Minimum monthly payments are in most instances subject to a $10 minimum payment. The bank may change the minimum monthly payment from time to time at its discretion.


DELINQUENCY AND COLLECTIONS PROCEDURES

         Efforts to collect delinquent receivables are made by Alliance Data Systems' collection department on the bank's behalf and, if necessary, by collection agencies and outside attorneys. As of April 30, 2001, the collections department consists of approximately 920 full-time equivalents.
New collectors undergo training which includes courses in professional debt collection, the Fair Debt Collection Practices Act and negotiating skills. These courses are also available on a "refresher" basis for experienced collectors.


         The bank classifies an account as delinquent when the minimum payment due on the account is not received by the payment due date specified in the cardholder's billing statement. It is the bank's policy to continue to accrue interest and fee income on all credit card accounts, except in limited circumstances until the account and all related loans, interest and other fees are charged-off or paid. When an account becomes delinquent, the bank prints a message requesting payment on the cardholder's billing statement. After an account becomes 30 days past due, a proprietary collection scoring algorithm automatically scores the risk of the account rolling to a more delinquent status. The collection system then recommends a collection strategy for the past-due account based on the collection score and account balance, and dictates the contact schedule and collections priority for the account. The key measures used are (1) age of account, (2) number of previous delinquencies, (3) account balance, and (4) previous payment history. If the bank is unable to make a collection after exhausting all in-house efforts, it engages collection agencies and outside attorneys to continue those efforts.

         Specific collection actions include automatic letter dunning, telephone calls using automated dialing equipment, no action and sending the account to the mid-range collections group. The mid-range collection staff handles the intermediate to serious collection efforts. Unlike the auto-dial collections staff, the mid-range collectors are responsible for their own individual accounts and are reviewed accordingly. The mid-range collections group can take past due accounts as early as 30 days past due.

         The bank charges off accounts which become 180 days contractually past due. Accounts may be re-aged during delinquency, however, if the obligor demonstrates a willingness and ability to repay by making at least three consecutive minimum payments and certain other conditions are satisfied.

                               THE TRUST PORTFOLIO

         We refer to the accounts that have been designated as trust accounts as the trust portfolio. References to the trustee in this prospectus will refer to
(a) BNY Midwest Trust Company, as trustee of World Financial Network Credit Card Master Trust under the pooling and servicing agreement for so long as World Financial Network Credit Card Master Trust holds the receivables, or (b) BNY Midwest Trust Company, as indenture trustee, if the issuer holds the receivables.

         In addition to the receivables in the trust portfolio, the notes will be secured by:

         o  all proceeds of these receivables and related recoveries;

         o all monies on deposit in specified trust accounts or investments made with these monies, including any earned investment proceeds if the prospectus supplement for your series of notes so indicates;

         o other assets that may be added to the trust consisting of participations or trust certificates representing undivided legal or beneficial interests in a pool of assets primarily consisting of private label credit card receivables originated by World Financial Network National Bank or other approved credit card originators and the funds collected thereon;

         o  our rights under the receivables purchase agreement;

         o our rights to receive payments from retailers under their credit card processing agreements for in-store payments received by retailers from obligors; and






         o proceeds of any credit enhancement or derivative contracts, consisting of interest rate swaps, currency swaps, credit swaps, interest rate caps, interest rate floors or bankruptcy options, which are instruments under which a counterparty assumes the risk of an increase in bankruptcies in exchange for payment, as described in the prospectus supplement for your series of notes.


         Receivables in the trust consist of:

         o principal receivables, which are amounts charged by trust account cardholders for goods and services and cash advances; and

         o finance charge receivables, which are periodic finance charges, other amounts charged to trust accounts, including late fees and return check fees.

         The receivables arise in the bank's private label credit card programs for various retailers. We refer to the accounts relating to those programs collectively as the "approved portfolios." In addition, we may designate additional portfolios of accounts as "approved portfolios" to be included in the trust portfolio if certain conditions are met. We currently designate all newly created Eligible Accounts arising in the approved portfolios as automatic additional accounts, and the receivables in these accounts will be transferred to the trust. If we acquire or begin to directly originate additional types of private label credit cards, bank cards or other types of open end consumer credit accounts, these accounts may be designated as supplemental accounts and added to the trust so long as each rating agency that rates any outstanding notes has confirmed that the designation will not impair the rating of those notes. We refer to both the supplemental accounts and the automatic additional accounts in this prospectus as "additional accounts".

         Our right to automatically add additional Eligible Accounts to the trust as they arise is subject to the quantitative limitations described in "DESCRIPTION OF THE NOTES--ADDITION OF TRUST ASSETS" in this prospectus. We may also elect to stop the automatic addition of receivables arising in automatic additional accounts, but only as to accounts created on or after the date of suspension or termination. If we do so, we have the right, and in some cases the obligation, to designate from time to time additional Eligible Accounts to the trust portfolio and to convey to the trust all receivables in those additional accounts, whether those receivables are then existing or thereafter created.

         The accounts must be Eligible Accounts as of the date we designate them as supplemental accounts or automatic additional accounts. Once these accounts are designated, only the receivables arising under these accounts, and not the accounts themselves, are sold. In addition, as of the date on which any new receivables are created, we will represent and warrant to the trust that the receivables conveyed to the trust on that day are Eligible Receivables. However, we cannot guarantee that all the accounts will continue to meet the applicable eligibility requirements throughout the life of the trust.

         Under some circumstances, we may also designate that some accounts will no longer be trust accounts, and the receivables originated under these accounts will be removed from the trust. Throughout the term of the trust, the trust portfolio will consist of receivables originated in the initial accounts plus receivables originated in any additional accounts and minus receivables originated in any removed accounts and plus any participation interests.

         We cannot assure you that additional accounts will be of the same credit quality as the initial accounts. Moreover, additional accounts may contain receivables which consist of fees, charges and amounts which are different from the fees, charges and amounts described in this prospectus. Additional accounts may also have different credit guidelines, balances and ages. Consequently, we cannot assure you that the accounts will continue to have the characteristics described in this prospectus as additional accounts are added. In addition, if we designate additional accounts with lower periodic finance charges, that may have the effect of reducing the portfolio yield.

         The prospectus supplement relating to each series of notes will provide the following information about the trust portfolio as of the date specified:

         o  the amount of principal receivables;

         o  the amount of finance charge receivables;

         o  the range and average of principal balances of the accounts;

         o  the range and average of credit limits of the accounts;

         o  the range and average of ages of the accounts;

         o  the geographic distribution of the accounts; and

         o  delinquency statistics relating to the accounts.

                                 USE OF PROCEEDS

         We will receive the net proceeds from the sale of each series of notes offered by this prospectus and will use those proceeds (a) to retire existing series of investor certificates, and (b) for general corporate purposes.

                            DESCRIPTION OF THE NOTES

         The issuer will issue one or more series of notes under a master indenture and an indenture supplement entered into by the issuer and the indenture trustee. The following summaries describe all material provisions common to each series of notes. The accompanying prospectus supplement gives you all of the additional material terms specific to the notes of your series. The summaries are qualified by all of the provisions of the transfer and servicing agreement, the indenture and the related indenture supplement and the pooling and servicing agreement. We have filed a copy of the pooling and servicing agreement for World Financial Network Credit Card Master Trust and a form of each of the transfer and servicing agreement, the indenture and an indenture supplement with the SEC as exhibits to the registration statement relating to the notes.

GENERAL

         The notes will be secured by and paid from the assets of the issuer. The amount of collateral allocated for any series of notes, called its collateral amount, will be specified in the related prospectus supplement. Each series of notes will be allocated collections of principal receivables and finance charge receivables based on its allocation percentage, which will be based on the collateral amount for that series and will be calculated as described in the related prospectus supplement.

         Each series of notes may consist of one or more classes, one or more of which may be senior notes and one or more of which may be subordinated notes. Each class of a series will evidence the right to receive a specified portion of each distribution of principal or interest or both. Each class of a series may differ from other classes in some aspects, including:

         o  amounts allocated to principal payments;

         o  maturity date;

         o  interest rate; and

         o  availability and amount of enhancement.

         We or our assigns will have the right to receive all cash flows from the assets of the trust not required to make payments on the securities or to make payments to credit enhancement providers for any series of securities. Our interest is called the transferor interest and is an amount equal to the Transferor Amount.

         During the revolving period, the amount of collateral for a series will remain constant unless reduced on account of:

         o  defaulted receivables or dilution; or

         o reallocation of principal collections to cover shortfalls in the payment of interest or other specified amounts to be paid from finance charge collections.

See "--DEFAULTED RECEIVABLES; DILUTION; INVESTOR CHARGE-OFFS" in this prospectus. The amount of principal receivables in the trust, however, will vary each day as new principal receivables are created and others are paid. The Transferor Amount will fluctuate each day to reflect the changes in the amount of the principal receivables in the trust. When a series is amortizing, the collateral amount of that series will decline as customer payments of principal receivables are collected and distributed, or accumulated for distribution, to the noteholders. As a result, the Transferor Amount will generally increase to reflect reductions in the collateral amount for that series and will also change to reflect the variations in the amount of principal receivables in the trust. The Transferor Amount may also be reduced as the result of new issuances by the issuer, see "--NEW ISSUANCES OF NOTES" in this prospectus, or new issuances of investor certificates by World Financial Network Credit Card Master Trust, see "POOLING AND SERVICING AGREEMENT--NEW ISSUANCES OF INVESTOR CERTIFICATES" in this prospectus.

         Generally, notes offered under this prospectus and the accompanying prospectus supplement:

         o will be represented by notes registered in the name of a DTC nominee;

         o will be available for purchase in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount; and

         o  will be available for purchase in book-entry form only.

         The accompanying prospectus supplement will specify if your notes have different characteristics from those listed above.

         DTC has informed us that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of each series of notes. As an owner of beneficial interests in the notes, you will generally not be entitled to a definitive note representing your interest in the issued notes because you will own notes through a book-entry record maintained by DTC. References in this prospectus and the accompanying prospectus supplement to distributions, reports, notices and statements to noteholders refer to DTC or Cede & Co., as registered holder of the notes, for distribution to you in accordance with DTC procedures. All references in this prospectus and the accompanying prospectus supplement to actions by noteholders shall refer to actions taken by DTC upon instructions from DTC participants.

         The accompanying prospectus supplement may state that an application will be submitted to list your series or class of notes on the Luxembourg Stock Exchange or another exchange.

BOOK-ENTRY REGISTRATION

         This section describes the form your notes will take, how your notes may be transferred and how payments will be made to you.

         The information in this section concerning DTC and DTC's book-entry system has been provided by DTC. We have not independently verified the accuracy of this information.

         You may hold your notes through DTC in the U.S., Clearstream or Euroclear in Europe or in any other manner described in the accompanying prospectus supplement. You may hold your notes directly with one of these systems if you are a participant in the system, or indirectly through organizations which are participants.

         Cede & Co., as nominee for DTC, will hold the global notes. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and the Euroclear participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Participants also may include the underwriters of any series. Indirect access to the DTC system also is available to others, including banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to Clearstream's and Euroclear's depositaries.

         Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, notes may do so only through participants and indirect participants. In addition, note owners will receive all distributions of principal of and interest on the notes from the indenture trustee through the participants who in turn will receive them from DTC. Under a book-entry format, note owners may experience some delay in their receipt of payments, since payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, which thereafter will forward them to indirect participants or note owners. It is anticipated that the only "noteholder" will be Cede & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as that term is used in the indenture, and note owners will only be permitted to exercise the rights of noteholders indirectly through the participants who in turn will exercise the rights of noteholders through DTC.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit distributions of principal and interest on the notes. Participants and indirect participants with which note owners have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective note owners. Accordingly, although note owners will not possess notes, note owners will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a note owner to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those notes, may be limited due to the lack of a physical certificate for those notes.

         DTC has advised us that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose account with DTC the notes are credited. Additionally, DTC has advised us that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.

         Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and therefore is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of any series of notes. Clearstream's U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

         Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V. as the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "FEDERAL INCOME TAX CONSEQUENCES" in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

DEFINITIVE NOTES

         Notes that are initially cleared through DTC will be issued in definitive, fully registered, certificated form to note owners or their nominees, rather than to DTC or its nominee, only if:


         o we advise the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to that series or class of notes, and the indenture trustee or the issuer is unable to locate a qualified successor;


         o we, at our option, advise the indenture trustee in writing that we elect to terminate the book-entry system through DTC with respect to that series or class of notes; or


         o after the occurrence of a servicer default, note owners representing more than 50%--or another percentage specified in the accompanying prospectus supplement--of the outstanding principal amount of the notes of that series or class advise the indenture trustee and DTC through participants in writing that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the best interest of those note owners.


         If any of these events occur, DTC must notify all participants of the availability through DTC of definitive notes. Upon surrender by DTC of the definitive instrument representing the notes and instructions for re-registration, the issuer will execute and the indenture trustee will authenticate the notes as definitive notes, and thereafter the indenture trustee will recognize the registered holders of those definitive notes as noteholders under the indenture.

         Distribution of principal and interest on the notes will be made by the indenture trustee directly to holders of definitive notes in accordance with the procedures set forth in this prospectus and in the indenture. Interest payments and any principal payments on each distribution date will be made to holders in whose names the definitive notes were registered at the close of business on the related record date. Distributions will be made by check mailed to the address of the noteholders as it appears on the register maintained by the indenture trustee. However, the final payment on any note--whether definitive notes or the notes registered in the name of Cede & Co. representing the notes--will be made only upon presentation and surrender of that note at the office or agency specified in the notice of final distribution to noteholders. The indenture trustee will provide this notice to registered noteholders not later than the fifth day of the month of the final distributions.

         Definitive notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the issuer and transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. The transfer agent and registrar will not be required to register the transfer or exchange of definitive notes for a period of twenty days preceding the due date for any payment on those definitive notes.

INTEREST PAYMENTS

         Your class of notes will pay interest on the dates and at the interest rate specified in the accompanying prospectus supplement. The interest rate on any note may be a fixed, floating or any other type of rate as specified in the accompanying prospectus supplement. If your notes bear interest at a floating or variable rate, the accompanying prospectus supplement will describe how that rate is calculated.

         Interest payments or deposits on any distribution date will be funded from:

         o collections of finance charge receivables allocated to the series during the preceding monthly period or periods;

         o investment earnings, if any, on any funds held in trust accounts, to the extent described in the accompanying prospectus supplement;

         o any credit enhancement or derivative instrument, to the extent described in the accompanying prospectus supplement; and

         o collections of principal receivables treated as collections of finance charge receivables as described under "--DISCOUNT OPTION," to the extent described in the accompanying prospectus supplement.

         If interest payments will be made less frequently than monthly, an interest funding account may be established to accumulate the required interest amount. If a series has more than one class of notes, that series may have more than one interest funding account. For any series, all accrued and unpaid interest will be due and payable on the final maturity date of such series.

PRINCIPAL PAYMENTS

         Each series will begin with a revolving period during which no principal payments will be made to the noteholders of that series. However, if specified in the accompanying prospectus supplement, principal may be payable during the revolving period in connection with a partial amortization. A partial amortization would occur if the transferor were required to add receivables and was unable to designate sufficient Eligible Accounts and the transferor elected to avoid an early amortization event by commencing a partial amortization.

         The revolving period for each series will be scheduled to end on or no later than a specified date, at which time a new period will begin during which principal collections available to that series will be set aside on a daily basis to repay the series. That new period is called an amortization period if partial principal payments are made each month and an accumulation period if the available principal is accumulated for a series over one or more months to pay off a class in full. If the amount paid or accumulated each month is limited to some specified figure, then the period is called a controlled amortization period or controlled accumulation period.

         However, each series will also be subject to early amortization events, which could cause the revolving period to end earlier than scheduled or could terminate an existing amortization period or accumulation period. Upon an early amortization event, an early amortization period will begin, during which available principal will be distributed monthly and will not be subject to any controlled amount or accumulation provision. Finally, a series with an accumulation period may specify some adverse events as accumulation events, rather than early amortization events, resulting in an early start to an accumulation period or removing any limitation based on a controlled accumulation amount.

         Principal payments for any series or class will be funded from collections of principal receivables allocated to that series or class and from other sources specified in the accompanying prospectus supplement. In the case of a series with more than one class of notes, the noteholders of one or more classes may receive payments of principal at different times. The accompanying prospectus supplement will describe the manner, timing and priority of payments of principal to noteholders of each class.

         Funds on deposit in any principal accumulation account for a series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement intended to assure a minimum rate of return on the investment of those funds if specified in the related prospectus supplement. In order to enhance the likelihood of the payment in full of the principal amount of a series or a related class of notes at the end of an accumulation period, that series or class of notes may be subject to a principal guaranty or other similar arrangement if specified in the related prospectus supplement.

SUSPENSION AND POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD

         The prospectus supplement for any series having a controlled accumulation period will specify the date on which that period is scheduled to commence and the scheduled length of that period. However, if specified in the prospectus supplement for any series, upon notice to the indenture trustee, the servicer may extend the revolving period and postpone the controlled accumulation period, or may elect to suspend the controlled accumulation, subject to the conditions described in the third following paragraph and any other conditions described in the related prospectus supplement.


         On each determination date until the controlled accumulation period begins for any series, the servicer will review the amount of expected principal collections and determine the number of months expected to be required to fully fund the principal accumulation account by the related expected principal payment date for each class of notes in that series. If the number of months needed to fully fund the principal accumulation account by the related expected principal payment date for each class is less than the number of months in the scheduled controlled accumulation period, the servicer may then elect to postpone the controlled accumulation period. In making its decision, the servicer is required to assume that (1) the principal payment rate will be no greater than the lowest monthly principal payment rate for the prior 12 months,
(2) the total amount of principal receivables in the trust and the amounts on deposit in the excess funding account will remain constant, (3) no early amortization event for any series will occur and (4) no additional series will be issued after the related determination date. In no case will the controlled accumulation period for any series be reduced to less than two months.

         The method for determining the number of months required to fully fund the principal accumulation account may be changed if each rating agency confirms that the change will not impair its rating of any outstanding series or class.

         If specified in the prospectus supplement for any series having a controlled accumulation period, the servicer may also elect to suspend the controlled accumulation period if it:

         o obtains a qualified maturity agreement in which an Eligible Institution agrees to deposit in the related principal accumulation account on the expected principal payment date for each class of notes of that series an amount equal to the outstanding principal amount of those notes as of their respective expected principal payment dates; and

         o delivers an opinion of counsel to the indenture trustee to the effect that the qualified maturity agreement is enforceable against the provider of that agreement.


         The issuer will pledge to the indenture trustee, for the benefit of the noteholders of the related series, all right, title and interest in any qualified maturity agreement.



         If the issuer obtains a qualified maturity agreement, the issuer will cause the provider of that agreement to deposit in the principal accumulation account for the related series or class on or before its expected principal payment date an amount equal to the outstanding principal amount of that series or class. However, on the expected principal payment date for any series or class, we may instead elect to fund all or a portion of the required deposit from either the proceeds of a new series or collections of principal receivables and other amounts allocated to that series or class for that purpose.


         A qualified maturity agreement for any series or class will terminate at the close of business on the related expected principal payment date. However,


         (1) the issuer may terminate a qualified maturity agreement earlier than the expected principal payment date if the available reserve account amount equals the required reserve account amount and one of the following occurs:



                  (a) the issuer obtains a substitute qualified maturity agreement,



                  (b) the institution providing the qualified maturity agreement ceases to be an Eligible Institution and the issuer is unable to obtain a substitute qualified maturity agreement, or


                  (c) an early amortization event occurs for the related series; and


         (2) the issuer may terminate a qualified maturity agreement prior to the later of:


                  (a) the date on which the controlled accumulation period was scheduled to begin, before giving effect to the suspension of the controlled accumulation period, and

                  (b) the date to which the commencement of the controlled accumulation period may be postponed, as determined on the determination date preceding the termination of the qualified maturity agreement.


         If the institution providing a qualified maturity agreement ceases to be an Eligible Institution, the issuer will use its best efforts to obtain a substitute qualified maturity agreement, unless the issuer elects to terminate the qualified maturity agreement and is not required to obtain a substitute qualified maturity agreement for any of the reasons described in the preceding paragraph.



         If a qualified maturity agreement is terminated prior to the earlier of the expected principal payment date for the related series or class and the commencement of the early amortization period for that series and the issuer does not obtain a substitute qualified maturity agreement, the controlled accumulation period will begin on the latest of:


                  o the date on which the controlled accumulation period was scheduled to begin, before giving effect to the suspension of the controlled accumulation period;


                  o at the issuer's election, the date to which the controlled accumulation period may be postponed, as determined on the determination date preceding the termination of the qualified maturity agreement; and


                  o the first day of the calendar month following the termination of the qualified maturity agreement.

TRANSFER AND ASSIGNMENT OF RECEIVABLES

         The receivables comprising the trust have been transferred either directly by the bank to the trust or by the bank to us, and in turn, by us to the trust. Under the pooling and servicing agreement entered into by the bank in 1996, the bank, in its capacity as transferor, transferred the receivables in designated accounts to the trust. As of [_______ __] 2001, the pooling and servicing agreement was amended, to designate us as the transferor in replacement of the bank. At the same time, we entered into a receivables purchase agreement with the bank whereby the bank designated all eligible accounts to us and transferred the receivables created after the date of the agreement to us. The bank will also transfer and assign future receivables created in these accounts and additional accounts to us. Under the amended pooling and servicing agreement, in our capacity as transferor, we transfer all receivables sold to us by the bank under the receivables purchase agreement to the trust. We and the bank have indicated and, in connection with each future transfer of receivables to the trust, will indicate in our computer files or books and records that the receivables have been conveyed to the trust. In addition, we and the bank have provided or caused to be provided to the trustee and the owner trustee computer files or microfiche lists, containing a true and complete list showing each account, identified by account number and by total outstanding balance on the date of transfer. Neither we nor the bank will deliver to the trustee or the owner trustee any other records or agreements relating to the accounts or the receivables, except in connection with additions or removals of accounts. Except as stated in this paragraph, the records and agreements that the bank maintains relating to the accounts and the receivables are not and will not be segregated from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfers described in this paragraph, but the bank's computer records are and will be required to be marked to evidence these transfers. We and the bank have filed in all appropriate jurisdictions Uniform Commercial Code financing statements with respect to the receivables meeting the requirements of applicable law. See "RISK FACTORS--SOME LIENS WOULD BE GIVEN PRIORITY OVER YOUR NOTES WHICH COULD CAUSE DELAYED OR REDUCED PAYMENTS" and "MATERIAL LEGAL ASPECTS OF THE RECEIVABLES" in this prospectus.

MULTIPLE ISSUANCE SERIES

         If specified in the accompanying prospectus supplement, a series of notes may be a multiple issuance series. In a multiple issuance series, notes of any class can be issued on any date so long as the issuer has received confirmation from the rating agencies then rating any outstanding notes of the multiple issuance series that the issuance will not impair its rating and the other conditions of issuance set forth in the indenture are met. All of the subordinated notes of a multiple issuance series provide subordination protection to all of the senior notes of the same series, regardless of whether the subordinated notes are issued before, at the same time as, or after the senior notes of that series. As part of a multiple issuance series, we expect the issuer to issue different classes of notes or additional notes of an already issued class, at different times. Notes in a particular class will have the same interest rate, expected principal payment date, final maturity date and other characteristics, regardless of date of issue. Neither you nor any other noteholder will have the right to consent to the issuance of future notes of your multiple issuance series.

NEW ISSUANCES OF NOTES

         We may cause the owner trustee, on behalf of the issuer, to issue one or more new series of notes or for any multiple issuance series, notes of any class for that series. We will define all principal terms of each new series in an indenture supplement. Each series issued may have terms and enhancements that are different than those for any other series. No prior noteholders' consent will be required for the issuance of an additional series of notes, and we do not expect to request such consents. We may offer any series or class relating to a multiple issuance series under a prospectus or other disclosure document in transactions either registered under the Securities Act or exempt from registration under the Securities Act directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

         Unless World Financial Network Credit Card Master Trust has been terminated, the interests of all series of notes in the receivables and the other trust assets will be evidenced by a single global certificate held by the issuer. A new collateral certificate will be deemed to be issued and evidenced by the global certificate upon the issuance of each series and class of notes.

         No new series or for any multiple issuance series, notes of any class for that series may be issued unless we satisfy various conditions, including that:

         (1) each rating agency confirms that the new issuance will not impair its rating of any outstanding series or class;

         (2) we certify that we reasonably believe, based on the facts known to the certifying officer, that the new issuance will not cause an early amortization event, an event of default or materially and adversely affect the amount or timing of distributions to be made to the noteholders of any series or class;


         (3) after giving effect to the new issuance, the Transferor Amount is not less than the Minimum Transferor Amount and the Aggregate Principal Balance is not less than the Required Principal Balance;

         (4) we deliver an opinion of counsel to the effect that, for federal income tax purposes:

                  (a) except as otherwise stated in the related indenture supplement, the notes of the new series will be characterized as debt;

                  (b) the issuance will not adversely affect the tax characterization as debt of the notes of any outstanding series or class that were characterized as debt at the time of their issuance;

                  (c) the new issuance will not cause the issuer to be deemed to be an association or publicly traded partnership taxable as a corporation; and

                  (d) the new issuance will not cause or constitute an event in which gain or loss would be recognized by any noteholder; and


         (5) unless World Financial Network Credit Card Master Trust has been terminated, all of the conditions required for it to issue a new series of investor certificates are satisfied, as described under "POOLING AND SERVICING AGREEMENT--NEW ISSUANCES OF INVESTOR CERTIFICATES" in this prospectus.


         For any multiple issuance series, there are no restrictions on the timing or amount of any additional issuance of notes, so long as the conditions described above are met. As of the date of any additional issuance of an outstanding class of notes, the outstanding principal amount for that class will be increased to reflect the principal amount of the additional notes. When issued, the additional notes of an outstanding class will be identical in all respects to the other outstanding notes of that class and will be equally and ratably entitled to the benefits of the indenture and the related indenture supplement as the other outstanding notes of that class without preference, priority or distinction.

REPRESENTATIONS AND WARRANTIES

         As of the closing date for each series of securities and the date each account is designated for inclusion to the trust, we represent to the trust that:

         o each account is an Eligible Account as of the date it is designated to the trust and each receivable is an Eligible Receivable on the date it is transferred to the trust;


         o the account schedule and information contained therein is true and correct in all material respects;

         o each receivable has been conveyed to the trust free and clear of any liens, other than liens permitted by the pooling and servicing agreement and the transfer and servicing agreement, and in compliance in all material respects with all applicable laws;

         o we own all right, title and interest in each such receivable and have the right to transfer it to the trust; and

         o all required governmental approvals in connection with the transfer of each such receivable to the trust have been obtained and remain in full force and effect.

         If any of these representations is not true in any material respect for any receivables as of the date specified in the representation and as a result of the untrue statement or breach any receivables in the related account become defaulted receivables or the trust's rights in the receivables or the proceeds of the receivables are impaired or are not available to the trust free and clear of any lien, we are required to accept reassignment of the affected receivable. We will be permitted 60 days to cure the breach or a longer period not to exceed 150 days agreed to by the trustee.

         We will accept retransfer of a receivable by directing the servicer to deduct the principal amount of the ineligible receivable from the Transferor Amount. If this would reduce the Transferor Amount below the Specified Transferor Amount, we will make a cash deposit in the collection account in the amount by which the Transferor Amount would have been reduced below the Specified Transferor Amount after giving effect to the deduction. Any deduction or deposit is considered a repayment in full of the ineligible receivable.

         On the closing date for each series, in our capacity as transferor, we will also make representations and warranties to the trust as to:


         o our valid existence and good standing as a limited liability company and our ability to perform our obligations under each transaction document;


         o our qualification to do business and good standing as a foreign corporation and our possession of necessary licenses and approvals to conduct our business;

         o the due authorization, execution, delivery and performance of each transaction document to which we are a party;

         o the enforceability of each transaction document against us as legal, valid and binding obligations;

         o the effectiveness of the agreement governing our transfer of the receivables to the trust as a valid transfer and assignment of, or a grant of a first priority perfected security interest in the receivables, other than liens permitted by the transfer agreement; and

         o the absence of any transferor claims or interests in the collection account, excess funding account, series account or credit enhancement for a series.

         If any of these representations and warranties is false in any material respect and the breach of the representation or warranty has a material adverse effect on the receivables or the availability of the proceeds of the receivables to the trust, then either the trustee or securityholders holding more than 50% of the principal amount of any series of securities may direct us to accept retransfer of the entire trust portfolio. We will be permitted 60 days after the direction is given, or a longer period, not to exceed 150 days, as may be specified in the direction, to cure the breach.

         The reassignment price would equal the aggregate outstanding principal amounts for all series of securities, in each case as of the distribution date on which the reassignment is scheduled to be made, PLUS accrued and unpaid interest on the securities through the distribution date, PLUS any other amounts specified in any prospectus supplement.

         Reassignment of any affected receivables or the entire trust portfolio to us, as the case may be, is the sole remedy respecting any breach of the representations and warranties described in this section.


         On the closing date for each series, in our capacity as transferor, we will also make the following representations and warranties to the trust:

         o the transfer and assignment of the collateral certificate under the transfer and servicing agreement constitutes:

                  (1)      either a sale of the collateral certificate;

                  (2) a grant of a perfected security interest therein from us to the issuer; or

                  (3) a grant of a perfected security interest in the collateral certificate from us to the indenture trustee.

         o we have good and marketable title to the collateral certificate free and clear of all liens, other than liens permitted by the transfer and servicing agreement;

         o upon our transfer of the collateral certificate to the issuer, the issuer will have good and marketable title to the collateral certificate free and clear of all liens, other than liens permitted by the transfer and servicing agreement; and

         o all actions necessary under the applicable Uniform Commercial Code have been taken to give either the issuer or the indenture trustee a first priority perfected security interest in the collateral certificate.


ADDITION OF TRUST ASSETS


         We may, at our option, designate additional accounts to the trust, the receivables in which will be sold and assigned to the trust. As described above under "THE TRUST PORTFOLIO," we currently designate all new Eligible Accounts to the trust automatically upon their establishment, and we expect to continue to do so. However, we may elect to terminate or suspend the automatic addition of accounts at any time by delivering prior written notice to the trustee, the owner trustee, the rating agencies and the servicer. We are permitted to continue to automatically designate all new Eligible Accounts as they arise unless an automatic addition limitation event or additional limitation event has occurred. These events will occur if we reach specified triggers relating to default ratios and payment rates on the receivables.


         Upon the occurrence of an automatic addition limitation event, the following limits will apply:


         (1) the new accounts designated during the period from the first day of the transferor's fiscal year in which the addition is to occur through the date the new accounts will be added may not exceed 20% of the number of accounts as of the first day of that period; or


         (2) for any fiscal calendar quarter, the new accounts designated during that fiscal calendar quarter may not exceed 15% of the number of accounts as of the first day of that fiscal calendar quarter.

         Upon the occurrence of an additional limitation event, the following limits will apply:

         (1) the aggregate balance of receivables in the new accounts designated during any twelve month or shorter period beginning on the occurrence of such trigger event may not exceed 20% of the aggregate balance of the receivables in the trust portfolio as of the first day after such trigger event occurs; or

         (2) for any three month or shorter period beginning on the date on which such trigger event occurs, the aggregate balance of receivables in the new accounts designated during that calendar quarter may not exceed 15% of the aggregate balance of the receivables in the trust portfolio as of the first day after such trigger event occurs.

         The limitations imposed upon the occurrence of an automatic addition limitation event or additional limitation event will no longer apply if each rating agency that rates any outstanding notes confirms that the resumption of treating new accounts as automatic additional accounts will not impair its rating.

         In addition, we will be required to make an addition of supplemental accounts and/or participation interests in order to maintain:

         o the Transferor Amount averaged over any period of thirty consecutive days at the Minimum Transferor Amount for that period; and

         o for any record date, the Aggregate Principal Balance at the Required Principal Balance.

         When we transfer receivables in additional accounts or participation interests to the trust, other than in connection with automatic additions of accounts, we must satisfy several conditions, including:


         o we must give each rating agency and the servicer prior notice of each addition;


         o  we must certify that:

            o each additional account is an Eligible Account and each receivable in such additional account is an Eligible Receivable;

            o no selection procedures materially adverse to the securityholders were used in selecting the additional accounts from the available Eligible Accounts;

            o as of the addition date, we are not insolvent and would not become insolvent by the addition of the accounts; and

            o the transfer of the additional receivables constitutes a valid transfer to the trust of all our right, title and interest in the receivables in the additional accounts or the grant to the trust of a first priority perfected security interest in those receivables; and

         o we must deliver an opinion of counsel with respect to the perfection of the transfer and related matters.

         In addition to the periodic reports otherwise required to be filed by the servicer with the SEC in accordance with the Securities Exchange Act of 1934, we will file a Report on Form 8-K with respect to any addition to the trust of receivables in additional accounts that would have a material effect on the composition of the trust assets.

         Defaulted accounts that have been charged-off as uncollectible in accordance with the servicer's credit card guidelines and the servicer's customary and usual policies and procedures for servicing revolving credit card receivables will not be included in any account addition. See "--DEFAULTED RECEIVABLES; DILUTION; INVESTOR CHARGE-OFFS" in this prospectus.

REMOVAL OF ACCOUNTS

         We also have the right to remove accounts from the list of designated accounts and to require the reassignment to us of all receivables in the removed accounts, whether the receivables already exist or arise after the designation. Our right to remove accounts is subject to the satisfaction of several conditions, including that:

         (1) if the accounts to be removed have outstanding receivables, each rating agency confirms that the removal will not impair its rating of any outstanding series or class of securities;

         (2)      we certify that:

                  (a) individual accounts or administratively convenient groups of accounts, such as billing cycles, were chosen for removal randomly or on another basis intended to achieve sale treatment of the accounts for accounting purposes;

                  (b) no selection procedures materially adverse to the securityholders were used in selecting the removed accounts; and


                  (c) in our reasonable belief, the removal will not cause an early amortization event, or an event that with notice or lapse of time or both, would constitute an early amortization event; and



         (3) the removal will not cause (i) the Transferor Amount to be less than the Minimum Transferor Amount, (ii) the Aggregate Principal Balance to be less than the Required Principal Balance or (iii) a decrease in the sum of the collateral and invested amounts for all outstanding series, in any case, after giving effect to the removal.





         In addition, we may from time to time, remove accounts designated for repurchase by a retailer under the terms of their credit card processing agreement. The repurchase price for these receivables will be calculated as if the receivables were ineligible receivables. Amounts received by the trust for these removed receivables will be treated as collections of principal receivables. Accounts relating to the retailers affiliated with The Limited or BryLane may not be removed under these circumstances until after the trust's Series 1996-A and Series 1996-B Certificates have been retired.

COLLECTION AND OTHER SERVICING PROCEDURES

         As servicer, the bank will be responsible for servicing and administering the receivables in the trust portfolio in accordance with the servicer's policies and procedures for servicing credit card receivables comparable to the receivables in the trust portfolio. The servicer will be required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables.

DISCOUNT OPTION

         We have the option to reclassify a percentage of collections of principal receivables in the trust portfolio as collections of finance charge receivables. If we do so, the reclassified percentage of collections of principal receivables for the trust portfolio for each monthly period will be considered collections of finance charge receivables and will be allocated with all other collections of finance charge receivables in the trust portfolio.

         We may exercise this option in order to compensate for a decline in the portfolio yield, but only if there would be sufficient principal receivables to allow for that discounting. Exercise of this option would result in a larger amount of collections of finance charge receivables and a smaller amount of collections of principal receivables. By doing so, we would reduce the likelihood that an early amortization event would occur as a result of a decreased portfolio yield and, at the same time, would increase the likelihood that we will have to add principal receivables to the trust. We may not exercise our option to reclassify collections of principal receivables as collections of finance charge receivables if we reasonably believe that doing so would cause an early amortization event, or any event that with notice or lapse of time or both, would constitute an early amortization event for any series of securities.

         In addition, we may not set the percentage of receivables for reclassification above 3% unless each rating agency confirms that doing so will not impair its rating of any outstanding series or class of securities.

TRUST ACCOUNTS

         As servicer, we have established and maintain a collection account and an excess funding account, each in the name of the trustee, for the benefit of the securityholders. Both the collection account and the excess funding account must be Qualified Accounts.

         The funds on deposit in these accounts may only be invested, at the direction of the servicer, in highly rated liquid investments that meet the criteria described in the indenture or the related indenture supplement for that series.

         The indenture trustee, acting as the initial paying agent--or any entity then acting as paying agent--will have the revocable power to withdraw funds from the collection account and the excess funding account for the purpose of making payments to the noteholders of any series under the related indenture supplement.

FUNDING PERIOD


         On the closing date for any series of notes, the total amount of principal receivables in the trust available to that series may be less than the total principal amount of the notes of that series. If this occurs, the initial collateral amount for that series of notes will be less than the principal amount of that series of notes. In this case, the related prospectus supplement will set forth the terms of the funding period, which is the period from that series' closing date to the earliest of:



         o the date that series' collateral amount equals the principal amount of that series of notes;



         o the date specified in the related prospectus supplement, which will be no later than one year after that series' closing date; and



         o  the commencement of an early amortization period.


         During the funding period, the portion of the collateral amount not invested in receivables will be maintained in a prefunding account, which is a trust account established with the indenture trustee for the benefit of the noteholders of that series. On the closing date for that series of notes, this amount may be up to 100% of the principal balance of that series of notes. The collateral amount for that series will increase as new receivables are transferred to the trust or as the collateral amounts of other outstanding series of securities are reduced. The collateral amount may decrease due to investor charge-offs allocated to the series.

         During the funding period, funds on deposit in the prefunding account will be paid to us as the collateral amount increases. If the collateral amount for that series is not increased so that the initial collateral amount equals the initial principal balance of the notes of that series, by the end of the funding period, any amount remaining in the prefunding account will be repaid to noteholders.

         The prospectus supplement for a series with a funding period will set forth:

         o  the series' initial collateral amount;

         o  the initial principal balance of the series of notes;

         o the date on which the series' collateral amount is expected to equal the series' initial principal balance;

         o  the date by which the funding period will end; and

         o what other events, if any, will occur if the end of the funding period is reached before the full collateral amount is funded.

         We will file a Current Report on Form 8-K with the SEC following the termination of any funding period containing updated trust portfolio information.

APPLICATION OF COLLECTIONS

         The servicer must deposit into the collection account, no later than two business days after processing, all payments made on receivables in the trust portfolio. However, the servicer will be able to make these deposits on a monthly or other periodic basis if:

         (1)      the bank remains the servicer; and

         (2)      either:

                  (a) the servicer provides to the trustee a letter of credit or other arrangement covering risk of collection of the servicer acceptable to the rating agencies;

                  (b) the servicer has and maintains a short-term debt rating of at least A-1 by Standard & Poor's, F-1 by Fitch and P-1 by Moody's and has deposit insurance as required by law and by the FDIC; or

                  (c) with respect to collections allocated to any series, any other conditions specified in the related indenture supplement are satisfied.

         The servicer currently has not provided a letter of credit and does not currently maintain the rating described above.

         The servicer is only required to make daily or periodic deposits to the collection account during any monthly period to the extent that the funds are needed for deposit into other trust accounts or distribution to securityholders or other parties on or prior to the related distribution date. If the collection account balance ever exceeds the amount needed for those deposits or distributions, the servicer may withdraw the excess and pay that amount to us or our assigns. Subject to the immediate preceding sentence, the servicer may retain its servicing fee for any series and will not be required to deposit it in the collection account.

         The servicer will then allocate all collections of finance charge receivables and principal receivables among each series of securities and the Transferor Amount based on the respective allocation percentages for each series and the transferor allocation percentage. The transferor allocation percentage at any time will equal 100% MINUS the total of the applicable allocation percentages for all outstanding series. The transferor allocation percentage of finance charge collections and principal collections will first be deposited in the excess funding account to the extent required to maintain a Transferor Amount that is not less than the Specified Transferor Amount. Any remaining finance charge collections and principal collections will be paid to us or our assigns. The collections allocated to each series will be retained in the collection account or applied as described in the related prospectus supplement.

         Under the terms of each credit card processing agreement, many of the retailers accept payments on the accounts at their stores. These amounts are netted against payments owed by the servicer to the retailers on a periodic basis.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

         If a series is identified in the prospectus supplement for that series as included in a group, collections of finance charge receivables allocated to that series in excess of the amount needed to make deposits or payments for the benefit of that series may be shared with other series of securities that have been designated for inclusion in the same group. The servicer will allocate the aggregate of the excess finance charge collections for all series in the same group to cover any payments required to be made out of finance charge collections for any series in that group that have not been covered out of the finance charge collections allocable to those series. If the finance charge shortfalls exceed the excess finance charge collections for any group for any calendar month, excess finance charge collections will be allocated PRO RATA among the applicable series based on the relative amounts of finance charge shortfalls.

SHARED PRINCIPAL COLLECTIONS

         Each series of notes will share excess principal collections with each other series of securities unless the related prospectus supplement excludes that series from this sharing arrangement. If a principal sharing series--including any series of investor certificates designated as a principal sharing series--is allocated principal in excess of the amount needed for deposits or distributions of principal collections, that excess will be shared with other principal sharing series. The servicer will allocate the aggregate of the shared principal collections for all principal sharing series to cover any scheduled or permitted principal distributions to securityholders and deposits to principal accumulation accounts, if any, for any series that have not been covered out of the collections of principal receivables allocable to those series. Shared principal collections will not be used to cover investor charge-offs for any series of securities.

         If the principal shortfalls exceed the amount of shared principal collections for any calendar month, shared principal collections for all series will be allocated PRO RATA among the applicable series based on the relative amounts of principal shortfalls. If shared principal collections exceed principal shortfalls, the balance will be paid to us or our assigns or deposited in the excess funding account under the circumstances described under "--EXCESS FUNDING ACCOUNT" below.

EXCESS FUNDING ACCOUNT

         On each business day on which the Transferor Amount is less than the Specified Transferor Amount, the servicer will deposit collections of principal receivables allocable to the Transferor Amount, as described in "--APPLICATION OF COLLECTIONS" above, and excess shared principal collections otherwise distributable to us or our assigns, into the excess funding account until the Transferor Amount equals the Specified Transferor Amount. Thereafter, funds on deposit in the excess funding account will be treated as shared principal collections to the extent that the Transferor Amount - calculated without including the excess funding account balance - is less than zero.

          Investment earnings on amounts on deposit in the excess funding account will be treated as finance charge collections and allocated to each series of securities based on the respective allocation percentages for each series.

DEFAULTED RECEIVABLES; DILUTION; INVESTOR CHARGE-OFFS

         Receivables in any account will be charged-off as uncollectible in accordance with our credit card guidelines and our customary and usual policies and procedures for servicing revolving credit card receivables and other revolving credit account receivables comparable to the receivables. Our current policy is to charge off the receivables in an account when that account becomes 180 days delinquent. On the date on which a receivable is charged-off, the receivable will no longer be shown as an amount payable on the servicer's records and will cease to be a receivable.

         Each series will be allocated a portion of defaulted receivables in an amount equal to its allocation percentage, as specified in the related prospectus supplement, of the aggregate amount of principal receivables in any accounts charged-off during each calendar month.

         Unlike defaulted receivables, dilution, which includes reductions in principal receivables as a result of returns, unauthorized charges and the like, is not intended to be allocated to investors. Instead, these reductions are applied to reduce the Transferor Amount, and to the extent they would reduce the Transferor Amount below the Specified Transferor Amount, we are required to deposit the amount of the reduction into the trust's excess funding account. However, if we default in our obligation to make a payment to cover dilution, then a portion of any resulting shortfall in receivables will be allocated to your series as specified in the accompanying prospectus supplement.

         On each distribution date, if the sum of the defaulted receivables and any dilution allocated to any series is greater than the finance charge collections and other funds available to cover those amounts as described in the related prospectus supplement, then the collateral amount for that series will be reduced by the amount of the excess. Any reductions in the collateral amount for any series on account of defaulted receivables and dilution will be reinstated to the extent that finance charge collections and other amounts on deposit in the collection account are available for that purpose on any subsequent distribution date as described in the related prospectus.

DEFEASANCE

         If so specified in the prospectus supplement relating to a series, the issuer may, at our direction, terminate its substantive obligations in respect of that series or the trust by depositing with the indenture trustee, from amounts representing, or acquired with, collections of receivables, money or eligible investments sufficient to make all remaining scheduled interest and principal payments on that series on the dates scheduled for those payments and to pay all amounts owing to any credit enhancement provider with respect to that series or all outstanding series, as the case may be, if that action would not result in an early amortization event for any series. Prior to its first exercise of its right to substitute money or eligible investments for receivables, the issuer will deliver to the indenture trustee an opinion of counsel to the effect that:

         o for federal income tax purposes, the deposit and termination of obligations will not cause the trust, or any portion of the trust, to be deemed to be an association or publicly traded partnership taxable as a corporation; and

         o the deposit and termination of obligations will not result in the trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

FINAL PAYMENT OF PRINCIPAL

         If so specified in the prospectus supplement relating to a series, the servicer will have the option to purchase the notes at any time after the remaining outstanding principal amount of that series is 5% or less of the initial principal amount of that series. The purchase price will equal:

         o the outstanding principal amount of the notes of that series, PLUS

         o any accrued and unpaid interest through the day preceding the distribution date on which the repurchase occurs or, if the repurchase occurs on any other date, through the day preceding the distribution date immediately following the repurchase date.

         For any series of notes, the related prospectus supplement may specify additional conditions to the servicer's purchase option.

         Each prospectus supplement will specify the final maturity date for the related series of notes, which will generally be a date falling substantially later than the expected principal payment date. For any series, principal will be due and payable on the final maturity date. Additionally, the failure to pay principal in full not later than the final maturity date will be an event of default, and the indenture trustee or holders of a specified percentage of the notes of that series will have the rights described under "THE INDENTURE--EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT" in this prospectus.

PAIRED SERIES

         The prospectus supplement for a series of notes will specify whether that series may be paired with a previously or later issued series so that a decrease in the collateral amount of the previously issued series results in a corresponding increase in the collateral amount of the later issued series. In general, a series may be issued as a paired series so the trust can fund the amount by which the previously issued series either has amortized or has accumulated funds for a principal payment.

         The later issued series will either be prefunded with an initial deposit to a prefunding account in an amount up to the initial principal balance of the previously issued series or will have a variable principal amount.

         During the controlled amortization period or controlled accumulation period for any series that is paired with a later issued series, as principal payments are made on that previously issued series or deposits are made for purposes of principal payments:

                  (a) in the case of a prefunded paired series, an equal amount of funds on deposit in any prefunding account for that prefunded paired series will be released, which funds will be distributed to us;

                  (b) in the case of a paired series having a variable principal amount, an interest in that variable paired series in an equal or lesser amount may be sold by the issuer, and the proceeds from the issuance will be distributed to us; and

                  (c) in either case, the collateral amount of the later issued series will increase by up to a corresponding amount.

         If an early amortization event occurs for the previously issued series or its paired series when the previously issued series is amortizing, the allocation percentage for the allocation of collections of principal receivables for the previously issued series may be reset to a lower percentage as described in the prospectus supplement for that series and the period over which it will amortize may be lengthened as a result. The extent to which the period over which it amortizes is lengthened will depend on many factors, only one of which is the reduction of its allocation percentage. For a discussion of these factors, see "MATURITY CONSIDERATIONS" in the accompanying prospectus supplement.

EARLY AMORTIZATION EVENTS

         The revolving period for your series of notes will continue through the date specified in the accompanying prospectus supplement unless an early amortization event occurs prior to that date. An early amortization event occurs with respect to all series issued by the issuer upon the occurrence of any of the following events:

                  (a) bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to us or the bank;

                  (b) we are unable for any reason to transfer receivables to the trust; and

                  (c) World Financial Network Credit Card Master Trust or the issuer becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         In addition, an early amortization event may occur with respect to any series upon the occurrence of any other event specified in the accompanying prospectus supplement. On the date on which an early amortization event is deemed to have occurred, the early amortization period or, if so specified in the accompanying prospectus supplement, the controlled accumulation period will commence. If, because of the occurrence of an early amortization event, the early amortization period begins earlier than the scheduled commencement of an amortization period or prior to an expected principal payment date, noteholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the notes.


         In addition to the consequences of an early amortization event discussed above, unless otherwise specified in the accompanying prospectus supplement, if insolvency or similar proceedings under the Federal Deposit Insurance Act or similar laws occur with respect to us or the holder of the transferor interest, on the day of that event we will immediately cease to transfer principal receivables to the trust and promptly give notice to the trustee for World Financial Network Credit Card Master Trust, the indenture trustee and the owner trustee of this event. Any principal receivables or participation interests transferred to the trust prior to the event, as well as collections on those principal receivables or participation interests and finance charge receivables accrued at any time with respect to those principal receivables, will continue to be part of the trust assets. Unless World Financial Network Credit Card Master Trust has terminated and the issuer holds the receivables directly, upon the occurrence of an event of this type, the trustee for World Financial Network Credit Card Master Trust will sell the receivables held by World Financial Network Credit Card Master Trust in a commercially reasonable manner and on commercially reasonable terms. The proceeds of that sale or liquidation will be applied to payments on the outstanding series of securities as specified above in "--APPLICATION OF COLLECTIONS" and in the accompanying prospectus supplement.



         If the only early amortization event to occur is our insolvency, the court may have the power to require the continued transfer of principal receivables to the trust. See "RISK FACTORS--IF A CONSERVATOR OR RECEIVER WERE APPOINTED FOR WORLD FINANCIAL NETWORK NATIONAL BANK DELAYS OR REDUCTIONS IN PAYMENT OF YOUR NOTES COULD OCCUR" in this prospectus.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The servicer receives a fee for its servicing activities and reimbursement of expenses incurred in administering the issuer. The share of the servicing fee allocable to each series of notes for any distribution date will be equal to one-twelfth of the product of (a) the weighted average of the servicing fee rates for each outstanding series and (b) the amount of principal receivables in the trust on the last day of the prior monthly period. The prospectus supplement for each series will describe the servicing fee allocable to that series.

         The servicer will pay from its servicing compensation expenses of servicing the receivables, including payment of the fees and disbursements of the indenture trustee, the trustee for World Financial Network Credit Card Master Trust, the owner trustee and independent certified public accountants and other fees which are not expressly stated in the transfer and servicing agreement, the indenture, any indenture supplement or the pooling and servicing agreement for World Financial Network Credit Card Master Trust to be payable by the issuer or the securityholders, other than federal, state and local income and franchise taxes, if any, of the issuer or World Financial Network Credit Card Master Trust.

         Each series' servicing fee is payable each period from collections of finance charge receivables allocated to the series. Neither the issuer nor the noteholders are responsible for any servicing fee allocable to the Transferor Amount.

MATTERS REGARDING THE TRANSFEROR AND THE SERVICER

         The servicer may not resign from its obligations and duties, except:

         o upon a determination that performance of its duties is no longer permissible under applicable law, as evidenced by an opinion of counsel to that effect delivered to the trustee and there is no reasonable action that the servicer could take to make the performance of its duties permissible under applicable law; or

         o as may be required in connection with the merger or consolidation of the servicer or the conveyance or transfer of substantially all of its assets.

         If within 120 days of the determination that the servicer is no longer permitted to act as servicer, the indenture trustee is unable to appoint a successor, then the indenture trustee will act as servicer. If the indenture trustee is unable to act as servicer, it will petition an appropriate court to appoint an eligible successor.


         The servicer's resignation will not become effective until the indenture trustee or another successor has assumed the servicer's obligations and duties. The indenture trustee will notify each rating agency upon the appointment of a successor servicer. The servicer may delegate any of its servicing duties to any entity that agrees to conduct those duties in accordance with our charge account guidelines. However, the servicer's delegation of its duties will not relieve it of its liability and responsibility with respect to the delegated duties.


         The servicer will indemnify the indenture trustee and its officers, directors, employees and agents for any losses, including legal fees, incurred by the indenture trustee in connection with its performance of its duties under the indenture, the transfer and servicing agreement and related documents except for any losses or expenses incurred as a result of the indenture trustee's willful misconduct or negligence.

         The servicer will indemnify World Financial Network Credit Card Master Trust, the issuer, the owner trustee and the trustee for World Financial Network Credit Card Master Trust for any losses suffered as a result of actions or omissions arising out of the activities of World Financial Network Credit Card Master Trust, the issuer, the owner trustee or the trustee for World Financial Network Credit Card Master Trust under the pooling and servicing agreement, the transfer and servicing agreement, the indenture and related documents, including its actions or omissions as servicer, except in each case, for losses resulting from the fraud, negligence, or willful misconduct by the trustee for World Financial Network Credit Card Master Trust or the fraud, negligence or willful misconduct by the owner trustee. The indemnity also does not include:

         o any liabilities, costs or expenses of World Financial Network Credit Card Master Trust, the trustee for World Financial Network Credit Card Master Trust, the issuer or the securityholders arising from any action taken by the trustee for World Financial Network Credit Card Master Trust or the indenture trustee at the direction of the securityholders;

         o any losses, claims or damages that are incurred by World Financial Network Credit Card Master Trust, the issuer or any securityholder in the capacity of an investor, including losses incurred as a result of the performance of the receivables; and

         o any federal, state or local income or franchise taxes or any other tax imposed on or measured by income or any penalties under any related tax laws required to be paid by World Financial Network Credit Card Master Trust, the issuer or any securityholder.

No indemnity payments by the servicer will be paid from the assets of the issuer or World Financial Network Credit Card Master Trust.


         Except as provided in the preceding two paragraphs, neither the servicer nor any of its directors, officers, employees, or agents will be liable to World Financial Network Credit Card Master Trust, the issuer, the owner trustee, the indenture trustee, the trustee for World Financial Network Credit Card Master Trust, the securityholders or any other person for any action, or for refraining from taking any action under the pooling and servicing agreement or the transfer and servicing agreement. However, none of them will be protected against any liability resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement or the transfer and servicing agreement. In addition, we are not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling and servicing agreement and the transfer and servicing agreement and which in its reasonable opinion may expose it to any expense or liability.



         The servicer will be liable for any actual damages resulting directly from our material failure to perform any of our obligations under the pooling and servicing agreement or the transfer and servicing agreement, but only if another remedy is not provided for in those agreements.


         The trust agreement provides that we may sell, assign, pledge or otherwise transfer our interest in all or a portion of the transferor interest. Before we may transfer our interest in the transferor interest, the following must occur:

         (1) each rating agency confirms that the transfer will not impair its rating of any outstanding series or class of notes;

         (2) we deliver an opinion of counsel to the effect that, for federal income tax purposes:

                  (a) the transfer will not adversely affect the tax characterization as debt of notes of any outstanding series or class that were characterized as debt at the time of their issuance;

                  (b) the transfer will not cause the issuer to be deemed to be an association or publicly traded partnership taxable as a corporation; and

                  (c) the transfer will not cause or constitute an event in which gain or loss would be recognized by any noteholder; and


         (3) we deliver an opinion to the effect that the transfer does not require registration of the interest under the Securities Act or state securities laws except for any registration that has been duly completed and become effective.


         We or the servicer may consolidate with, merge into, or sell our or its respective businesses to, another entity, in accordance with the pooling and servicing agreement and the transfer and servicing agreement on the following conditions:

         (1) the entity, if other than us or the servicer, as applicable, formed by the consolidation or merger or that acquires our property or assets or the servicer's property or assets, as the case may be:


                  (a) with respect to us, is organized under the laws of the United States or any one of its states and (x) a business entity that may not become a debtor in a proceeding under the bankruptcy code or (y) is a special-purpose corporation, the powers and activities of which are limited to the performance of our obligations under the pooling and servicing agreement, transfer and servicing agreement and related documents;

                  (b) with respect to the Servicer, is a corporation or a state or federal banking association; and


                  (c) expressly assumes, by a supplemental agreement, to perform every covenant and obligation of us or the servicer, as applicable;


         (2) delivery to the trustee for World Financial Network Credit Card Master Trust and the indenture trustee of an officer's certificate stating that the merger, consolidation or transfer and the related supplemental agreement comply with the pooling and servicing agreement and the transfer and servicing agreement and that all conditions precedent relating to the applicable transaction have been complied with and, an opinion of counsel to the effect that, the related supplemental agreement is legal, valid and binding with respect to us or the servicer, as applicable; and


         (3) delivery of notice of the applicable transaction to each rating agency.

SERVICER'S REPRESENTATIONS AND WARRANTIES

         The servicer will make customary representations and warranties to the trust. If certain of these representations and warranties are breached and the trust's rights in, to or under the related receivables or accounts are materially impaired or the proceeds of the receivables are not available to the trust free and clear of any lien, then after specified time periods, the affected receivables and/or accounts will be assigned to the servicer. The servicer will effect the assignment by depositing funds into the collection account in an amount equal to the amount of those receivables. The representations and warranties of the servicer, the breach of which would cause an assignment of receivables and/or accounts to the servicer include the following:

         o the servicer must maintain all necessary qualifications to do business and materially comply with applicable laws in connection with servicing the receivables and related accounts which the failure to comply with would cause a material adverse effect on the interests of noteholders;

         o the servicer may not permit any recission or cancellation of a receivable except as ordered by a court or other governmental authority or in the ordinary course of its business in accordance with its Credit Card Guidelines;

         o the servicer may not take any action, nor omit to take any action, the omission of which would materially impair the rights of noteholders in any receivable or account, nor may it, except in the ordinary course of its business and in accordance with the Credit Card Guidelines, reschedule, revise or defer collections due on the receivables; and


         o except in connection with its enforcement or collection of an account, the servicer will take no action to cause any receivable to be evidenced by any instrument, other than an instrument that, taken together with one or more other writings, constitutes chattel paper and, if any receivable is so evidence it shall be reassigned or assigned to the servicer as provided in the transfer and servicing agreement or the pooling and servicing agreement, as applicable.


SERVICER DEFAULT

         Each of the following events constitutes a servicer default:

         (1) failure by the servicer to make any payment, transfer or deposit or to give instructions or notice to the trustee to do so, on the required date under the pooling and servicing agreement, any series supplement to the pooling and servicing agreement with respect to a series of investor certificates, the transfer and servicing agreement, the indenture or any indenture supplement, in each case on or before the date occurring 5 business days after the date that payment, transfer, deposit or that instruction or notice is required to be made or given by the servicer under the applicable document; provided, that, if the delay or default could not have been prevented by the exercise of reasonable due diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence, then the servicer shall have an additional 5 business days to cure the default;

         (2) failure on the part of the servicer to observe or perform in any material respect any of its other covenants or agreements if the failure has a material adverse effect on the securityholders which continues unremedied for a period of 60 days after notice to the servicer by the trustee or to the servicer and the trustee by securityholders holding not less than 25% of the aggregate outstanding principal amount all series (or, with respect to any failure that does not relate to all series, 25% of the aggregate outstanding principal amount of all series to which the failure relates); provided, that, if the delay or default could not have been prevented by the exercise of reasonable due diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence, then the servicer shall have an additional 60 business days to cure the default;

         (3) the servicer delegates its duties, except as specifically permitted under the pooling and servicing agreement and the transfer and servicing agreement, and the delegation remains unremedied for 15 days after written notice to the servicer by the trustee or to the servicer and the trustee by securityholders holding not less than 25% of the aggregate outstanding principal amount of all series;

         (4) any representation, warranty or certification made by the servicer in the pooling and servicing agreement or the transfer and servicing agreement, or in any certificate delivered in accordance with either agreement, proves to have been incorrect when made if it:


                  (a) has a material adverse effect on the rights of the securityholders of any series or class; and


                  (b) continues to be incorrect in any material respect for a period of 60 days after notice to the servicer by the trustee or to the servicer and the trustee by securityholders holding not less than 25% of the aggregate outstanding principal amount of all series (or, with respect to any representation, warranty or certification that does not relate to all series, 25% of the aggregate outstanding principal amount of all series to which the representation, warranty or certification relates), provided, that, if the delay or default could not have been prevented by the exercise of reasonable due diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence, then the servicer shall have an additional 60 days to cure the default; and

         (5) specific insolvency, liquidation, conservatorship, receivership or similar events relating to the servicer; or

         (6) any other event specified in the accompanying prospectus supplement.

         If a servicer default occurs, for so long as it has not been remedied, the trustee or securityholders representing more than 50% of the aggregate principal amount of all outstanding series of securities may give notice to the servicer, and if notice is given by the securityholders, the trustee, terminating all of the rights and obligations of the servicer under the transfer and servicing agreement. After the occurrence of a servicer default, the trustee must offer the transferor the right, at its option, to purchase the receivables for all outstanding series if the following events occur:

         o the trustee is unable to obtain any bids from eligible successor servicers within 60 days of receipt of a servicer termination notice; and

         o the servicer delivers a certificate of an authorized officer to the effect that the servicer cannot in good faith cure the servicer default that gave rise to the servicer termination notice.

         The transferor's purchase price in this case will be paid on the distribution date occurring in the month following receipt of the servicer termination notice and will equal the sum of the amounts specified in the prospectus supplement for each series.

         If no successor has been appointed and has accepted the appointment by the time the servicer ceases to act as servicer, the trustee will automatically become the successor. If the trustee is legally unable to act as servicer, the trustee will petition a court of competent jurisdiction to appoint an eligible servicer.


         Any default by the servicer or us in the performance of its or our obligations under the transfer and servicing agreement may be waived by securityholders holding 66 2/3% or more of the then-outstanding principal balance of the securities of each series as to which that default relates, or with respect to any series with two or more classes, each class as to which the default relates, unless that default relates to a failure to make any required deposits or payments to be made to noteholders. No waiver by the securityholders of any default under the pooling and servicing agreement will affect the rights of any credit enhancement provider for any series.


         Our rights and obligations under the pooling and servicing agreement and the transfer and servicing agreement will be unaffected by any change in servicer.

         If a conservator or receiver is appointed for the servicer, the conservator or receiver may have the power to prevent either the trustee or the securityholders from appointing a successor servicer.

REPORTS TO NOTEHOLDERS

         Noteholders of each series issued by the issuer will receive reports with information on the series and the trust. The paying agent will forward to each noteholder of record a report, prepared by the servicer, for its series on the distribution dates for that series. The report will contain the information specified in the related prospectus supplement. If a series has multiple classes, information will be provided for each class, as specified in the related prospectus supplement.

         Periodic information to noteholders generally will include:

         o  the total amount distributed;

         o  the amount of principal and interest for distribution;

         o collections of principal receivables and finance charge receivables allocated to the series;

         o the aggregate amount of principal receivables, the collateral amount and the collateral amount as a percentage of the aggregate amount of the principal receivables in the trust portfolio;

         o the aggregate outstanding balance of accounts broken out by delinquency status;

         o  the aggregate defaults and dilution allocated to the series;

         o the amount of reductions, if any, to the collateral amount due to defaulted receivables and dilution allocated to the series and any reimbursements of previous reductions to the collateral amount;

         o  the monthly servicing fee for that series;

         o the amount available under the credit enhancement, if any, for the series or each class of the series;

         o the "pool factor," which is the ratio of the current collateral amount to the initial collateral amount;

         o the base rate and portfolio yield, each as defined in the related prospectus supplement for the series;

         o if the series or a class of the series bears interest at a floating or variable rate, information relating to that rate;

         o for any distribution date during a funding period, the remaining balance in the prefunding account; and

         o for the first distribution date that is on or immediately following the end of a funding period, the amount of any remaining balance in the prefunding account that has not been used to fund the purchase of receivables and is being paid as principal on the notes.

         By January 31 of each calendar year, the paying agent will also provide to each person who at any time during the preceding calendar year was a noteholder of record a statement, prepared by the servicer, containing the type of information presented in the periodic reports, aggregated for that calendar year or the portion of that calendar year that the person was a noteholder, together with other information that is customarily provided to holders of debt, to assist noteholders in preparing their United States tax returns.

EVIDENCE AS TO COMPLIANCE

         The transfer and servicing agreement provides that on or before the 90th day following the end of servicer's fiscal year, beginning with 2002, the servicer will have a firm of independent certified public accountants furnish a report showing that, for the prior calendar year:

         o the accounting firm has applied the procedures required by those agreements to the documents and records relating to the servicing of the accounts, compared the information contained in the servicer's certificates delivered during the prior calendar year with those documents and records, and that based upon those procedures, no matters came to the attention of that accounting firm that caused them to believe that servicing was not conducted in compliance with specified sections of the transfer and servicing agreement, and

         o the accounting firm has compared specified amounts set forth in the periodic reports prepared by the servicer for the prior calendar year with the servicer's computer reports and that, in the accounting firm's opinion, the amounts are in agreement, in either case, except for any discrepancies or exceptions they consider immaterial or that are otherwise disclosed.

         The transfer and servicing agreement also provides that by the 90th day following the end of the servicer's fiscal year, beginning with 2002, the servicer will deliver to the indenture trustee, each credit enhancement provider and each rating agency a certificate of an authorized officer to the effect that the servicer has fully performed its obligations under the transfer and servicing agreement during the preceding year, or, if there has been a default in the performance of any of its obligations, specifying the nature and status of the default.

AMENDMENTS

         The transfer and servicing agreement may be amended by us, the servicer and the issuer, without the consent of the indenture trustee or the noteholders of any series to cure any ambiguity, to correct or supplement any provisions of the agreement that are inconsistent with any other provisions of the agreement or to add any other provisions concerning matters or questions raised under the agreement that are not inconsistent with the provisions of the agreement, so long as the amendment does not adversely affect in any material respect the interests of any noteholder. In addition, the transfer and servicing agreement may be amended by us, the servicer and the issuer, without the consent of the indenture trustee or the noteholders of any series, on the following conditions:

         (1) we deliver to the owner trustee and the indenture trustee a certificate of an authorized officer stating that, in our reasonable belief, the amendment will not:

                  (a) result in the occurrence of an early amortization event or an event of default; or

                  (b) materially and adversely affect the amount or timing of distributions to be made to noteholders of any series or class; and

         (2) each rating agency confirms that the amendment will not impair its rating of any outstanding series or class of notes.

         The transfer and servicing agreement may also be amended by us, the servicer and the issuer at our direction, without the consent of the indenture trustee, the noteholders of any series or the credit enhancement providers for any series to add, modify or eliminate any provisions necessary or advisable in order to enable the issuer or any portion of the issuer to (i) qualify as, and to permit an election to be made for the issuer to be treated as, a "financial asset securitization investment trust" under the Internal Revenue Code and (ii) avoid the imposition of state or local income or franchise taxes on the issuer's property or its income. However, we may not amend the transfer and servicing agreement as described in this paragraph unless each rating agency confirms that the amendment will not impair its rating of any outstanding series or class of notes. In addition, the amendment must not affect the rights, duties or obligations of the indenture trustee or the owner trustee under the transfer and servicing agreement.

         The amendments that we may make without the consent of the noteholders of any series or the credit enhancement providers for any series may include the addition or sale of receivables in the trust portfolio and the addition of one or more persons, other than us, as transferors of receivables to the issuer.


         The transfer and servicing agreement may also be amended by us, the servicer and the issuer with the consent of noteholders representing more than 66 2/3% of the then-outstanding principal balance of the notes of each series affected by the amendment for which we have not delivered a certificate of an authorized officer stating that, in our reasonable belief, the amendment will not:


                  (a) result in the occurrence of an early amortization event or an event of default; or

                  (b) materially and adversely affect the amount or timing of distributions to be made to the noteholders of any series or class.

However, no amendment may occur if it:

         (1)      reduces the amount of, or delays the timing of:

                  (a) any distributions to be made to noteholders of any series or deposits of amounts to be distributed; or

                  (b)      the amount available under any credit enhancement,

                  in each case, without the consent of each affected noteholder;

         (2) changes the manner of calculating the interest of any noteholder without the consent of each affected noteholder;

         (3) reduces the percentage of the outstanding principal balance of the notes required to consent to any amendment, without the consent of each affected noteholder; or

         (4) adversely affects the rating of any series or class by each rating agency, without the consent of noteholders representing more than 66?% of the then-outstanding principal balance of the notes of each affected series or class.

         For purposes of clause (1) above, changes in early amortization events or events of default that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of distributions.

         In no event may any amendment to the transfer and servicing agreement adversely affect in any material respect the interests of any credit enhancement provider without the consent of that credit enhancement provider.


                                  THE INDENTURE

         We have summarized the material terms of the indenture below. The summary is not complete and is qualified in its entirety by reference to the indenture.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         An event of default will occur under the indenture for any series of notes upon the occurrence of any of the following events:

         (1) the issuer fails to pay principal when it becomes due and payable on the final maturity date for that series of notes;

         (2) the issuer fails to pay interest when it becomes due and payable and the default continues for a period of 35 days;

         (3) bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the issuer;

         (4) the issuer fails to observe or perform covenants or agreements made in the indenture in respect of the notes of that series, and:

                  (a) the failure continues, or is not cured, for 60 days after notice to the issuer by the indenture trustee or to the issuer and the indenture trustee by noteholders representing 25% or more of the then-outstanding principal amount of that series of notes; and

                  (b) as a result, the interests of the noteholders are materially and adversely affected, and continue to be materially and adversely affected during the 60-day period; or

         (5) any additional event specified in the indenture supplement related to that series.

         An event of default will not occur if the issuer fails to pay the full principal amount of a note on its expected principal payment date.

         An event of default with respect to one series of notes will not necessarily be an event of default with respect to any other series of notes.

         If an event of default referred to in clause (1), (2) or (4) above occurs and is continuing with respect to any series of notes, the indenture trustee or noteholders holding a majority of the then-outstanding principal balance of the notes of the affected series may declare the principal of the notes of that series to be immediately due and payable. If an event of default referred to in clause (3) above occurs and is continuing, the unpaid principal and interest due on the notes automatically will be deemed to be declared due and payable. Before a judgment or decree for payment of the money due has been obtained by the indenture trustee, noteholders holding a majority of the then-outstanding principal balance of the notes of that series may rescind the declaration of acceleration of maturity if:

                  (a) the issuer has paid or deposited with the indenture trustee all principal and interest due on the notes and all other amounts that would then be due if the event of default giving rise to the acceleration had not occurred, including all amounts then payable to the indenture trustee; and

                  (b)      all events of default have been cured or waived.

         If an event of default occurs, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture if requested or directed by any of the holders of the notes of the affected series if:

         (1) the indenture trustee is advised by counsel that the action it is directed to take is in conflict with applicable law or the indenture;

         (2) the indenture trustee determines in good faith that the requested actions would be illegal or involve the indenture trustee in personal liability or be unjustly prejudicial to noteholders not making the request or direction; or

         (3) the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request.

         Subject to those provisions for indemnification and those limitations contained in the indenture, noteholders holding more than 50% of the then-outstanding principal balance of the notes of the affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee if an event of default has occurred and is continuing. Prior to the acceleration of the maturity of the notes of the affected series, the noteholders holding more than 50% of the then-outstanding principal balance of each class of the notes of the affected series may also waive any default with respect to the notes, except a default in the payment of principal or interest or a default relating to a covenant or provision of the indenture that cannot be modified without the waiver or consent of each affected noteholder.

         After acceleration of a series of notes, principal collections and finance charge collections allocated to those notes will be applied to make monthly principal and interest payments on the notes until the earlier of the date the notes are paid in full or the final maturity date of the notes. Funds in the collection account, the excess funding account and the other trust accounts for an accelerated series of notes will be applied immediately to pay principal of and interest on those notes.

         Upon acceleration of the maturity of a series of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes for its unpaid fees and expenses that ranks senior to the lien of those notes on the collateral.

         In general, the indenture trustee will enforce the rights and remedies of the holders of accelerated notes. However, noteholders will have the right to institute any proceeding with respect to the indenture if the following conditions are met:

         o the noteholder or noteholders have previously given the indenture trustee written notice of a continuing event of default;

         o the noteholders of at least 25% of the then-outstanding principal balance of each affected series make a written request of the indenture trustee to institute a proceeding as indenture trustee;

         o the noteholders offer indemnification to the indenture trustee against the costs, expenses and liabilities of instituting a proceeding that is satisfactory to the indenture trustee;

         o the indenture trustee has not instituted a proceeding within 60 days after receipt of the request and offer of indemnification; and

         o during the 60-day period following receipt of the request and offer of indemnification, the indenture trustee has not received from noteholders holding more than 50% of the then-outstanding principal balance of the notes of that series a direction inconsistent with the request.

         If the indenture trustee receives conflicting or inconsistent requests and indemnity from two or more groups of any affected series, each representing no more than 50% of the then-outstanding principal balance of that series, the indenture trustee in its sole discretion may determine what action, if any, will be taken.

         Each holder of a note will have an absolute and unconditional right to receive payment of the principal of and interest in respect of that note as principal and interest become due and payable, and to institute suit for the enforcement of any payment of principal and interest then due and payable and those rights may not be impaired without the consent of that noteholder.

         If any series of notes has been accelerated following an event of default, and the indenture trustee has not received any valid directions from those noteholders, the indenture trustee may, but is not required to, elect to continue to hold the portion of the trust assets that secures those notes and apply distributions on the trust assets to make payments on those notes to the extent funds are available.

         Subject to the provisions of the indenture relating to the duties of the indenture trustee, if any series of notes has been accelerated following an event of default, the indenture trustee may:

         o institute proceedings in its own name and as trustee for the collection of all amounts then payable on the notes of the affected series; or

         o take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders of the affected series.

         Subject to the conditions described in the following sentence, the indenture trustee also may cause the trust to sell principal receivables in an amount equal to the collateral amount for the series of accelerated notes and the related finance charge receivables. Before exercising this remedy, the indenture trustee must receive an opinion of counsel to the effect that exercise of this remedy complies with applicable federal and state securities laws and one of the following conditions must be satisfied:

         o receipt by the indenture trustee of the consent of all noteholders of the affected series;

         o determination by the indenture trustee that any proceeds from exercising the remedy will be sufficient to discharge in full all principal and interest due on the accelerated notes, and the indenture trustee obtains the consent of noteholders holding more than 50% of the then-outstanding principal balance of the affected series; or

         o determination by the indenture trustee that the assets may not continue to provide sufficient funds for the payment of principal of and interest on those notes as they would have become due if the notes had not been accelerated, and the indenture trustee obtains the consent of noteholders holding at least 66 2/3% of the then-outstanding principal balance of each class of the notes of the affected series.

         The remedies described above are the exclusive remedies provided to noteholders and each noteholder by accepting its interest in the notes of any series or the indenture trustee expressly waives any other remedy that might have been available under the Uniform Commercial Code.

         The indenture trustee and the noteholders will covenant that they will not at any time institute against the issuer or World Financial Network Credit Card Master Trust any reorganization or other proceeding under any federal or state law.

         None of us, the administrator, the owner trustee, the indenture trustee, the servicer, or World Financial Network Credit Card Master Trust, nor any holder of an ownership interest in the issuer, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns shall, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the issuer contained in the indenture. The notes will represent obligations solely of the issuer, and the notes will not be insured or guaranteed by us, the servicer, the administrator, the owner trustee, the indenture trustee, or any other person or entity.

COVENANTS

         The indenture provides that the issuer may not consolidate with, merge into or sell its business to, another entity, unless:

         (1) the entity, if other than the issuer, formed by or surviving the consolidation or merger or that acquires the issuer's business:

                  (a) is organized under the laws of the United States or any one of its states;

                  (b) is not subject to regulation as an "investment company" under the Investment Company Act of 1940;

                  (c) expressly assumes, by supplemental indenture, the issuer's obligation to make due and punctual payments upon the notes and the performance of every covenant of the issuer under the indenture;

                  (d) in the case of a sale of the issuer's business, expressly agrees, by supplemental indenture that (i) all right, title and interest so conveyed or transferred by the issuer will be subject and subordinate to the rights of the noteholders and (ii) it will make all filings with the Securities and Exchange Commission required by the Securities Exchange Act of 1934 in connection with the notes; and

                  (e) in the case of a sale of the issuer's business, expressly agrees to indemnify the issuer from any loss, liability or expense arising under the indenture and the notes;

         (2) no early amortization event or event of default will exist immediately after the merger, consolidation or sale;

         (3) each rating agency confirms that the transaction will not impair its rating of any outstanding series or class of notes;

         (4) the issuer will have received an opinion of counsel to the effect that for federal income tax purposes:

                  (a) the transaction will not adversely affect the tax characterization as debt of notes of any outstanding series or class that were characterized as debt at the time of their issuance;

                  (b) the transaction will not cause the issuer to be deemed to be an association or publicly traded partnership taxable as a corporation; and

                  (c) the transaction will not cause or constitute an event in which gain or loss would be recognized by any noteholder;

         (5) any action necessary to maintain the lien and security interest created by the indenture will have been taken; and

         (6) the issuer has delivered to the indenture trustee an opinion of counsel and officer's certificate each stating that the consolidation, merger or sale satisfies all requirements under the indenture and that the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable.

         As long as the notes are outstanding, the issuer will not, among other things:

         o except as expressly permitted by the indenture, the transfer and servicing agreement or related documents, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer that secure the notes unless directed to do so by the indenture trustee;

         o claim any credit on or make any deduction from payments in respect of the principal of and interest on the notes--other than amounts withheld under the Internal Revenue Code or applicable state law--or assert any claim against any present or former noteholders because of the payment of taxes levied or assessed upon the assets of the issuer that secure the notes;

         o  voluntarily dissolve or liquidate in whole or in part; or

         o permit (A) the validity or effectiveness of the indenture or the lien under the indenture to be impaired, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien or other claim of a third party to be created with respect to the assets of the issuer, or (C) the lien of the indenture not to constitute a valid first priority perfected security interest in the assets of the issuer that secure the notes.

         The issuer may not engage in any activity other than as specified under "THE ISSUER" in this prospectus. The issuer will not incur, assume or guarantee any indebtedness other than indebtedness under the notes and the indenture.

MODIFICATION OF THE INDENTURE

         The issuer and the indenture trustee may, without the consent of any noteholders but with prior written notice to each rating agency, enter into one or more supplemental indentures for any of the following purposes:

         o to correct or enhance the description of any property subject to the lien of the indenture, or to take any action that will enhance the indenture trustee's lien under the indenture, or to add to the property pledged to secure the notes;

         o to reflect the agreement of another person to assume the role of the issuer;

         o to add to the covenants of the issuer, for the benefit of the noteholders, or to surrender any right or power of the issuer;

         o  to transfer or pledge any property to the indenture trustee;

         o to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions concerning matters arising under the indenture as long as that action would not adversely affect the interests of the noteholders;

         o to appoint a successor to the indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture to allow more than one indenture trustee to act under the indenture;

         o to modify, eliminate or add to the provisions of the indenture as necessary to qualify the indenture under the Trust
            Indenture Act of 1939, or any similar federal statute later enacted;

         o to permit the issuance of one or more new series of notes under the indenture; or

         o to terminate any interest rate swap agreement or other credit enhancement in accordance with the related indenture supplement.

         The issuer and the indenture trustee may also, without the consent of any noteholders, enter into one or more supplemental indentures to amend the indenture, upon:


         (1) receipt of written confirmation from each rating agency that the action will not impair its rating of any outstanding series or class of notes;



         (2) our certification to the effect that, in the reasonable belief of the certifying officer, the action will not (i) cause an early amortization event or an event of default or (ii) materially and adversely affect the amount or timing of payments to be made to the noteholders of any series or class; and



         (3) the issuer will have recieved an opinion of counsel to the effect that for federal income tax purposes:

                  (a) the transaction will not adversely affect the tax characterization as debt of notes of any outstanding series or class that were characterized as debt at the time of their issuance;

                  (b) the transaction will not cause the issuer to be deemed to be an association or publicly traded partnership taxable a corporation; and

                   (c) the transaction will not cause or constitute an event
                       in which gain or loss would be recognized by any noteholder.


         The issuer and the indenture trustee may also, without the consent of the noteholders of any series or the credit enhancement providers for any series, enter into one or more supplemental indentures to add, modify or eliminate any provisions necessary or advisable in order to enable the issuer or any portion of the issuer (i) to qualify as, and to permit an election to be made for the issuer to be treated as, a "financial asset securitization investment trust" under the Internal Revenue Code and (ii) to avoid the imposition of state or local income or franchise taxes on the issuer's property or its income. Prior to any amendment described in this paragraph, each rating agency must confirm that the amendment will not impair its rating of any outstanding series or class of notes. In addition, no amendment described in this paragraph may affect the rights, duties or obligations of the indenture trustee or the owner trustee under the indenture.

         The issuer and the indenture trustee will not, without prior notice to each rating agency and the consent of each noteholder affected, enter into any supplemental indenture to:

         o change the date of payment of any installment of principal of or interest on any note or reduce the principal amount of a note, the note interest rate or the redemption price of the note or change any place of payment where, or the currency in which, any note is payable;

         o impair the right to institute suit for the enforcement of specified payment provisions of the indenture;

         o reduce the percentage of the aggregate principal amount of the notes of any series, whose consent is required (a) for execution of any supplemental indenture or (b) for any waiver of compliance with specified provisions of the indenture or of some defaults under the indenture and their consequences provided in the indenture;

         o reduce the percentage of the aggregate outstanding amount of the notes required to direct the indenture trustee to sell or liquidate the trust assets if the proceeds of the sale would be insufficient to pay the principal amount and interest due on those notes;

         o decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture that specify the percentage of the principal amount of the notes of a series necessary to amend the indenture or other related agreements;

         o modify provisions of the indenture prohibiting the voting of notes held by the issuer, any other party obligated on the notes, us, or any of their affiliates; or

         o permit the creation of any lien superior or equal to the lien of the indenture with respect to any of the collateral for any notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive any noteholder of the security provided by the lien of the indenture.

         The issuer and the indenture trustee may otherwise, with receipt of written confirmation from each rating agency that the action will not impair its rating of any outstanding series or class and with the consent of noteholders holding more than 66 2/3% of the then-outstanding principal balance of the notes of each series adversely affected, enter into one or more supplemental indentures to add provisions to or change in any manner or eliminate any provision of the indenture or to change the rights of the noteholders under the indenture.

ANNUAL COMPLIANCE STATEMENT

         The issuer will be required to present to the indenture trustee each year a written statement as to the performance of its obligations under the indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

         The indenture trustee will be required to mail to the noteholders each year a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, the property and funds physically held by the indenture trustee and any action it took that materially affects the notes and that has not been previously reported.

LIST OF NOTEHOLDERS


         Holders of not less than 10% of the outstanding principal balance of any series of notes may obtain access to the list of noteholders the indenture trustee maintains for the purpose of communicating with other noteholders. The indenture trustee may elect not to allow the requesting noteholders access to the list of noteholders if it agrees to mail the requested communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record.


SATISFACTION AND DISCHARGE OF INDENTURE

         The indenture will be discharged with respect to the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with specific limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

THE INDENTURE TRUSTEE

         The indenture trustee may resign at any time. Noteholders holding more than 66 2/3% of the aggregate outstanding principal balance of all series may remove the indenture trustee and may appoint a successor indenture trustee. In addition, the administrator will remove the indenture trustee if it ceases to be eligible to continue as an indenture trustee under the indenture or if the indenture trustee becomes insolvent or otherwise becomes legally unable to act as indenture trustee. If the indenture trustee resigns or is removed, the administrator will then be obligated to appoint a successor indenture trustee. If a successor indenture trustee does not assume the duties of indenture trustee within 60 days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the issuer or noteholders representing more than 50% of the aggregate outstanding principal balance of all series may petition a court of competent jurisdiction to appoint a successor indenture trustee. In addition, if the indenture trustee ceases to be eligible to continue as indenture trustee, any noteholder may petition a court of competent jurisdiction for the removal of the indenture trustee and the appointment of a successor indenture trustee.

         If an event of default occurs under the indenture, under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for one or more classes of each series of notes. In that case, a successor indenture trustee will be appointed for one or more of those classes of notes and may provide for rights of senior noteholders to consent to or direct actions by the indenture trustee which are different from those of subordinated noteholders. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for any class or series of notes will not become effective until the successor indenture trustee accepts its appointment.

         The indenture trustee is not responsible for the accuracy, validity or adequacy of any of the information contained in this prospectus.

MATTERS REGARDING THE ADMINISTRATOR

         The administrator will, to the extent provided in the administration agreement, provide the notices and perform on behalf of the issuer other administrative obligations required by the indenture.


                         POOLING AND SERVICING AGREEMENT

         We have summarized the terms of the pooling and servicing agreement that are material to noteholders in this prospectus. The summary is not complete and is qualified in its entirety by reference to the pooling and servicing agreement.

NEW ISSUANCES OF INVESTOR CERTIFICATES

         The pooling and servicing agreement provides that, in any one or more series supplements to the pooling and servicing agreement, we may direct the trustee for World Financial Network Credit Card Master Trust to issue one or more new series of investor certificates and may define all principal terms of those series. Until the World Financial Credit Card Master Trust has been terminated, each issuance of notes will also be treated as an issuance of a new series of investor certificates. A series supplement may only modify or amend the terms of the pooling and servicing agreement as applied to the new series. There is no limit to the number of new issuances we may cause under the pooling and servicing agreement.

         No new series of investor certificates may be issued unless we satisfy various conditions, including that:

         (1) each rating agency confirms that the issuance of the new series will not impair its rating of any outstanding series or class of investor certificates;

         (2) we certify that, after giving effect to the issuance of the new series:

                  (i) we reasonably believe that the new issuance will not, based on the facts known to the certifying officer, cause an early amortization event with respect to any series;

                  (ii) the Transferor Amount would not be less than the Minimum Transferor Amount; and

                  (iii) the Aggregate Principal Balance would not be less than the Required Principal Balance.

         (3)      we deliver an opinion to the effect that:

                  (i) the issuance will not adversely affect the tax characterization as debt of any outstanding series or class of investor certificates that was characterized as debt at the time of its issuance;

                  (ii) the issuance will not cause World Financial Network Credit Card Master Trust to be deemed to be an association or publicly traded partnership taxable as a corporation; and

                  (iii) the transaction will not cause or constitute an event in which gain or loss would be recognized by an investor certificateholder.

AMENDMENTS

         The pooling and servicing agreement and any series supplement to the pooling and servicing agreement may be amended by us, the servicer and the trustee for World Financial Network Credit Card Master Trust, without the consent of certificateholders of any series, to cure any ambiguity, to correct or supplement any provisions which may be inconsistent with any other provisions of the pooling and servicing agreement, to issue a supplemental certificate in exchange for any transferor certificate, the assumption by another entity of the transferor's obligations under the pooling and servicing agreement or to add any other provisions which would not be inconsistent with the pooling and servicing agreement if the amendment would not adversely effect the interests of the certificateholders in any material respect and the following conditions are satisfied:

                  o we deliver to the trustee a certificate of an authorized officer stating that, in our reasonable belief, the amendment will not adversely affect in any material respect the interests of any certificateholder;

                  o each rating agency confirms that the amendment will not impair its rating of any outstanding series or class of certificates; and

                  o we deliver an opinion relating to the tax consequences of the amendment.

         The amendments that we may make without the consent of the certificateholders of any series or the credit enhancement providers for any series may include the addition or sale of receivables or participation interests in the trust portfolio.

         The pooling and servicing agreement may also be amended by us, the servicer and the trustee for World Financial Network Credit Card Master Trust, with the consent of certificateholders representing not less than 66 2/3% of the aggregate invested amount of all series adversely affected by the amendment, and, unless each rating agency confirms that the amendment will not impair its rating of any outstanding series or class of investor certificates, of each class of each adversely affected series. Even with the consent of the investor certificateholders and the written confirmation from the rating agencies described in the preceding sentence, no amendment may occur if it:

                  (1) reduces the amount of, or delays the timing of, any distributions to be made to certificateholders of any series or the amount available under any credit enhancement without the consent of each affected certificateholder;

                  (2) changes the manner of calculating the invested amounts and allocation percentages for any series or changes the manner of allocating defaulted receivables to any series without the consent of each affected certificateholder; or

                  (3) reduces the percentage of undivided interests the holders of which are required to consent to any amendment, without the consent of each affected certificateholder.

                               CREDIT ENHANCEMENT

GENERAL

         For any series, credit enhancement may be provided with respect to one or more of the related classes. Credit enhancement may be in the form of setting the collateral amount for that series at an amount greater than the initial principal amount of the notes in that series, the subordination of one or more classes of the notes of that series, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross support features or another method of credit enhancement described in the accompanying prospectus supplement, or any combination of these. If so specified in the accompanying prospectus supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one class to the extent described in that accompanying prospectus supplement. Any credit enhancement that constitutes a guarantee of the applicable notes will be separately registered under the Securities Act unless exempt from registration under the Securities Act.

         In the prospectus supplement for each series, we will describe the amount and the material terms of the related credit enhancement. Often, the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the notes and interest thereon. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies.

         If credit enhancement is provided with respect to a series, the accompanying prospectus supplement will include a description of:

         o  the amount payable under that credit enhancement;

         o  any conditions to payment not described here;

         o the conditions, if any, under which the amount payable under that credit enhancement may be reduced and under which that credit enhancement may be terminated or replaced; and

         o any material provision of any agreement relating to that credit enhancement.

         The accompanying prospectus supplement may also set forth additional information with respect to any credit enhancement provider, including:

         o  a brief description of its principal business activities;

         o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

         o if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

         o its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the prospectus supplement.

         If so specified in the accompanying prospectus supplement, credit enhancement with respect to a series may be available to pay principal of the notes of that series following the occurrence of one or more early amortization events with respect to that series. In this event, the credit enhancement provider will have an interest in the cash flows in respect of the receivables to the extent described in that prospectus supplement.

SUBORDINATION

         If so specified in the accompanying prospectus supplement, one or more classes of any series will be subordinated as described in the accompanying prospectus supplement to the extent necessary to fund payments with respect to the senior notes. The rights of the holders of these subordinated notes to receive distributions of principal and/or interest on any distribution date for that series will be subordinate in right and priority to the rights of the holders of senior notes, but only to the extent set forth in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, subordination may apply only in the event that a specified type of loss is not covered by another credit enhancement.

         The accompanying prospectus supplement will also set forth information concerning:

         o the amount of subordination of a class or classes of subordinated notes in a series;

         o the circumstances in which that subordination will be applicable;

         o the manner, if any, in which the amount of subordination will decrease over time; and

         o the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of senior notes.

         If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for a class of another series, the accompanying prospectus supplement will specify the manner and conditions for applying that cross-support feature.

LETTER OF CREDIT

         If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against some losses in addition to or in lieu of other credit enhancement. The issuer of the letter of credit, will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the accompanying prospectus supplement.

         The maximum liability of the issuer of a letter of credit under its letter of credit will generally be an amount equal to a percentage specified in the accompanying prospectus supplement of the initial collateral amount of a series or a class of that series. The maximum amount available at any time to be paid under a letter of credit will be set forth in the accompanying prospectus supplement.

CASH COLLATERAL GUARANTY, CASH COLLATERAL ACCOUNT OR EXCESS COLLATERAL

         If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the following:

         o a cash collateral guaranty, secured by the deposit of cash or permitted investments in a cash collateral account, reserved for the beneficiaries of the cash collateral guaranty;

         o  a cash collateral account; or

         o a collateral amount in excess of the initial principal amount of the notes for that series.

         We refer to the undivided interest in the trust as a collateral interest. The amounts on deposit in the cash collateral account or available under the cash collateral guaranty may be increased under the circumstances described in the accompanying prospectus supplement which may include:

         o to the extent we elect to apply collections of principal receivables allocable to the excess collateral to decrease the excess collateral;

         o to the extent collections of principal receivables allocable to the excess collateral must be deposited into the cash collateral account; and

         o to the extent excess collections of finance charge receivables must be deposited into the cash collateral account.

         The amount available from the cash collateral guaranty, the cash collateral account and any excess collateral be limited to an amount specified in the accompanying prospectus supplement. The accompanying prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.

SURETY BOND OR INSURANCE POLICY

         If so specified in the accompanying prospectus supplement, insurance with respect to a series or one or more of the related classes will be provided by one or more insurance companies. This insurance will guarantee, with respect to one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the accompanying prospectus supplement.

         If so specified in the accompanying prospectus supplement, a surety bond will be purchased for the benefit of the holders of any series or class of that series to assure distributions of interest or principal with respect to that series or class of notes in the manner and amount specified in the accompanying prospectus supplement.

         If an insurance policy or a surety bond is provided for any series or class, the provider of the insurance policy or surety bond will be permitted to exercise the voting rights of the noteholders of the applicable series or class to the extent described in the prospectus supplement for that series. For example, if specified in the related prospectus supplement, the provider of the insurance policy or surety bond, rather than the noteholders of that series, may have the sole right to:

         o consent to amendments to the indenture, the pooling and servicing agreement, the transfer and servicing agreement or any other document applicable to that series;

         o if an event of default occurs, accelerate the notes of that series or direct the trustee to exercise any remedy available to the noteholders; or

         o  waive any event of default for that series.

SPREAD ACCOUNT

         If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the periodic deposit of all or a portion of available excess cash flow from the trust assets into a spread account intended to assist with subsequent distribution of interest and principal on the notes of that class or series in the manner specified in the accompanying prospectus supplement.

RESERVE ACCOUNT

         If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes or any related enhancement will be provided by a reserve account. The reserve account may be funded, to the extent provided in the accompanying prospectus supplement, by an initial cash deposit, the retention of a portion of periodic distributions of principal or interest or both otherwise payable to one or more classes of notes, including the subordinated notes, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination of these arrangements. The reserve account will be established to assist with the subsequent distribution of principal or interest on the notes of that series or the related class or any other amount owing on any related enhancement in the manner provided in the accompanying prospectus supplement.

                DESCRIPTION OF THE RECEIVABLES PURCHASE AGREEMENT

         The following is a summary of the material terms of the receivables purchase agreement entered into by the bank and us. The summary is qualified in its entirety by reference to the receivables purchase agreement. The receivables purchase agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

SALE OF RECEIVABLES

         The bank previously transferred some of the receivables in the accounts currently designated to the trust directly to the trust under the pooling and servicing agreement. Under the receivables purchase agreement, the bank sold the remaining receivables in the accounts designated to the trust and, in the future, may sell to us receivables in additional accounts as of the related addition dates.

REPRESENTATIONS AND WARRANTIES

         In the receivables purchase agreement, the bank represents and warrants to us as of the closing date for each series of securities and the date each account is designated for inclusion to the trust that:

         o each account is an Eligible Account as of the date it is designated to the trust and each receivable is an Eligible Receivable on the date it is transferred to us;


         o the account schedule and information contained therein is true and correct in all material respects;


         o each receivable has been conveyed to us free and clear of any liens, other than liens permitted by the receivables purchase agreement, and in compliance in all material respects with all applicable laws;

         o it owns all right, title and interest in each such receivable and has the right to transfer it to us; and;

         o all required governmental approvals in connection with the transfer of each such receivable to us have been obtained.

         In the event of a breach of any of these representation and warranties which results in the requirement that we accept retransfer of an ineligible receivable under the pooling and servicing agreement or the transfer and servicing agreement, we can require the bank to repurchase that ineligible receivable on the date of the retransfer. The purchase price for the ineligible receivables will be the outstanding principal amount of those receivables.

         In the receivables purchase agreement, the bank will also make representations and warranties to us as to:

         o the bank's valid existence and good standing as a national banking organization and its ability to perform its obligations under each transaction document;

         o the bank's qualification to do business and good standing as a foreign corporation and its possession of necessary licenses and approvals to conduct its business;

         o the due authorization, execution, delivery and performance of the receivables purchase agreement;



         o the enforceability of the receivables purchase agreement against the bank as a legal, valid and binding obligation; and



         o the effectiveness of the receivables purchase agreement governing the bank's transfer of the receivables to us as a valid transfer and assignment of its ownership interest in the receivables, other than liens permitted by the receivables purchase agreement.


         If the breach of any of the representations or warranties described in this paragraph results in our obligation under the pooling and servicing agreement or the transfer and servicing agreement to accept retransfer of the receivables, we can require the bank to repurchase the receivables retransferred to us, for an amount of cash equal to the outstanding principal balance of the retransferred receivables.

COVENANTS

         In the receivables purchase agreement, the bank covenants that it will comply with and perform its obligations under the credit card agreements relating to the accounts and its policies and procedures relating to the accounts unless the failure to do so would not have a material adverse effect on the rights of the trustee and the rights of the securityholders. The bank may change the terms and provisions of the credit card agreements or policies and procedures in any respect, including the calculation of the amount, or the timing of, charge-offs, so long as any changes made are also made to comparable accounts in the bank's private label credit card portfolio.

         The bank also covenants that it will not reduce the finance charges and other fees on the accounts, if as a result of the reduction, its reasonable expectation of the portfolio yield as of the time of the reduction would be less than the highest of the base rates of all outstanding series, except as required by law or as is consistent with the pooling and servicing agreement and the transfer and servicing agreement and as the bank deems advisable for its private label program based on a good faith assessment of various factors impacting the use of its private label credit cards.

AMENDMENTS

         The receivables purchase agreement may be amended without the consent of the noteholders. However, no amendment may adversely affect in any material respect the interests of the securityholders. If World Financial Network Credit Card Master Trust is terminated, the parties to the receivables purchase agreement will not be permitted to amend the purchase price for receivables or change any obligation of us or the bank under the receivables purchase agreement unless each rating agency confirms that the amendment will not impair its rating of any outstanding series or class.

TERMINATION

         The receivables purchase agreement will terminate immediately after the trust terminates. In addition, if a receiver or conservator is appointed for the bank or we become a debtor in a bankruptcy case or other specified liquidation, bankruptcy, insolvency or similar events occur or the bank becomes unable for any reason to transfer receivables to us in accordance with the receivables purchase agreement, we will immediately cease to purchase receivables under the receivables purchase agreement.


                                  NOTE RATINGS

         Any rating of the notes by a rating agency will indicate:

         o its view on the likelihood that noteholders will receive required interest and principal payments; and

         o its evaluation of the receivables and the availability of any credit enhancement for the notes.

         o  Among the things a rating will not indicate are:

         o the likelihood that principal payments will be paid on a scheduled date;

         o  the likelihood that an early amortization event will occur;

         o the likelihood that a U.S. withholding tax will be imposed on non-U.S. noteholders;

         o  the marketability of the notes;

         o  the market price of the notes; or

         o whether the notes are an appropriate investment for any purchaser.

         A rating will not be a recommendation to buy, sell or hold the notes. A rating may be lowered or withdrawn at any time by a rating agency.

         We will request a rating of the notes offered by this prospectus and the accompanying prospectus supplement from at least one rating agency. Rating agencies other than those requested could assign a rating to the notes and, if so, that rating could be lower than any rating assigned by a rating agency chosen by us. Except as otherwise expressly stated, any reference in this prospectus or the accompanying prospectus supplement to a rating agency refers to a rating agency selected by us to rate the securities issued by the issuer or World Financial Network Credit Card Master Trust.

                    MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

         In the receivables purchase agreement, the bank will represent and warrant that its transfer of receivables constitutes a valid sale and assignment of all of its right, title and interest in and to the receivables. In the pooling and servicing agreement and the transfer and servicing agreement, we will represent and warrant that the transfer of receivables constitutes either
(1) a valid sale and assignment of all of our or the bank's, as the case may be, right, title and interest in and to the receivables, except for the transferor interest, or (2) creates in favor of the trust a (x) valid first-priority perfected security interest in our or the bank's, as the case may be, rights in the receivables in existence at the time that the trust is formed or at the time that receivables in additional accounts are transferred, as the case may be, and
(y) a valid first-priority perfected security interest in our rights in the receivables arising in accounts already designated for the trust portfolio on and after their creation, in each case until termination of the trust. For a discussion of the issuer's rights arising from these representations and warranties not being satisfied, see "DESCRIPTION OF THE NOTES--REPRESENTATIONS AND WARRANTIES" in this prospectus.

         We will represent in the pooling and servicing agreement and the transfer and servicing agreement and the bank will represent in the receivables purchase agreement that the receivables are "accounts" for purposes of the UCC. Both the sale of accounts and the transfer of accounts as security for an obligation are subject to the provisions of Article 9 of the UCC. Therefore, we and the bank will file appropriate UCC financing statements to perfect the respective transferee's security interest in the receivables.


         There are limited circumstances in which prior or subsequent transferees of receivables coming into existence after a series closing date could have an interest in those receivables with priority over the trust's interest. Under the receivables purchase agreement, however, the bank will represent and warrant, as to itself and the receivables transferred by it, that it has transferred the receivables to us free and clear of the lien of any third party other than the trust and the indenture trustee. In addition, the bank will covenant that it will not sell, pledge, assign, transfer or grant any lien on any receivable or any interest in any receivable other than to us, the trust, or the indenture trustee. Similarly, under the pooling and servicing agreement and the transfer and servicing agreement, we will represent and warrant that the receivables have been transferred to the trust free and clear of the lien of any third party other than the indenture trustee and specified tax liens. In addition, we will covenant that we will not sell, pledge, assign, transfer, or grant any lien on any receivable or any interest in any receivable other than to the trust. Nevertheless, a tax, governmental or other nonconsensual lien on our property or the bank's property arising prior to the time a receivable comes into existence may have priority over the trust's interest in that receivable. Furthermore, if the FDIC were appointed as the bank's receiver or conservator, administrative expenses of the receiver or conservator may have priority over the trust's interest in the receivables.

         If the servicer has satisfied the conditions discussed in "DESCRIPTION OF THE NOTES--APPLICATION OF COLLECTIONS" in this prospectus, the servicer will be permitted to make deposits of collections on a monthly or other periodic basis. In that event, cash collections held by the servicer may be commingled and used for the benefit of the servicer prior to each distribution date and, in the event of the insolvency of the servicer or the lapse of a twenty-day period after receipt by the servicer of collections that have been commingled with other funds, the trust may not have a first-priority perfected security interest in those collections. In that event, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.


CONSERVATORSHIP AND RECEIVERSHIP


         The bank is chartered as a national banking association and is regulated and supervised principally by the Office of the Comptroller of the Currency, which is required to appoint the FDIC as conservator or receiver for the bank if specified events occur relating to the bank's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for the bank.



         In its role as conservator or receiver, the FDIC would have broad powers to repudiate contracts to which the bank was a party if the FDIC determined that the contracts were burdensome and that repudiation would promote the orderly administration of the bank's affairs.



         Further, if the FDIC were acting as the bank's conservator or receiver, the FDIC may have the power to extend its repudiation and avoidance powers to us because we are a wholly-owned subsidiary of the bank.



         The FDIC has adopted a rule stating that, if certain conditions are met, the FDIC shall not use its repudiation power to reclaim, recover or recharacterize as property of an FDIC-insured bank any financial assets transferred by that bank in connection with a securitization transaction. Although the FDIC has the power to repeal or amend its own rules, the securitization rule states that any repeal or amendment of that rule will not apply to any transfers of financial assets made in connection with a securitization that was in effect before the repeal or modification.



         We have structured the issuance of the notes with the intention that the transfers of receivables by the bank would have the benefit of this rule. Nevertheless, if the FDIC were to assert that the transfers do not have the benefit of the rule or violate the banking laws, or were to require the indenture trustee or any of the other transaction parties to go through the administrative claims procedure established by the FDIC in order to obtain payments on the notes, or were to request a stay of any actions by any of those parties to enforce the agreement, delays in payments on outstanding series of notes could occur. Furthermore, if the FDIC's assertions were successful, possible reductions in the amount of those payments could occur.

         In addition, regardless of the terms of the transaction documents, the FDIC as conservator or receiver of the bank may have the power to prevent the commencement of an early amortization period, to prevent or limit the early liquidation of the receivables and termination of the trust, or to require the continued transfer of new principal receivables. Regardless of the instructions of those authorized to direct the indenture trustee and the trust, moreover, the FDIC as conservator or receiver of the bank may have the power to require the early liquidation of the receivables, to require the early termination of the trust and the retirement of the notes, or to prohibit or limit the continued transfer of new principal receivables. If bankruptcy, insolvency or similar proceedings occur with respect to the bank, we will promptly notify the indenture trustee and an early amortization event will occur with respect to each series. Under the pooling and servicing agreement and the transfer and servicing agreement, newly created receivables will not be transferred to the trust on and ofter any of these bankruptcy or insolvency related events.



         In the event of conservatorship or receivership of the servicer, the conservator or receiver may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer or to direct the servicer to stop servicing the receivables. See "DESCRIPTION OF THE NOTES--SERVICER DEFAULT" in this prospectus.



         In the event of conservatorship or receivership of the administrator, the conservator or receiver may have the power to prevent the issuer from appointing a successor administrator.


         Our organizational documents and structure have been designed so that the substantive consolidation of our assets and liabilities with those of the bank is unlikely. We are a separate, limited purpose limited liability company, and our operating agreement contains limitations on the nature of our business. In addition, the indenture trustee will covenant in the indenture and the trustee for World Financial Network Credit Card Master Trust has covenanted in the pooling and servicing agreement that it will not at any time institute against us any bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws. Nevertheless, if we were to become a debtor in a bankruptcy case and if a bankruptcy trustee or one of our creditors or we as debtor-in-possession were to take the position that the transfer of the receivables by us to the trust should be characterized as a pledge of those receivables then delays in payment on the notes and possible reductions in the amount of those payments could result.


        Because we are a wholly-owned subsidiary of the bank, certain banking laws and regulations may apply to us, and if we were found to have violated any of these laws or regulations, payments to you could be delayed or reduced. In addition, if the bank entered conservatorship or receivership, the FDIC could seek to exercise control over the receivables or our other assets on an interim or a permanent basis. Although steps have been taken to minimize this risk, the FDIC could argue that --


o our assets (including the receivables) constitute assets of the bank available for liquidation and distribution by a conservator or receiver for the bank;

o we and our assets (including the receivables) should be substantively consolidated with the bank and its assets; or

o the FDIC's control over the receivables is necessary for the bank to reorganize or to protect the public interest.


If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced. Furthermore, regardless of any decision made by the FDIC or ruling made by a court, the fact that the bank has entered conservatorship or receivership could have an adverse effect on the liquidity and value of the notes.

         A conservator or receiver or bankruptcy court, however, may have the power to delay application of collections or to require the continued transfer of principal receivables to the trust. See "RISK FACTORS--IF A CONSERVATOR OR RECEIVER WERE APPOINTED FOR WORLD FINANCIAL NETWORK NATIONAL BANK, OR IF WE BECAME A DEBTOR IN A BANKRUPTCY CASE, DELAYS OR REDUCTIONS IN PAYMENT OF YOUR NOTES COULD OCCUR" in this prospectus.

         Application of federal and state insolvency and debtor relief laws would affect the interests of the noteholders if those laws result in any receivables being charged-off as uncollectible. See "DESCRIPTION OF THE NOTES--DEFAULTED RECEIVABLES; DILUTION; INVESTOR CHARGE-OFFS" in this prospectus.

CONSUMER PROTECTION LAWS

         The relationship of the consumer and the provider of consumer credit is extensively regulated by federal and state consumer protection laws. With respect to credit accounts issued by us, the most significant federal laws include the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts. These statutes impose various disclosure requirements either before or when an account is opened, or both, and at the end of monthly billing cycles, and, in addition, limit account holder liability for unauthorized use, prohibit various discriminatory practices in extending credit and regulate practices followed in collections. In addition, account holders are entitled under these laws to have payments and credits applied to the revolving credit account promptly and to request prompt resolution of billing errors. Congress and the states may enact new laws and amendments to existing laws to regulate further the consumer revolving credit industry. The trust may be liable for violations of consumer protection laws that apply to the receivables, either as assignee from us with respect to obligations arising before transfer of the receivables to the trust or as the party directly responsible for obligations arising after the transfer. In addition, an account holder may be entitled to assert those violations by way of set-off against the obligation to pay the amount of receivables owing. All receivables that were not created in compliance in all material respects with the requirements of consumer protection laws, if the noncompliance has a material adverse effect on the noteholders' interest therein, will be reassigned to us. The servicer has also agreed in the pooling and servicing agreement and the transfer and servicing agreement to indemnify the trust, among other things, for any liability arising from those types of violations. For a discussion of the trust's rights if the receivables were not created in compliance in all material respects with applicable laws, see "DESCRIPTION OF THE NOTES--REPRESENTATIONS AND WARRANTIES" in this prospectus.


                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of the notes. Additional federal income tax considerations relevant to a particular series may be set forth in the accompanying prospectus supplement. The following summary has been prepared and reviewed by Mayer, Brown & Platt as special tax counsel to the Issuer. The summary is based on the Internal Revenue Code of 1986, as amended as of the date hereof, and final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary is addressed only to original purchases of the notes, deals only with notes held as capital assets within the meaning of Section 1221 of the Internal Revenue Code and, except as specifically set forth below, does not address tax consequences of holding notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, for example:

         o  banks and thrifts,

         o  insurance companies,

         o  regulated investment companies,

         o  dealers in securities,

         o holders that will hold the offered notes as a position in a "straddle" for tax purposes or as a part of a "synthetic security," "conversion transaction" or other integrated investment comprised of the offered notes, and one or more other investments,

         o  trusts and estates, and

         o pass-through entities, the equity holders of which are any of the foregoing.

         Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of interests in a noteholder. Special tax counsel to the issuer is of the opinion that the following summary of federal income tax consequences is correct in all material respects. An opinion of special tax counsel to the issuer, however, is not binding on the Internal Revenue Service or the courts, and no ruling on any of the issues discussed below will be sought from the IRS. In addition, no transaction closely comparable to the purchase of the notes has been the subject of any Treasury Regulation, revenue ruling or judicial decision. Accordingly, we suggest that persons considering the purchase of notes consult their own tax advisors with regard to the United States federal income tax consequences of an investment in the notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

TAX CLASSIFICATION OF THE ISSUER AND THE NOTES

         TREATMENT OF THE ISSUER AS AN ENTITY, NOT SUBJECT TO TAX. Special tax counsel to the issuer is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury Regulation, revenue ruling or judicial decision, neither World Financial Network Credit Card Master Trust nor the issuer will be treated as an association or as a publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, special tax counsel to the issuer is of the opinion that the issuer will not be subject to federal income tax. However, as discussed above, this opinion is not binding on the IRS and no assurance can be given that this classification will prevail.

         The precise tax classification of the issuer for federal income tax purposes is not certain. It might be viewed as merely holding assets on our behalf as collateral for notes issued by us. On the other hand, the issuer could be viewed as a separate entity for tax purposes issuing its own notes. This distinction may have a significant tax effect on particular noteholders as stated below under "POSSIBLE ALTERNATIVE CLASSIFICATIONS."

         TREATMENT OF THE NOTES AS DEBT. Special tax counsel to the issuer is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the notes will be characterized as debt for United States federal income tax purposes. However, opinions of counsel are not binding on the IRS, and there can be no assurance that the IRS could not successfully challenge this conclusion. The issuer agrees by entering into the Indenture, and the noteholders agree by their purchase and holding of notes, to treat the notes as debt for United States federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Pooling and Servicing Agreement, we expect to treat such transactions, for regulatory and financial accounting purposes, as a sale of an ownership interest in the receivables and not as a debt obligation.

         In general, whether for United States federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for United States federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Special tax counsel may analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the receivables has not been transferred to the noteholders.

         In some instances, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. It is expected that special tax counsel may advise that the rationale of those cases should not apply to the transaction evidenced by the notes because the form of the transaction, as reflected in the operative provisions of the documents, either is not inconsistent with the characterization of the notes as debt for United States federal income tax purposes or otherwise makes the rationale of those cases inapplicable to this situation.

         POSSIBLE ALTERNATIVE CLASSIFICATIONS. If, contrary to the opinion of special tax counsel to the issuer, the IRS successfully asserted that a series or class of notes did not represent debt for United States federal income tax purposes, it could find that the arrangement created by the Pooling and Servicing Agreement and the related prospectus supplement constitutes a partnership that could be treated as a "publicly traded partnership" taxable as a corporation. We currently do not intend to comply with the United States federal income tax reporting requirements that would apply if any series or class of notes were treated as interests in a partnership or corporation.

         If the Pooling and Servicing Agreement is treated as creating a partnership between the us and noteholders, the partnership itself would not be subject to United States federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the noteholders, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits.

         Treatment of a noteholder as a partner could have adverse tax consequences to certain holders; for example, income to foreign persons generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of partnership expenses. The result of the differences in tax treatment noted above might cause an individual to be taxed on a greater amount of income than the stated rate on the notes.

         If it were determined that a transaction created an entity classified as a publicly traded partnership taxable as a corporation, the issuer would be subject to United States federal income tax at corporate income tax rates on the income it derives from the receivables and the issuer would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Such classification could materially reduce cash available to make payments on the notes; further, noteholders might not be entitled to any dividends received deduction in respect of payments of interest on notes treated as dividends.

         In addition, even if the notes are treated as debt, the issuer is also able to issue other securities which may be treated as debt or as equity interests in the issuer. The issuance of additional securities requires the delivery of a new opinion of counsel generally to the effect that the new issuance will not cause the issuer to become taxable as a separate entity for federal income tax purposes; however, the new opinion would not bind the IRS, and the issuer could become a taxable entity as a result of the new issuance, potentially diminishing cash available to make payments on the notes. We suggest that prospective investors consult with their own tax advisors with regard to the consequences of each of the possible alternative characterizations to them in their particular circumstances. The following discussion assumes that the classifications of the notes as debt is correct.

CONSEQUENCES TO HOLDERS OF THE OFFERED NOTES

         INTEREST AND ORIGINAL ISSUE DISCOUNT. In general, stated interest on a note will be includible in gross income as it accrues or is received in accordance with a noteholder's usual method of tax accounting. Interest received on the notes may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. It is not anticipated that any series or class of notes will be issued with original issue discount within the meaning of Section 1273 of the Code. If a class of notes is issued with original issue discount, the provisions of Sections 1271 through 1273 and 1275 of the Code will apply to those notes. Under those provisions, a holder of a note issued with original issue discount--including a cash basis holder--generally would be required to include the original issue discount on a note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of original issue discount in income in advance of the receipt of cash attributable to that income. In general, a note will be treated as having original issue discount to the extent that its "stated redemption price" exceeds its "issue price," if that excess equals or exceeds 0.25 percent multiplied by the weighted average life of the note, determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment. Under Section 1272(a)(6) of the Internal Revenue Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of original issue discount and could have other consequences to holders of the notes. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a note is "unconditionally payable" and hence that all of the interest payable on the note should be included in the note's stated redemption price at maturity. If sustained, that treatment should not significantly affect tax liabilities for most holders of the notes, but we suggest that prospective noteholders consult their own tax advisors concerning the impact to them in their particular circumstances. The issuer intends to take the position that interest on the notes constitutes "qualified stated interest" and that the above consequences do not apply.

         MARKET DISCOUNT. Noteholders should be aware that the resale of offered notes may be affected by the market discount provisions of the Code. The market discount rules generally provide that, subject to a DE MINIMIS exception, if a holder of a note acquires it at a market discount (i.e., at a price below its stated redemption price at maturity or its "adjusted issue price" if it was issued with original issue discount) and thereafter recognizes gain upon a disposition of the note, the lesser of such gain or the portion of the market discount that accrued while the note was held by such holder will be treated as ordinary interest income realized at the time of the disposition. A taxpayer may elect to include market discount currently in gross income in taxable years to which it is attributable, computed using either a ratable accrual method or a yield to maturity method. The market discount rules may also cause the deferral of interest deductions on debt incurred to acquire market discount obligations.

         MARKET PREMIUM. A subsequent holder who purchases a note at a premium may elect to amortize and deduct this premium over the remaining term of the note in accordance with rules set forth in Section 171 of the Code.

         DISPOSITION OF THE NOTES: DEFEASANCE. Upon the sale, exchange, retirement or other taxable disposition of a note, the holder of the note generally will recognize taxable gain or loss in an amount equal to the difference between (a) the amount realized on the disposition, other than that part of the amount attributable to, and taxable as, accrued interest and (b) the holder's adjusted tax basis in the note. A taxable exchange of a note could also occur as a result of our substitution of money or investments for the receivables in the trust portfolio. See "DESCRIPTION OF THE NOTES--DEFEASANCE" in this prospectus. The holder's adjusted tax basis in the note generally will equal the cost of the note to that holder, increased by any original issue discount or market discount previously included in income by that holder with respect to the note, and decreased by any deductions previously allowed for amortizable bond premium and by the amount of any payments of principal or original issue discount previously received by that holder with respect to its note. Subject to the market discount rules discussed above, any related gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if at the time of sale the note has been held for more than one year. The maximum ordinary income rate for individuals, estates, and trusts exceeds the maximum long-term capital gains rate for such taxpayers. In addition, any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

         FOREIGN HOLDERS. The following information describes the United States federal income tax treatment if the notes are treated as debt to an investor that is a nonresident alien individual or a foreign corporation (collectively, a "foreign person"). Some foreign persons, including certain residents of certain United States possessions or territories, may be subject to special rules not discussed in this summary.

         Interest, including original issue discount, if any, paid to a foreign person on a note will not be subject to withholding of United States federal income tax, provided that:

         o the interest payments are effectively connected with the conduct of a trade or business within the United States by the foreign person and such foreign person submits a properly executed IRS Form W-8ECI; or

         o the foreign person is not, for United States federal income tax purposes, actually or constructively a "10 percent shareholder" of us or the issuer, a "controlled foreign corporation" with respect to which we or the issuer is a "related person" within the meaning of the Internal Revenue Code, or a bank extending credit under a loan agreement entered into in the ordinary course of its trade or business, and, under current Treasury Regulations, either (i) the beneficial owner represents that it is a foreign person and provides its name and address to us or our paying agent on a properly executed IRS Form W-8BEN, or a suitable substitute form, signed under penalties of perjury; or (ii) if a note is held through a securities clearing organization or other financial institution, as is expected to be the case unless definitive notes are issued, the organization or financial institution certifies to us or our paying agent under penalties of perjury that it has received IRS Form W-8BEN or a suitable substitute form from the foreign person or from another qualifying financial institution intermediary, and provides a copy to us or our paying agent.

         If these exceptions do not apply to a foreign person, interest, including original issue discount, if any, paid to such foreign person generally will be subject to withholding of United States federal income tax at a 30% rate. Such foreign person may, however, be able to claim the benefit of a reduced withholding tax rate under an applicable income tax treaty. The required information for claiming treaty benefits is generally submitted, under current Treasury Regulations, on IRS Form W-8BEN. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. Recently issued final Treasury Regulations revised some of the procedures whereby a foreign person may establish an exemption from withholding generally beginning January 1, 2001. We suggest that foreign persons consult their tax advisors concerning the impact to them, if any, of those revised procedures.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, the individual is not present in the United States for 183 days or more in the taxable year in which the sale, redemption, retirement or other taxable disposition occurs.

         If the interest or gain on the note is effectively connected with the conduct of a trade or business within the United States, then although the foreign person will be exempt from the withholding of tax previously discussed if an appropriate statement is provided, such foreign person generally will be subject to United States federal income tax on the interest, including original issue discount, if any, or gain at applicable graduated federal income tax rates. In addition, if a foreign person is a foreign corporation, such foreign corporation may be subject to a branch profits tax equal to 30% of your "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless such foreign corporation qualifies for a lower rate under an applicable tax treaty.


         BACKUP WITHHOLDING. Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of a note, may be subject to "backup withholding" tax under Section 3406 of the Internal Revenue Code if a noteholder fails to furnish its taxpayer identification number, fails to report interest, dividends or other "reportable payments"
(as defined in the Code) properly, or under certain circumstances fails to provide a certified statement, under penalty of perjury, that it is not subject to backup withholding. The backup withholding tax rate of 31% for payments made on or before August 6, 2001, will be reduced 30.5% for payments made on or after August 7, 2001, 30% for payments made during the years 2002 and 2003, 29% for payments made during the years 2004 and 2005, and 28% for payments made during the years 2006 through 2010. For payments maded after the taxable year of 2010, the backup withholding rate will be increased to 31%. Any amounts deducted and withheld would be allowed as a credit against the recipient's United States federal income tax if appropriate proof is provided under rules established by the IRS. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but does not do so in the proper manner. Backup withholding will not apply with respect to payments made to exempt recipients, such as corporations and financial institutions. Holders of the notes are urged to consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption. Information returns will be sent annually to the IRS and to each noteholder setting forth the amount of interest paid (and original issue discount accrued, if any) on the notes and the amount of tax withheld thereon.


         The United States federal income tax discussion set forth above may not be applicable depending upon a holder's particular tax situation, and does not purport to address the issues described with the degree of specificity that would be provided by a taxpayer's own tax advisor. We suggest that prospective purchasers consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes and the possible effects of changes in federal tax laws.

STATE AND LOCAL TAX CONSEQUENCES

         The discussion above does not address the taxation of the trust or the tax consequences of the purchase, ownership or disposition of an interest in the notes under any state or local tax law. We suggest that each investor consult its own tax advisor regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

         The prospectus supplement for each series of notes will specify whether the notes offered by that prospectus supplement are eligible for purchase by employee benefit plans.

          Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan, as well as an individual retirement account or Keogh plan, from engaging in specified transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to these benefit plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for these persons. Title I of ERISA also requires that fiduciaries of a benefit plan subject to ERISA make investments that are prudent, diversified (unless clearly prudent not to do so), and in accordance with governing plan documents.

         Some transactions involving the purchase, holding or transfer of the notes might be deemed to constitute or result in prohibited transactions under ERISA and Section 4975 of the Internal Revenue Code if assets of the trust were deemed to be assets of a benefit plan or "plan assets". Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Internal Revenue Code only if the benefit plan acquires an "equity interest" in the trust and none of the exceptions contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, it appears that, at the time of their initial issuance, the notes should be treated as debt without substantial equity features for purposes of the regulation. The debt characterization of the notes could change after their initial issuance if the trust incurs losses.

         However, without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of the notes by or on behalf of benefit plans could be considered to give rise to a prohibited transaction if we, the issuer, the owner trustee, the servicer, the administrator or the indenture trustee, is or becomes a party in interest or a disqualified person with respect to these benefit plans. In that case, various exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the benefit plan fiduciary making the decision to acquire a note. Included among these exemptions are:

         o Prohibited Transaction Class Exemption 96-23, regarding transactions effected by "in-house asset managers";

         o Prohibited Transaction Class Exemption 95-60, regarding transactions effected by "insurance company general accounts";

         o Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds;

         o Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts; and

         o Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers."

         By your acquisition of a note, you will be deemed to represent and warrant that your purchase and holding of the note will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

         Employee benefit plans that are governmental plans, as defined in
Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements, but may be subject to state or other federal law requirements which may impose restrictions similar to those under ERISA and the Internal Revenue Code discussed above.

         If you are a benefit plan fiduciary considering the purchase of any of the notes, you should consult your tax and legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              PLAN OF DISTRIBUTION

         Subject to the terms and conditions set forth in an underwriting agreement to be entered into with respect to each series of notes, we will cause the notes to be sold by the issuer to each of the underwriters named in that underwriting agreement and in the accompanying prospectus supplement, and each of those underwriters will severally agree to purchase from the issuer, the principal amount of notes set forth in that underwriting agreement and in the accompanying prospectus supplement, subject to proportional adjustment on the terms and conditions set forth in the related underwriting agreement in the event of an increase or decrease in the aggregate amount of notes offered by this prospectus and by the accompanying prospectus supplement.

         In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in that underwriting agreement, to purchase all the notes offered by this prospectus and by the accompanying prospectus supplement if any of those notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in specified circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

         Each prospectus supplement will set forth the price at which each series of notes or class being offered initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of those notes. After the initial public offering, the public offering price and those concessions may be changed.

         Each underwriting agreement will provide that the transferor will indemnify the related underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended.

         The place and time of delivery for any series of notes in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

                             REPORTS TO NOTEHOLDERS


         The servicer will prepare monthly and annual reports that will contain information about the issuer. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive notes are issued, the reports will be sent to Cede & Co. which is the nominee of The Depository Trust Company and the registered holder of the notes. No financial reports will be sent to you. See "DESCRIPTION OF THE NOTES--BOOK-ENTRY REGISTRATION," "--REPORTS TO NOTEHOLDERS" and "--EVIDENCE AS TO COMPLIANCE" in this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

         We filed a registration statement relating to the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

         The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

         You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

         The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will be filed under the name of World Financial Network National Bank and will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the issuer and World Financial Network Credit Card Master Trust until we terminate our offering of the notes.

         As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents--unless the exhibits are specifically incorporated by reference--at no cost, by writing or calling us care of: World Financial Network National Bank, 800 TechCenter Drive, Gahanna, Ohio 43230, Telephone: (614) 729-4000.

                        GLOSSARY OF TERMS FOR PROSPECTUS

         "AGGREGATE PRINCIPAL BALANCE" means, on any date, the sum of (a) the total amount of principal receivables, other than discount option receivables and (b) the amount on deposit in the excess funding account, after excluding any investment earnings.

         "ELIGIBLE ACCOUNT" means an account in an approved portfolio:

         o  that is payable in United States dollars;

         o that is serviced by us, any transferee of accounts from us, an approved originator of accounts, or any affiliates of the foregoing;

         o the cardholder of which has provided, as his or her most recent billing address, an address located in the United States or a United States military address, except that up to 2% (or a greater number approved by the rating agencies) of the Aggregate Principal Receivables may have cardholders who have provided addresses outside of these jurisdictions;

         o that does not have any receivables that have been charged off as uncollectible by the servicer in accordance with its charge account guidelines or its customary and usual servicing procedures;

         o that does not have receivables that have been sold or pledged to any other party; and

         o has not been identified as an account, the credit cards with respect to which have been reported as being lost or stolen or the cardholder of which is the subject of a bankruptcy proceeding.

         "ELIGIBLE INSTITUTION" means:

             (a) a depository institution, which may include the owner trustee or the indenture trustee, that:

                  (1) is organized under the laws of the United States or any one of its states,

                  (2)      has FDIC deposit insurance, and

                  (3) has a long-term unsecured debt rating or a certificate of deposit rating acceptable to the rating agencies; or

             (b) any other institution acceptable to the rating agencies, which may include the servicer.

         "ELIGIBLE RECEIVABLE" means each receivable:

         o  that has arisen under an Eligible Account;

         o that was created in compliance, in all material respects, with the charge account guidelines and all requirements of law applicable to us or the originator of the related account pursuant to a credit card agreement between the cardholder and us or the originator of the related account which complies, in all material respects, with all requirements of law applicable to us or the originator of the related account;

         o for which all consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given by us or the originator of the related account in connection with the creation of the receivable or the execution, delivery and performance by us or the originator of the related account of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of that receivable;

         o as to which, immediately prior to being transferred to the trust, we had good title free and clear of all liens and security interests arising under or through us and our affiliates, other than any lien for state, municipal or other local taxes if those taxes are not then due and payable or if we are then contesting the validity of those taxes in good faith by appropriate proceedings and we have set aside on our books adequate reserves with respect to those taxes;

         o that is the subject of a valid transfer and assignment, or the grant of a security interest, from the transferor to the trust;

         o as to which the transferor has not taken any action which, or failed to take any action the omission of which, would, at the time of transfer to the trust, impair the rights of the trust or the noteholders in the receivable;

         o that is the legal, valid and binding payment obligation of the related cardholder, enforceable against that cardholder in accordance with its terms, subject to permitted insolvency- and equity-related exceptions;

         o that constitutes an "account" under Article 9 of the Uniform Commercial Code as in effect in the State of New York;

         o that, at the time of transfer to the trust, has not been waived or modified except as permitted by our charge account guidelines and which waiver or modification has been reflected in our computer files;

         o that, at the time of transfer to the trust, is not, to our knowledge, subject to any right of recission, setoff, counterclaim or defense, including usury, that would require that receivable to be charged off in accordance with our charge account guidelines, other than some insolvency- and equity-related defenses;

         o as to which we have satisfied all obligations required to be satisfied at the time it is transferred to the trust;

         o with respect to receivables transferred to the issuer after the termination of World Financial Network Credit Card Master Trust, in which all of our right, title and interest has been validly transferred and assigned to the issuer or in which a valid first priority perfected security interest has been granted to the issuer; and

         o with respect to receivables transferred to the issuer after the termination of World Financial Network Credit Card Master Trust, as to which, at the time of transfer of that receivable to the issuer, we have not taken or omitted to take any action that would impair the rights of the issuer or the noteholders.

         "MINIMUM TRANSFEROR AMOUNT" will be calculated as follows:

                 (a) (i)  Aggregate Principal             (ii)   4%, or if less, the highest of the
                          Balance                TIMES           required retained transferor
                                                                 percentages specified in the
                                                                 prospectus supplement for each
                                                                 series

                                      PLUS

                  (b)      any additional amounts
                           specified in the prospectus
                           supplement for any series

         "QUALIFIED ACCOUNT" means either:

                  (a) a segregated account established with an Eligible Institution; or

                  (b) a segregated trust account with the corporate trust department of a depository institution that:

                           (1) is organized under the laws of the United States or any one of its states,

                           (2) acts as trustee for funds deposited in the account, and

                           (3) has a credit rating from each rating agency in one of its generic credit rating categories that signifies investment grade.

         "REQUIRED PRINCIPAL BALANCE" means, on any date of determination, the sum of the numerators used to calculate the allocation percentages for principal collections for all outstanding series of securities on that date of determination.

         "SPECIFIED TRANSFEROR AMOUNt" means, zero or such higher amount as may be specified in the accompanying prospectus supplement.

         "TRANSFEROR AMOUNT" means, on any date, the difference between:

                           (1)      the Aggregate Principal Balance on that
                                    date; minus

                           (2) the aggregate of the collateral and invested amounts of all outstanding series of securities; plus

                           (3) the principal amount on deposit in the collection account for any series, to the extent not deducted in calculating the collateral or invested amount for the related series.

                                                                         Annex I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered World Financial Network Credit Card Master Note Trust Asset Backed Notes (the "global securities") to be issued in series from time to time will be available only in book-entry form. Investors in the global securities may hold those global securities through any of The Depository Trust Company, Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice--i.e., seven calendar day settlement.

         Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, and as DTC participants.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

         Investors electing to hold their global securities through DTC (other than through accounts at Clearstream or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global securities will be credited to the securities custody accounts on the settlement date against payment for value on the settlement date.

SECONDARY MARKET TRADING

         Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and transferor's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants, other than the depositaries for Clearstream and Euroclear, will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

         TRADING BETWEEN CLEARSTREAM CUSTOMERS AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream customers and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC SELLER AND CLEARSTREAM CUSTOMER OR EUROCLEAR PURCHASER. When global securities are to be transferred from the account of a DTC participant--other than the depositaries for Clearstream and Euroclear--to the account of a Clearstream customer or a Euroclear participant, the purchaser must send instructions to Clearstream prior to 12:30 p.m. on the settlement date. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the global securities for payment. Payment will then be made by the respective depositary, as the case may be, to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. Credit for the global securities will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

         Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently from a trade between two DTC participants.

         TRADING BETWEEN CLEARSTREAM OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective European depositary, to another DTC participant. The seller will send instructions to Clearstream before 12:30 p.m. on the settlement date. In these cases, Clearstream or Euroclear will instruct the respective European depositary, as appropriate, to credit the global securities to the DTC participant's account against payment. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. If the Clearstream customer or Euroclear participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of global securities holding securities through Clearstream, Euroclear or through DTC--if the holder has an address outside the U.S.--will be subject, to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner provides the appropriate certification for obtaining an exemption or reduced tax rate. See "FEDERAL INCOME TAX CONSEQUENCES" in this prospectus.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

     Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Estimated expenses in connection with the offering of the Securities being registered herein are as follows:


Registration Statement fee ............................   $  500,000
Legal fees and expenses ...............................   $  250,000
Accounting fees and expenses ..........................   $  100,000
Rating agency fees ....................................   $  100,000
Trustee fees and expenses .............................   $   25,000
Blue Sky expenses .....................................   $   10,000
Printing and engraving ................................   $   50,000
Miscellaneous .........................................   $   25,000
               Total ..................................   $1,060,000


----------




ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware Limited Liability Company Act (Section 18-108) gives Delaware limited liability companies broad powers to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. WFN Credit Company, LLC shall, to the fullest extent permitted by the Act, indemnify and hold harmless, and advance expenses to, each member, any manager and each officer and director against any losses, claims, damages or liabilities to which the indemnified party may become subject in connection with any matter arising from, related to, or in connection with, WFN Credit Company's business or affairs.

     Pursuant to agreements which WFN Credit Company, LLC may enter into with underwriters or agents (forms of which will be included as exhibits to the registration statement), officers and directors of WFN Credit Company, LLC, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, arising from information which has been or will be furnished to the registrant by such underwriters or agents that appears in the registration statement or any prospectus.

ITEM 16. EXHIBITS.

     1.1  -- Form of Underwriting Agreement

     3.1  -- Certificate of Formation for WFN Credit Company, LLC*

     3.2  -- Limited Liability Company Agreement for WFN Credit Company, LLC*

     4.1  -- Form of Master Indenture

     4.2  -- Form of Indenture Supplement, including form of Notes

     4.3  -- Form of Transfer and Servicing Agreement

     4.4 -- Form of Trust Agreement of World Financial Network Credit Card Master Note Trust

     4.5  -- Form of Administration Agreement

     4.6  -- Form of Pooling and Servicing Agreement

     4.7  -- Form of Collateral Series Supplement

     4.8  -- Form of Receivables Purchase Agreement

     5.1  -- Opinion of Mayer, Brown & Platt with respect to legality

     8.1  -- Opinion of Mayer, Brown & Platt with respect to tax matters

     23.1 -- Consent of Mayer, Brown & Platt (included in Exhibits 5.1 and 8.1)

     24.1 --Power of Attorney*

     25.1 -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of BNY Midwest Trust Company, as indenture trustee under the Indenture

----------


*    Previously filed


ITEM 17. UNDERTAKINGS

     (a)  As to Rule 415: The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement;

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  As to documents subsequently filed that are incorporated by reference:
The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) As to indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 15 herein, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement for the asset-backed securities being registered on this form will be met by the time of the sale and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, Ohio, on the date of July 5, 2001.



                                   WFN CREDIT COMPANY, LLC,
                                   as Co-Registrant


                                   By:  /s/ Robert P. Armiak
                                        ----------------------------------------


                                   WORLD FINANCIAL NETWORK CREDIT CARD
                                   MASTER TRUST,
                                   as Co-Registrant


                                   By:  WORLD FINANCIAL NETWORK NATIONAL BANK,
                                        as servicer of World Financial Network
                                        Credit Card Master Trust


                                        By:  /s/ Robert P. Armiak
                                             -----------------------------------





     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on July 5, 2001 by the following persons in the capacities indicated on behalf of WFN Credit Company, LLC.



               SIGNATURE                                    TITLE
               ---------                                    -----
/s/*                                         President andDirector
---------------------------------------      (Principal Executive Officer and Principal
Daniel T. Groomes                            Financial Officer)

/s/ Robert P. Armiak                         Treasurer and Director
---------------------------------------      (Principal Accounting Officer)
Robert P. Armiak

/s/*
---------------------------------------      Director
Carolyn S. Melvin



* signed by Robert P. Armiak as Attorney-in-Fact under Power of Attorney.

                                  EXHIBIT INDEX


EXHIBIT NO.         DESCRIPTION
-----------         -----------
1.1                 Form of Underwriting Agreement

3.1                 Certificate of Formation for WFN Credit Company, LLC*

3.2                 Limited Liability Company Agreement for WFN Credit Company, LLC*

4.1                 Form of Master Indenture

4.2                 Form of Indenture Supplement, including form of Notes

4.3                 Form of Transfer and Servicing Agreement

4.4                 Form of Trust Agreement of World Financial Network Credit Card
                    Master Note Trust

4.5                 Form of Administration Agreement

4.6                 Form of Pooling and Servicing Agreement

4.7                 Form of Collateral Series Supplement

4.8                 Form of Receivables Purchase Agreement

5.1                 Opinion of Mayer, Brown & Platt with respect to legality

8.1                 Opinion of Mayer, Brown & Platt with respect to tax matters

23.1                Consent of Mayer, Brown & Platt (included in Exhibits 5.1 and 8.1)

24.1                Power of Attorney*

25.1                Form T-1 Statement of Eligibility and Qualification under the Trust
                    Indenture Act of 1939, as amended, of BNY Midwest Trust Company, as indenture trustee under the Indenture


----------


* Previously filed